UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SCHRÖDINGER, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Preliminary Proxy Statement
Subject to Completion Dated April 11, 2024

1540 Broadway, 24th Floor
New York, New York 10036
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, June 18, 2024
Dear Stockholders:
You are cordially invited to virtually attend the 2024 annual meeting of stockholders, or the Annual Meeting, of Schrödinger, Inc. The Annual Meeting will be held via the Internet at a virtual audio web conference at www.virtualshareholdermeeting.com/SDGR2024 on Tuesday, June 18, 2024, at 11:00 a.m., Eastern time.
At the Annual Meeting, the stockholders will consider and vote on the following matters:
1.Election of three Class I directors, Ramy Farid, Gary Ginsberg and Arun Oberoi, each to serve for a three-year term expiring at the 2027 annual meeting of stockholders and until his respective successor has been duly elected and qualified;
2.Approval of an advisory vote on executive compensation;
3.Approval of an amendment to the Schrödinger, Inc. 2022 Equity Incentive Plan to increase the number of shares of our common stock available for issuance thereunder by 5,000,000 shares;
4.Approval of an amendment to the Schrödinger, Inc. 2020 Employee Stock Purchase Plan to increase the number of shares of our common stock available for issuance thereunder by 413,155 shares;
5.Approval of an amendment to the Schrödinger, Inc. Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation;
6.Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
7.Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.
You can find more information, including the nominees for director, in the proxy statement for the Annual Meeting, which is available for viewing, printing and downloading at www.proxyvote.com. The board of directors recommends that you vote “FOR” each of the Class I directors (Proposal No. 1), “FOR” the approval of the advisory vote on executive compensation, commonly referred to as the “say-on-pay” vote (Proposal No. 2), “FOR” the approval of the amendment to the Schrödinger, Inc. 2022 Equity Incentive Plan (Proposal No. 3), “FOR” the approval of the amendment to the Schrödinger, Inc. 2020 Employee Stock Purchase Plan (Proposal No. 4), “FOR” the approval of the amendment to the
Schrödinger, Inc. Restated Certificate of Incorporation (Proposal No. 5), and “FOR” the ratification of the appointment of our independent registered public accounting firm (Proposal No. 6), each as outlined in the attached proxy statement.
We are pleased to comply with the rules of the Securities and Exchange Commission that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we plan to send to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice of Availability, instead of a paper copy of the proxy statement and our annual report for the fiscal year ended December 31, 2023, or the 2023 Annual Report. We plan to mail the Notice of Availability on or about April [__], 2024, and the Notice of Availability contains instructions on how to access our proxy materials over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can request a paper copy of our proxy materials, including the proxy statement, our 2023 Annual Report, and a form of proxy card.
Stockholders of record at the close of business on April 22, 2024, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Your vote is important to us regardless of the number of shares you own. Whether or not you expect to virtually attend the Annual Meeting online, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. If you are a stockholder of record, you may vote your shares by proxy prior to the Annual Meeting on the Internet by visiting www.proxyvote.com, by telephone by calling 1-800-690-6903 and following the recorded instructions, or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by telephone or the Internet and then decide to attend the Annual Meeting and vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.
If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the bank, broker or other nominee that you must follow for your shares to be voted.
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor, New York, NY 10104
(800) 561-3947 (toll-free in North America)
+1 (781) 575-2137 (outside of North America)
A complete list of registered stockholders will be available to stockholders of record for examination at 1540 Broadway, 24th Floor, New York, New York 10036 during the 10-day period ending on the day before the Annual Meeting. Further information about how to attend the Annual Meeting online, vote your shares and submit questions is included in the accompanying proxy statement.

By Order of the Board of Directors,
/s/ Yvonne Tran

Yvonne Tran Chief Legal Officer and Corporate Secretary
New York, New York April [__], 2024

Important Notice Regarding Internet Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to be held on June 18, 2024: The attached proxy statement and our 2023 annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2023, are available for viewing, printing and downloading at www.proxyvote.com. These documents are also available to any stockholder who wishes to receive a paper copy upon written request to Schrödinger, Inc., 1540 Broadway, 24th Floor, New York, New York 10036, Attention: Investor Relations. The proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2023 are also available on the SEC’s website at www.sec.gov.

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
PROPOSAL NO. 1—ELECTION OF THREE CLASS I DIRECTORS	8
PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION	13
PROPOSAL NO. 3—APPROVAL OF AN AMENDMENT TO THE SCHRÖDINGER, INC. 2022 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER BY 5,000,000 SHARES	15
PROPOSAL NO. 4—APPROVAL OF AN AMENDMENT TO THE SCHRÖDINGER, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER BY 413,155 SHARES	30
PROPOSAL NO. 5—APPROVAL OF AN AMENDMENT TO THE SCHRÖDINGER, INC. RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION	35
PROPOSAL NO. 6—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024	39
CORPORATE GOVERNANCE	41
EXECUTIVE AND DIRECTOR COMPENSATION	50
EXECUTIVE COMPENSATION TABLES	70
TRANSACTIONS WITH RELATED PERSONS	88
PRINCIPAL STOCKHOLDERS	91
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	93
STOCKHOLDER PROPOSALS FOR OUR 2025 ANNUAL MEETING OF STOCKHOLDERS	94
STOCKHOLDERS SHARING THE SAME ADDRESS	95
OTHER MATTERS	96
APPENDIX A—AMENDMENT NO. 1 TO 2022 EQUITY INCENTIVE PLAN	A-1
APPENDIX B—2022 EQUITY INCENTIVE PLAN, AS AMENDED	B-1
APPENDIX C—AMENDMENT NO 1. TO 2020 EMPLOYEE STOCK PURCHASE PLAN	C-1
APPENDIX D—2020 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED	D-1
APPENDIX E—CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF SCHRÖDINGER, INC.	E-1

1540 Broadway, 24th Floor
New York, New York 10036
(212) 295-5800
PROXY STATEMENT FOR THE
2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, June 18, 2024
INFORMATION CONCERNING SOLICITATION AND VOTING
This proxy statement contains information about the Annual Meeting of Stockholders of Schrödinger, Inc., or the Annual Meeting, to be held on Tuesday, June 18, 2024, at 11:00 a.m., Eastern time. The Annual Meeting will be held via the Internet at www.virtualshareholdermeeting.com/SDGR2024. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Further information about how to attend the Annual Meeting online is included in this proxy statement.
The board of directors of Schrödinger, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting and at any adjournment or postponement of that meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, references to “Schrödinger,” “the Company,” “our company,” “we,” “us,” “our” and similar terms refer to Schrödinger, Inc. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this proxy statement.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendations of our board of directors.
Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice of Availability, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2023, or the 2023 Annual Report. We plan to mail the Notice of Availability on or about April [__], 2024, and the Notice of Availability contains instructions on how to access our proxy materials over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can request a paper copy of our proxy materials, including this proxy statement, our 2023 Annual Report, and a form of proxy card.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 18, 2024:
This proxy statement and our 2023 Annual Report are
available for viewing, printing and downloading at www.proxyvote.com.
A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request Schrödinger, Inc., 1540 Broadway, 24th Floor, New York, New York 10036, Attention: Investor Relations. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2023 are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Q: What is the Purpose of the Annual Meeting?
A: At the Annual Meeting, our stockholders will consider and vote on the following matters:
1.Election of three Class I directors, Ramy Farid, Gary Ginsberg and Arun Oberoi, each to serve for a three-year term expiring at the 2027 annual meeting of stockholders and until his respective successor has been duly elected and qualified;
2.Approval of an advisory vote on executive compensation;
3.Approval of an amendment to the Schrödinger, Inc. 2022 Equity Incentive Plan to increase the number of shares of our common stock available for issuance thereunder by 5,000,000 shares;
4.Approval of an amendment to the Schrödinger, Inc. 2020 Employee Stock Purchase Plan to increase the number of shares of our common stock available for issuance thereunder by 413,155 shares;
5.Approval of an amendment to the Schrödinger, Inc. Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation;
6.Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
7.Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first six items noted above.
Q: How Does the Board of Directors Recommend that I Vote on the Proposals?
A: Our board of directors unanimously recommends that you vote:
FOR the election of the three nominees to serve as Class I directors on our board of directors, each for a three-year term expiring at the 2027 annual meeting of stockholders and until his respective successor has been duly elected and qualified;
FOR the approval of the advisory vote on executive compensation;
FOR the approval of the amendment to the Schrödinger, Inc. 2022 Equity Incentive Plan, or the 2022 Plan, to increase the number of shares of our common stock available for issuance thereunder by 5,000,000 shares;
FOR the approval of the amendment to the Schrödinger, Inc. 2020 Employee Stock Purchase Plan, or the 2020 ESPP, to increase the number of shares of our common stock available for issuance thereunder by 413,155 shares;
FOR the approval of the amendment to the Schrödinger, Inc. Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and
FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
Q: How Can I Access the Proxy Materials?
A: The proxy materials, including this proxy statement, a proxy card and our 2023 Annual Report are available for viewing, printing and downloading on the Internet at www.proxyvote.com. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting paper materials in the Notice of Availability.

Q: Who Can Vote at the Annual Meeting?
A: Only stockholders at the close of business on the record date of April 22, 2024 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock and/or limited common stock that they held on that date. As of April 22, 2024, there were [__] shares of our common stock issued and outstanding and [__] shares of our limited common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Each share of limited common stock is entitled to one vote on each matter properly brought before the Annual Meeting, except for the election or removal of directors. Accordingly, each share of limited common stock is not entitled to vote on Proposal No. 1, but may vote on Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5 and Proposal No. 6.
Q: What is the Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”?
A: Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the “stockholder of record” of those shares. In this case, your Notice of Availability has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice of Availability and in the section titled “How Do I Vote?” below.
Beneficial Owner of Shares Held in Street Name. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice of Availability will be sent to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction form provided to you by that organization.
Q: Why is the Annual Meeting a Virtual, Online Meeting?
A: We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted and accessible during the Annual Meeting at www.virtualshareholdermeeting.com/SDGR2024. We have designed the virtual annual meeting to provide stockholders with the same rights and opportunities to participate as stockholders would have had at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
Q: How Do I Virtually Attend the Annual Meeting?
A: The Annual Meeting will be a virtual meeting and you may not attend in person. The Annual Meeting will start at 11:00 a.m., Eastern time, on June 18, 2024. You may log on to the virtual meeting at www.virtualshareholdermeeting.com/SDGR2024 starting 30 minutes before it begins. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 10:45 a.m., Eastern time, on June 18, 2024. If you encounter any difficulties accessing the virtual Annual Meeting, please contact technical support by following the instructions and technical support contact information, which will be provided to you at the virtual meeting website listed above.
Q: How Do I Vote?
A: If you are the stockholder of record of your shares, you can vote your shares by proxy prior to the Annual Meeting or online during the Annual Meeting. If you choose to vote by proxy prior to the Annual Meeting, you may do so by telephone, via the Internet or by mail as follows:
•By Telephone Prior to the Annual Meeting. You may transmit your proxy over the phone by calling 1-800-690-6903 and following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you call.
•Via the Internet Prior to the Annual Meeting. You may transmit your proxy via the Internet by following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your

Notice of Availability or proxy card in hand when you access the website. The website for voting is available at www.proxyvote.com.
•By Mail Prior to the Annual Meeting. If you requested printed copies of proxy materials, you may vote by mailing your proxy card as described in the proxy materials.
Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern time, on June 17, 2024, and mailed proxy cards must be received by 11:59 p.m. Eastern time on June 17, 2024, in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.
If you choose to vote online during the Annual Meeting, you may vote your shares electronically while attending the Annual Meeting by following the instructions found on your Notice of Availability, proxy card and/or voting instruction form. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.
If your shares are held in street name, your bank, broker or other nominee is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, will be forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization.
Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that, if you become unable to attend the Annual Meeting, your shares will be voted as directed by you.
Q: Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?
A: No. The Notice of Availability and proxy card contain instructions on how to vote by proxy via the Internet, by telephone, by requesting and returning a paper proxy card, or by voting online while virtually attending the Annual Meeting.
Q: How Do I Submit a Question for the Annual Meeting?
A: Questions may be submitted prior to the Annual Meeting at www.proxyvote.com or you may submit questions in real time during the Annual Meeting using our Annual Meeting platform at www.virtualshareholdermeeting.com/SDGR2024. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted and accessible during the Annual Meeting at www.virtualshareholdermeeting.com/SDGR2024. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants. We will answer appropriate questions that are pertinent to the matters to be voted on by the stockholders at the Annual Meeting. Because time is limited at the Annual Meeting, we may not be able to answer all questions that are submitted. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at ir@schrodinger.com. To promote fairness and the efficient use of our resources and to address all stockholder questions, we will limit each stockholder to two questions, which should each be succinct and should cover only one topic. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized, and answered together.
Q: May I See a List of Stockholders Entitled to Vote as of the Record Date?
A: A list of stockholders as of the close of business on the record date will be available for examination by the stockholders for any purpose germane to the Annual Meeting for a period of 10 days ending on June 17, 2024 at 1540 Broadway, 24th Floor, New York, New York 10036.

Q: How Many Shares Must Be Represented to Have a Quorum and Hold an Annual Meeting of Stockholders?
A: A quorum of stockholders is necessary to hold a valid meeting. Our Amended and Restated Bylaws provide that a quorum will exist if stockholders holding a majority in voting power of the shares of capital stock issued and outstanding and entitled to vote at the meeting are present at the meeting in person, present by means of remote communication or represented by proxy. Where a separate vote by a class of capital stock is required by law or our Restated Certificate of Incorporation, the holders of a majority in voting power of the shares of such class of the capital stock issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. Shares present virtually during the Annual Meeting will be considered shares present by means of remote communication at the Annual Meeting. Our board of directors has authorized the means of remote communication by which we plan to conduct the Annual Meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until a quorum is obtained.
Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your bank, broker or other nominee submits a proxy for your shares (because the bank, broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the bank, broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.
Q: What Ballot Measures are Considered “Discretionary” versus “Non-Discretionary”?
A: The election of directors (Proposal No. 1), the advisory vote on executive compensation (Proposal No. 2), the amendment to the 2022 Plan (Proposal No. 3), the amendment to the 2020 ESPP (Proposal No. 4), and the amendment to our Restated Certificate of Incorporation (Proposal No. 5) are matters considered non-discretionary under applicable rules. A bank, broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal Nos. 1, 2, 3, 4 and 5.
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 6) is a matter considered discretionary under applicable rules. A bank, broker or other nominee generally may exercise discretionary authority and vote on discretionary matters if no voting instructions have been provided. Therefore, if your shares are held in “street name,” your bank, your broker or other nominee may exercise discretionary authority to vote on Proposal No. 6 in the absence of voting instructions from you. If they exercise this discretionary authority, no broker non-votes are expected in connection with Proposal No. 6.
Q: What Vote is Required to Approve Each Proposal?
A: A nominee will be elected as a director in an uncontested election if the votes cast “for” such nominee’s election by the stockholders entitled to vote exceed the votes cast “against” the nominee’s election (Proposal No. 1). Stockholders are not entitled to vote any shares of limited common stock in an election of directors. Abstentions and broker non-votes will not be counted as votes “for” or “against” such nominee’s election. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposal No. 1.
The affirmative vote of the holders of shares of capital stock having a majority in voting power of the votes cast by the holders of all of the shares present or represented by proxy and voted “for” or “against” such matter will be required for: approval of the advisory vote on executive compensation (Proposal No. 2), the approval of the amendment to the 2022 Plan (Proposal No. 3), the approval of the amendment to the 2020 ESPP (Proposal No. 4), and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 6). Abstentions and broker non-votes will not be counted as votes cast or voted on Proposal Nos. 2, 3, 4 and 6. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposal Nos. 2, 3, 4 and 6.
The affirmative vote of the holders of shares of capital stock representing a majority of our outstanding shares of capital stock entitled to vote thereon will be required for approval of the amendment to our Restated Certificate of Incorporation (Proposal No. 5). Abstentions and broker non-votes will have the same effect as a vote cast “against” Proposal No. 5.
As described in more detail in Proposal No. 2, because this proposal is non-binding, our board of directors may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.

Q: What Happens if an Incumbent Director Nominee Fails to Receive More “For” Votes than “Against” Votes in an Uncontested Election?
A: Under our majority vote standard for the election of directors, the votes cast “for” a nominee must exceed the votes cast “against” that nominee. Our Corporate Governance Guidelines set forth a process that takes effect if an incumbent director nominee receives more “against” votes than “for” votes in an uncontested election. Upon such an occurrence, the affected director is expected, promptly following certification of the stockholder vote, to submit to the board of directors his or her offer to resign from the board. Such incumbent director shall continue to serve as a director while our nominating and corporate governance committee decides whether to accept or reject the resignation offer.  The nominating and corporate governance committee will promptly consider the resignation offer submitted by such incumbent director and recommend to the board of directors the action to be taken with respect to such resignation offer. Such action may range from accepting the resignation, to maintaining such incumbent director but addressing what the nominating and corporate governance committee believes to be the underlying cause of the votes “against” the director, to resolving that such incumbent director will not be re-nominated for election in the future, to rejecting the resignation, to such other action that the nominating and corporate governance committee determines to be in the best interests of our company and our stockholders. In reaching its recommendation, the nominating and corporate governance committee will consider all factors it deems relevant. The board of directors will then act on the nominating and corporate governance committee’s recommendation, considering the factors considered by the nominating and corporate governance committee and such additional factors the board of directors believes to be relevant. After the board’s determination, we will promptly publicly disclose the board’s decision regarding the action to be taken with respect to such incumbent director’s resignation. If the board’s decision is to not accept the resignation, such disclosure will include the reasons for not accepting the resignation. If the director’s resignation is accepted, then the board of directors may fill the resulting vacancy in accordance with our amended and restated bylaws or may decrease the size of our board of directors. Our Corporate Governance Guidelines are posted on our website at www.schrodinger.com.
Q: Can I Revoke My Proxy and Can I Change My Vote?
A: If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Annual Meeting:
•by submitting by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How Do I Vote?” section above;
•by voting online at the Annual Meeting using the procedures described in the “How Do I Vote?” section above; or
•by filing a written revocation with our corporate secretary.
If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your shares. You may also vote online during the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions.
Your virtual attendance at the Annual Meeting, without voting online during the Annual Meeting, will not automatically revoke your proxy.
Q: How Are the Votes Counted?
A: Votes cast online during the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.
Q: What are the Costs of Proxy Solicitation?
A: We will bear the costs of soliciting proxies. Our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile, email, personal interviews and other means.
We have retained Georgeson LLC, a proxy solicitation firm, or the Proxy Solicitor, to solicit proxies in connection with the Annual Meeting at a cost of approximately $15,000, plus reimbursement of certain expenses and fees for additional services requested. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf.  Proxies will be solicited by the Proxy Solicitor by mail, telephone, e-mail and in person.
Q: Where Can I Find the Voting Results?
A: We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding our plans, strategies and expectations for our business and the potential benefits of our strategic plans and focus. Statements including words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would” and statements in the future tense are forward-looking statements. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the company and on assumptions the company has made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and important factors that are beyond our control, including the demand for our software platform, our ability to further develop our computational platform, our reliance upon third-party providers of cloud-based infrastructure to host our software solutions, factors adversely affecting the life sciences industry, fluctuations in the value of the U.S. dollar and foreign currencies, our reliance upon third-party drug discovery collaborators, the uncertainties inherent in drug discovery, development and commercialization, such as the conduct of research activities and the timing of and our ability to initiate and complete preclinical studies and clinical trials, whether results from preclinical studies and early clinical trials will be predictive of the results of later preclinical studies and clinical trials, uncertainties associated with the regulatory review of investigational new drug submissions, clinical trials and applications for marketing approvals, the ability to retain and hire key personnel and other risks detailed under the caption “Risk Factors” in our Securities and Exchange Commission filings and reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission on February 28, 2024, as well as our future filings and reports. Any forward-looking statements contained in this proxy statement speak only as of the date hereof. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this proxy statement as a result of new information, future events, changes in expectations or otherwise.

PROPOSAL NO. 1—ELECTION OF THREE CLASS I DIRECTORS
Our board of directors currently consists of nine members. In accordance with the terms of our restated certificate of incorporation, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the Class I directors are Ramy Farid, Gary Ginsberg and Arun Oberoi, and their term expires at the Annual Meeting;
•the Class II directors are Jeffrey Chodakewitz, Michael Lynton and Nancy A. Thornberry, and their term expires at the annual meeting of stockholders to be held in 2025; and
•the Class III directors are Richard A. Friesner, Rosana Kapeller-Libermann and Gary Sender, and their term expires at the annual meeting of stockholders to be held in 2026.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our Restated Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of our board of directors. Our Restated Certificate of Incorporation also provides that our directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of common stock, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Upon the recommendation of our nominating and corporate governance committee, our board of directors has nominated Ramy Farid, Gary Ginsberg and Arun Oberoi, for election as Class I directors at the Annual Meeting. Dr. Farid, Mr. Ginsberg and Mr. Oberoi are all presently directors, and have indicated a willingness to continue to serve as directors, if elected. Mr. Oberoi was elected to our board of directors in May 2022 by our board of directors, upon the recommendation of the nominating and corporate governance committee, and he is standing for election by our stockholders for the first time at this Annual Meeting.
If no contrary indication is made, proxies are to be voted for Dr. Farid, Mr. Ginsberg and Mr. Oberoi, or in the event that Dr. Farid, Mr. Ginsberg or Mr. Oberoi is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.
Our Corporate Governance Guidelines provide that the value of diversity should be considered and that director nominees should represent a diverse array of personal and professional characteristics, backgrounds, experiences and skills, including gender, racial or ethnic identity, international experience and/or expertise in a particular discipline or field. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among our board members, knowledge of our business, understanding of the competitive landscape in which we operate and adherence to high ethical standards. In addition, as further described under “Executive Summary — Election of Directors Vote Support,” we regularly solicit feedback from our stockholders, and our nominating and corporate governance committee, together with senior management, consider board, governance and related matters raised by our stockholders during our engagements to ensure that we are identifying and nominating directors who, among other things, have demonstrated business acumen and have a commitment to understanding our industry and company. Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described in the following paragraphs.
Nominees for Election as Class I Directors
Biographical information as of April 1, 2024, including principal occupation and business experience during the last five years, for our nominees for election as Class I directors at the Annual Meeting is set forth below.
Ramy Farid, Ph.D., age 59, has served as our president since January 2008, our chief executive officer since January 2017 and as a member of our board of directors since December 2012. Dr. Farid has been with our company for over 20 years and served as senior vice president from January 2005 to December 2007, vice president, scientific development and product management from January 2003 to December 2004 and product manager from January 2002 to December 2002. Dr. Farid serves on the board of directors of multiple biotechnology companies co-founded by us, and previously served on the board of directors of Morphic Holding, Inc., a biotechnology company. Prior to joining our company, Dr. Farid was an assistant professor in the Chemistry Department at Rutgers University. Dr. Farid received a B.S. in Chemistry from the University of Rochester and a Ph.D. from the California Institute of Technology, and he was a National Institutes of Health postdoctoral fellow in the Department of Biochemistry and Biophysics at the University of Pennsylvania. Dr. Farid currently serves on the board of directors of Structure Therapeutics, Inc., a publicly traded biopharmaceutical company. We believe that Dr. Farid’s extensive knowledge of our company and current role as our president and chief executive officer qualifies him to serve on our board of directors.
Gary Ginsberg, age 61, has served as a member of our board of directors since April 2020. Mr. Ginsberg served as the senior vice president and global head of communications at SoftBank Group Corp., or Softbank, an investment bank from November 2018 until December 2020. Before joining SoftBank, Mr. Ginsberg served as executive vice president of corporate marketing and communications at Time Warner Inc., a media company, from February 2010 to August 2018. Prior to that, Mr. Ginsberg spent 11 years at News Corporation, a media company, most recently as executive vice president of global marketing and corporate affairs and a member of the office of the chairman. Mr. Ginsberg currently serves on the board of directors of Townsquare Media, Inc., a publicly traded media company. Mr. Ginsberg also served on the board of directors of Synacor, Inc. from January 2012 to June 2020. Mr. Ginsberg received an A.B. in History from Brown University and a J.D. from Columbia University School of Law. We believe that Mr. Ginsberg’s business and leadership experience qualifies to him to serve on our board of directors.

Arun Oberoi, age 69, has served as a member of our board of directors since May 2022. Mr. Oberoi served as the executive vice president of global sales and services from April 2012 to August 2021 at Red Hat, Inc., a provider of enterprise open-source software solutions, which was acquired by International Business Machines Corporation, or IBM, in July 2019. Prior to that, from December 2010 to January 2012, Mr. Oberoi served as president and chief executive officer of Viridity Software, Inc., a data center infrastructure management company. From March 2008 to June 2010, Mr. Oberoi served as chief executive officer of Aveksa, Inc., an access governance and management software company. From January 2004 to February 2006, Mr. Oberoi was executive vice president of global sales and technical services at Micromuse, Inc., or Micromuse, a provider of network and service management solutions. Micromuse was acquired by IBM in February 2006, where Mr. Oberoi subsequently served as vice president within IBM Tivoli until March 2008. Prior to joining Micromuse, Mr. Oberoi held a series of senior executive positions at Hewlett-Packard Company from August 1997 until December 2003, including as vice president and general manager, worldwide corporate accounts and industries, sales and marketing. Mr. Oberoi serves on the board of directors of Proofpoint, Inc., an enterprise security company, and Talend S.A., an open source integration software provider, which are both portfolio companies of Thoma Bravo, L.P., Deeplite, Inc., a provider of intelligent AI optimization software, Paymentus Holdings, Inc., a publicly traded electronic billing and payment vendor. He has served as chairman of the supervisory board of SUSE S.A., a provider of open source hybrid cloud infrastructure software and portfolio company of EQT partners since January 2024. Mr. Oberoi received a B.A. from the University of Delhi and an M.B.A. from Kellogg School of Management, Northwestern University. We believe that Mr. Oberoi’s enterprise software, technology and business leadership experience qualifies him to serve on our board of directors.
The board of directors recommends voting “FOR” the election of Ramy Farid, Gary Ginsberg and Arun Oberoi as Class I directors for a three-year term ending at the annual meeting of stockholders to be held in 2027.
Directors Continuing in Office
Biographical information as of April 1, 2024, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.
Class II Directors (Term Expires at 2025 Annual Meeting of Stockholders)
Jeffrey Chodakewitz, M.D., age 68, has served as a member of our board of directors since April 2020. Dr. Chodakewitz has served as an advisory partner to Ascenta Capital, a private equity and venture capital firm, since December 2022 and has served as an executive/senior advisor to Blackstone Life Sciences, a life sciences fund, from March 2019 to January 2022. Before joining Blackstone Lifesciences, Dr. Chodakewitz served as executive vice president, clinical medicine and external innovation, at Vertex Pharmaceuticals Incorporated, or Vertex, a publicly traded pharmaceutical company, from April 2018 to March 2019. Dr. Chodakewitz served as executive vice president, global medicines development and medical affairs, and chief medical officer of Vertex from October 2014 to March 2018. Dr. Chodakewitz served as senior vice president and chief medical officer of Vertex from January 2014 to October 2014. Prior to joining Vertex, Dr. Chodakewitz spent over 20 years at Merck & Co., Inc., a pharmaceutical company, where he held a variety of roles including vice president of clinical research—infectious diseases & vaccines, vice president of clinical pharmacology/early stage development, senior vice president of late stage development, and senior vice president of global scientific strategy (infectious diseases, respiratory/immunology). Dr. Chodakewitz currently serves on the board of directors of Adicet Bio, Inc. (formerly known as resTORbio, Inc.), a publicly traded biopharmaceutical company, and Praxis Precision Medicines, Inc., a publicly traded biotechnology company. Dr. Chodakewitz also served as a member of the board of directors of Tetraphase Pharmaceuticals, Inc., a then publicly-traded biopharmaceutical company, from June 2014 to July 2020 and Freeline Therapeutics Holdings plc, a then publicly-traded biopharmaceutical company, from September 2019 to February 2024. Dr. Chodakewitz received a B.S. in Biochemistry from Yale University and an M.D. from the Yale University School of Medicine. We believe that Dr. Chodakewitz’s experience with pharmaceutical and biotechnology companies qualifies him to serve on our board of directors.
Michael Lynton, age 64, has served as a member of our board of directors since January 2018 and chairman of our board of directors since October 2018. Mr. Lynton served as chief executive officer of Sony Entertainment Inc., an international entertainment company, from April 2012 to August 2017, as chairman and chief executive officer of Sony Pictures Entertainment Inc., from January 2004 to May 2017 and as chief executive officer of Sony Corporation of America, from March 2012 to August 2017. Mr. Lynton currently serves as chairman of the board of directors of Snap Inc., a publicly traded technology company, and Warner Music Group Corp., a publicly traded media company, and as a member of the board of directors of Ares Management Corporation, a publicly traded, global alternative asset manager. Mr. Lynton also served as a member of the board of directors of Pandora Media, Inc. from August 2017 to February 2019, Pearson plc., a publicly traded publishing and education company, from February 2018 to June 2021 and The Boston Beer Company, Inc., a publicly traded beverage company, from October 2020 to May 2023. Mr. Lynton received a B.A. in History and Literature from Harvard College and an M.B.A. from Harvard Business School. We believe that Mr. Lynton’s public company board and management experience and his extensive business and leadership experience qualifies him to serve as chairman of our board of directors.
Nancy A. Thornberry, age 67, has served as a member of our board of directors since September 2019. Ms. Thornberry has served as chair, R&D of Kallyope, Inc., or Kallyope, a biotechnology company, since October 2021, and previously she served as chief executive officer of Kallyope from November 2015 to October 2021. Between August 2013 and October 2015, Ms. Thornberry was self-employed as a consultant to companies in the biotechnology and pharmaceutical industries. Prior to that, Ms. Thornberry spent over 30 years at Merck & Co., Inc., a pharmaceutical company, where she held a variety of positions including senior vice president and franchise head, diabetes and endocrinology, from April 2011 to July 2013, senior vice president and franchise head, diabetes and obesity, from September 2009 to April 2011, vice president, worldwide basic research head, diabetes and obesity, from February 2007 to September 2009 and executive director, metabolic disorders, from 2004 to February 2007, among other positions. Ms. Thornberry currently serves on the board of directors of Denali Therapeutics Inc., a publicly traded biopharmaceutical company, and Vertex Pharmaceuticals Incorporated, a publicly traded biotechnology company. Ms. Thornberry received a B.S. in Chemistry and Biology from Muhlenberg College. We believe Ms. Thornberry’s scientific background and experience in the life sciences industry qualifies her to serve on our board of directors.
Class III Directors (Term Expires at 2026 Annual Meeting of Stockholders)
Richard A. Friesner, Ph.D., age 71, has served as a member of our board of directors since August 1990, when he co-founded us. Dr. Friesner is currently the William P. Schweitzer professor of chemistry at Columbia University, the principal investigator of the Friesner Research Group, a research laboratory within the Department of Chemistry at Columbia University, and he has served as a professor of chemistry at Columbia University since September 1990. Dr. Friesner is a Fellow of the American Academy of Sciences and a member of the National Academy of Sciences. Dr. Friesner received a B.S. in Chemistry from the University of Chicago and a Ph.D. in Chemistry from the University of California, Berkeley. We believe that Dr. Friesner’s extensive experience in theoretical chemistry and his extensive knowledge of our company since inception, as well as his distinguished scientific record, qualifies him to serve on our board of directors.
Rosana Kapeller-Libermann, M.D., Ph.D., age 60, has served as a member of our board of directors since January 2019. Dr. Kapeller-Libermann has served as president and chief executive officer of Rome Therapeutics, Inc., a therapeutics company, since April 2019. She has also served as an entrepreneur in residence at GV, a venture capital investment arm of Alphabet Inc. since November 2018. Prior to that, Dr. Kapeller-Libermann served as founding chief scientific officer of Nimbus Therapeutics, or Nimbus, a biotechnology company, from February 2010 to March 2018. Prior to joining Nimbus, she served as vice president of research at Aileron Therapeutics, Inc., a biopharmaceutical company, from August 2005 to September 2009. Dr. Kapeller-Libermann received an M.D. from Universidade do Estado do Rio de Janeiro and a Ph.D. in

Molecular and Cellular Physiology from Tufts University. We believe Dr. Kapeller-Libermann’s scientific experience in the field of drug discovery and extensive experience working with life sciences companies qualifies her to serve on our board of directors.
Gary Sender, age 62, has served as a member of our board of directors since July 2019. Mr. Sender previously served as chief financial officer of Nabriva Therapeutics plc, or Nabriva, a publicly traded biopharmaceutical company, from May 2016 to March 2021. Prior to joining Nabriva, Mr. Sender served as chief financial officer and executive vice president at Synergy Pharmaceuticals Inc., or Synergy, a publicly traded biopharmaceutical company, from November 2015 to May 2016. Prior to joining Synergy, from August 2009 to June 2015, Mr. Sender served as senior vice president, finance at Shire plc., or Shire, a biopharmaceutical company since acquired by Takeda Pharmaceutical Company Limited. Prior to joining Shire, Mr. Sender served as founding chief financial officer of Tengion, Inc., a regenerative medicine company, from August 2004 to July 2009. Mr. Sender currently serves on the board of directors of Harmony BioSciences Holdings, Inc., a publicly traded pharmaceutical company, and iBio, Inc., a publicly traded biotechnology company.  Mr. Sender also spent over 15 years in several leadership roles within Merck & Co., Inc., a pharmaceutical company. Mr. Sender received a B.S. in Finance from Boston University and an M.B.A. from Carnegie-Mellon University. We believe Mr. Sender’s extensive experience in the life sciences industry, and in particular his financial acumen, qualifies him to serve on our board of directors.
Executive Officers Who Are Not Directors
Biographical information as of April 1, 2024 for our executive officers who are not directors is set forth below.
Robert Abel, Ph.D., age 42, has served as our executive vice president, chief scientific officer, platform since January 2024 and previously served as our chief computational scientist, and head of modeling R&D from March 2021 to January 2024. Dr. Abel has been with our company for nearly 15 years and previously served as our executive vice president, science, from January 2020 to March 2021, senior vice president, science, from April 2017 to December 2019, vice president, scientific development from January 2014 to April 2017, director of structure-based science from January 2011 to December 2013, senior principal scientist and product manager from January 2010 to December 2010 and senior scientist from March 2009 to December 2009. Dr. Abel received a B.S. in Chemistry from the University of Florida and a Ph.D. in Chemical Physics from Columbia University. In graduate school, Dr. Abel was a National Science Foundation Graduate Research Fellow and a Department of Homeland Security Research Fellow and worked from May 2005 to August 2005 at Los Alamos National Laboratory under the auspices of the DHS Research Fellowship.
Karen Akinsanya, Ph.D., age 56, has served as our president of R&D, therapeutics since February 2022 and previously served as our executive vice president, chief biomedical scientist, head of discovery R&D from January 2020 to February 2022 and as our senior vice president and chief biomedical scientist from April 2018 to December 2019. Dr. Akinsanya spent 12 years at Merck & Co., Inc., or Merck, a pharmaceutical company, where she held a variety of positions across Merck Research Labs, including associate vice president, early scientific assessment lead, business development & licensing from December 2013 to July 2017, collaboration lead and executive director, cardiovascular research from January 2010 to December 2013, and associate director, clinical pharmacology from October 2005 to December 2009. Prior to Merck, Dr. Akinsanya held a number of roles in drug discovery at Ferring Pharmaceuticals in the United Kingdom and the United States from 1997 to 2005. In 2007, Dr. Akinsanya founded Envision Science Group LLC, or Envision, a translational science consulting company, where she currently serves as president. Dr. Akinsanya provided consulting services on behalf of Envision to companies in the pharmaceutical industry between July 2017 and April 2018. Dr. Akinsanya currently serves on the board of directors of Nautilus Biotechnology, Inc., a publicly traded biotechnology company. Dr. Akinsanya received a B.Sc. in Biochemistry from Queen Mary College, University of London, a Ph.D. in Endocrine Physiology from the Imperial College and completed postdoctoral studies at the Ludwig Institute for Cancer Research, University College, London.
Margaret Dugan, M.D., age 67, has served as our chief medical officer since July 2023. Dr. Dugan is a board-certified medical oncologist and hematologist with more than 30 years of clinical, medical research, and drug development experience. Prior to joining our company, Dr. Dugan served as chief medical officer of Dracen Pharmaceuticals, Inc., or Dracen, an oncology company, from April 2018 to February 2023. Prior to her role at Dracen, Dr. Dugan held roles of increasing responsibility, including serving as a senior vice president at Novartis AG, where she led oncology-focused global strategic drug development, including several regulatory filings and approvals. Dr. Dugan currently serves on the board of directors of BeiGene, Ltd., a publicly traded biotechnology company. Dr. Dugan received a B.A. in Biology from New York University and an M.D. from New York University School of Medicine.

Patrick Lorton, age 40, has served as our chief operating officer, software since January 2024 and as our executive vice president, chief technology officer since March 2021. Mr. Lorton has been with our company for over 15 years and previously served as our senior vice president and chief technology officer from April 2017 to March 2021, vice president of engineering from January 2016 to April 2017, director of software engineering from January 2015 to January 2016, associate director of software engineering from December 2012 to January 2015, project leader from January 2011 to December 2012 and scientific developer from September 2006 to December 2012. Prior to joining our company, Mr. Lorton served as a chemistry research assistant from December 2005 to September 2006 and a computer science research assistant from August 2004 to July 2006 at Indiana University Bloomington. Mr. Lorton received a B.S. in Computer Science and a B.A. in Mathematics and Chemistry from Indiana University Bloomington.
Geoffrey Porges, age 63, has served as our executive vice president and chief financial officer since August 2022. Dr. Porges previously served as vice chairman of SVB Securities LLC (now known as Leerink Partners LLC), the former investment banking subsidiary of SVB Financial Group, or SVB Securities, from January 2022 to August 2022, and as venture partner of SVB Capital, the private equity arm of SVB Financial Group, from January 2022 to April 2023. Prior to his role as vice chairman, Dr. Porges held positions of increasing responsibility at SVB Securities, including serving as senior managing director from February 2019 to January 2022 and as senior biopharmaceuticals analyst and director of therapeutics research from November 2015 to February 2019. Prior to joining SVB Securities, Dr. Porges spent 13 years at Alliance Bernstein, an investment management firm, most recently serving as managing director. Prior to joining Alliance Bernstein, Dr. Porges was chief operating officer and head of health, medical and biotechnologies programs at BTG Plc, a pharmaceutical company, from 1999 to 2002 and was a member of the board of directors of Acambis plc from 2001 to 2003. Dr. Porges received a Bachelor of Medicine and a Bachelor of Surgery from the University of Sydney and an M.B.A. from Harvard Business School.

Yvonne Tran, age 53, has served as our chief people officer since May 2023 and as our executive vice president and chief legal officer since April 2017. She served as our general counsel from April 2010 to April 2017. Prior to joining our company, Ms. Tran previously served as senior corporate counsel at Oracle America, Inc., or Oracle, a technology company, from January 2008 to April 2010. Prior to joining Oracle, Ms. Tran served as outside legal consultant from January 2006 to January 2008 and deputy general counsel from April 2000 to January 2006 at DoubleClick, Inc., an advertising technology company since acquired by Google LLC. Ms. Tran received a B.A. in Molecular Biophysics and Biochemistry from Yale University and a J.D. from the University of Virginia School of Law.

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. At the 2022 annual meeting of stockholders, stockholders approved, on an advisory basis, an annual advisory vote on the compensation of our named executive officers. In accordance with the results of this vote, the Board determined to implement an advisory vote on the compensation of our named executive officers every year.
Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of our short- and long-term strategic and financial goals and for driving corporate financial performance and stability. The program contains elements of cash and equity-based compensation and is designed to align the interests of our executive officers with those of our stockholders.
The section of this proxy statement titled “Executive and Director Compensation” beginning on page 50, including “Compensation Discussion and Analysis,” describes in detail our executive compensation program, including the updates we made to the program to broaden our use of performance-based equity awards to our full team of executive officers starting in 2024, and the decisions made by our compensation committee and our board of directors with respect to the fiscal year ended December 31, 2023. Highlights of our executive compensation program include the following:
•Using a performance-based annual cash incentive program to link executive compensation to the achievement of long-term and short-term company goals;
•Setting challenging short-term goals for our cash incentive program;
•Providing a significant portion of our executive compensation in the form of equity with time-based vesting;
•Providing a significant portion of our executive compensation in the form of performance-based restricted stock units;
•Using market data from our peer group to set competitive compensation levels; and
•Maintaining stock ownership guidelines for our executives and non-employee directors.
As we describe in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executive officers with our stockholders. The board of directors and compensation committee believe this link between compensation and the achievement of our short- and long-term strategic and financial goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.
Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis”, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The board of directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” this proposal.

PROPOSAL NO. 3—APPROVAL OF AN AMENDMENT TO THE SCHRÖDINGER, INC. 2022 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER BY 5,000,000 SHARES

Why We Are Requesting Stockholder Approval
We are asking our stockholders to approve an amendment to the Schrödinger, Inc. 2022 Equity Incentive Plan (the “2024 Plan Amendment”) to increase the number of shares of common stock available for issuance under the plan by 5,000,000 shares. The 2024 Plan Amendment amends the Schrödinger, Inc. 2022 Equity Incentive Plan (the “Current Plan”). We refer to the Current Plan, as so amended by the 2024 Plan Amendment, as the “Amended Plan”. Our board of directors believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. We believe that our stock-based compensation programs are central to this objective. To that end, and based on careful weighing of these considerations, as more fully described below, on March 18, 2024, upon the recommendation of the compensation committee, our board of directors adopted, subject to stockholder approval, the 2024 Plan Amendment.
The Current Plan is our existing equity incentive plan, which was originally approved by the board of directors on March 15, 2022 and by our stockholders on June 15, 2022. When the Current Plan was adopted, we expected that the share pool under the Current Plan would allow us to continue to grant equity awards (other than to newly hired employees who receive grants under the Schrödinger, Inc. 2021 Inducement Equity Incentive Plan, as amended (the “Inducement Plan”), to the extent eligible) at our historic rates for approximately two to three years. Consistent with our expectations, the remaining share pool under the Current Plan is insufficient to meet our equity compensation needs. The 2024 Plan Amendment increases the share pool under the Current Plan by 5,000,000 shares of common stock. No other changes are being made to the Current Plan. If the 2024 Plan Amendment is approved, the new shares of common stock reserved under the Amended Plan would represent approximately 6.88% of our 63,472,866 outstanding shares of common stock and 9,164,193 limited common stock as of April 1, 2024. Our board of directors believes the proposed dilution to stockholders as a result of the 2024 Plan Amendment is judicious and sustainable and, importantly, critical to meet our business goals. We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. If the 2024 Plan Amendment is not approved by our stockholders, we will not have sufficient shares remaining available under the Current Plan to meet our equity incentive needs as we continue to grow, including as we progress the development of our proprietary drug discovery programs, as we continue to advance and expand our physics-based computational platform, and through potential future acquisitions.
We intend to utilize the Amended Plan as we have utilized the Current Plan: specifically, to grant equity awards to our employees, non-employee directors, consultants, and advisors in order to recruit, incentivize, retain and reward those who are critical to our success. Our compensation committee determined the requested number of shares for the 2024 Plan Amendment based on projected annual equity awards to our employees and non-employee directors, employee recognition and promotion awards, and an assessment of the magnitude of the share reserve under the Amended Plan that our stockholders would likely find acceptable. If our stockholders approve the 2024 Plan Amendment, subject to adjustment in the event of stock splits and other similar events, awards may be made under the Amended Plan for up to a number of shares of common stock equal to the sum of (i) 10,000,000 shares of common stock and (ii) such additional number of shares of common stock (up to 10,605,822 shares) as is equal to the sum of (A) the number of shares of common stock reserved for issuance under our 2020 Equity Incentive Plan, (which we refer to as the “2020 Plan”) that remained available for the grant of awards under the 2020 Plan immediately prior to the approval of the Current Plan by our stockholders on June 15, 2022, which we refer to as the original effective date, and (B) the number of shares of common stock subject to awards granted under the 2020 Plan and under our 2010 Stock Plan (which we refer to as the “2010 Plan”) that were outstanding as of the original effective date but which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original purchase price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”)).
In addition to a limited number of grants made to newly hired employees under the Current Plan, we have relied on the inducement grant exception under Nasdaq Listing Rule 5635(c)(4) to grant nonstatutory stock options and restricted stock units (“RSUs”) under the Inducement Plan (such awards, the “Inducement Awards”) to newly hired employees who are eligible under the Nasdaq rules to receive such grants. We expect to continue using Inducement Awards for substantially all of our new-hire equity grants.

We expect that the proposed share pool under the Amended Plan will allow us to continue to grant equity awards (other than to newly hired employees, who will generally receive awards under the Inducement Plan, to the extent eligible) for approximately two to three years, but the actual duration of the share pool may vary based on changes in participation, market practices and our stock price.
The following table includes information, as of April 1, 2024, regarding all of our outstanding equity awards under all of our equity-based compensation plans and arrangements under which shares of common stock may be issued, other than our 2020 Employee Stock Purchase Plan. This includes (i) shares subject to outstanding awards under the Current Plan, the 2020 Plan and the 2010 Plan, as well as shares subject to outstanding Inducement Awards, and (ii) up to 1,051,302 shares of common stock available under the Current Plan for future awards that we may make between April 1, 2024 and the date of the Annual Meeting, as well as 138,980 shares of common stock that remain available for grant under the Inducement Plan.

Number of outstanding stock options	12,308,032
Weighted average exercise price of outstanding stock options	$29.66
Weighted average remaining contractual term of outstanding stock options (years)	7
Number of outstanding RSUs (including performance-based restricted stock units (“PRSUs”) (assuming maximum performance for PRSUs))(1)	1,963,144
Shares available for the grant of new awards under the Inducement Plan	138,980
New shares requested for approval pursuant to the 2024 Plan Amendment	5,000,000
Estimated total number of shares available for the grant of new awards under all equity-based compensation plans, assuming stockholder approval of the 2024 Plan Amendment and assuming maximum performance of PRSUs(2)	6,190,282
Number of shares of common stock outstanding	63,472,866
Number of shares of common stock and limited common stock outstanding	72,637,059
(1)The number of outstanding RSUs (including performance-based restricted stock units “PRSUs”) (assuming target performance for PRSUs) is 1,882,246.
(2)Estimated total number of shares remaining available for issuance under all equity-based compensation plans assuming stockholder approval of the 2024 Plan Amendment and assuming target performance for PRSUs is 6,271,180.
As of April 1, 2024, there were no outstanding shares of restricted stock, no stock appreciation rights (“SARs”), or any other stock-based awards.
If the 2024 Plan Amendment is not approved by our stockholders, our inability to make competitive equity awards to retain talented employees in a highly competitive market would likely have an adverse impact on our business. Further, if the 2024 Plan Amendment is not approved by our stockholders, we could be forced to increase cash compensation, which will reduce the resources we are able to allocate to meeting our business needs and objectives. Therefore, we consider approval of the 2024 Plan Amendment vital to our future success.
If this proposal is approved by our stockholders, we intend to register the additional shares of common stock reserved for issuance under the Amended Plan by filing a Registration Statement on Form S-8 as soon as practicable following such approval.
Our board of directors believes approval of the 2024 Plan Amendment is in the best interests of Schrödinger and its stockholders and recommends a vote “FOR” the approval of the 2024 Plan Amendment.
Following below is a discussion of:
•Reasons Why Stockholders Should Approve the 2024 Plan Amendment;
•Highlights of the Amended Plan;
•Information Regarding Overhang and Burn Rate; and
•Description of the Amended Plan.

Reasons Why Stockholders Should Approve the 2024 Plan Amendment
Attracts, Retains and Motivates Talent. It is critical to our success that we recruit, retain and motivate the best talent in what is a tremendously competitive labor market. Equity-based compensation has always been and will continue to be a key component in our ability to pay market-competitive compensation to our newly hired employees, but also to retain our existing employees.
Aligns with Our Pay-for-Performance Compensation Philosophy. We believe that equity-based compensation is inherently performance-based. As the value of our stock appreciates, our employees receive greater compensation at the same time that our stockholders are receiving a greater return on their investment. Conversely, if the stock price does not appreciate following the grant of an equity award, then our employees would not receive any compensation in respect of stock options and would receive lower compensation than intended in respect of RSUs. Further, our board of directors has awarded PRSUs to certain employees, which are contingent on meeting pre-defined performance criteria, thereby furthering our commitment to pay-for-performance and alignment with value creation for our stockholders.
Aligns Employee and Director Interests with Stockholder Interests. Providing a significant portion of our employee and non-employee director compensation in the form of equity directly aligns the interests of those employees and directors with the interests of our stockholders. If the 2024 Plan Amendment is approved by stockholders, we will be able to continue granting equity-based incentives that foster this alignment between our employees and non-employee directors and our stockholders.
Consistent with Stockholder Interests and Sound Corporate Governance. As described under the heading “Highlights of the Amended Plan” and more thoroughly below, the Amended Plan was purposefully designed to include features that are consistent with the interests of our stockholders and sound corporate governance practices.
Highlights of the Amended Plan
The Amended Plan includes several features that are consistent with protecting the interests of our stockholders and sound corporate governance practices. These features are highlighted below, are not being changed in connection with the 2024 Plan Amendment and are more fully described in the summary of the Amended Plan further below in this proposal.
No Evergreen. The Amended Plan does not include an “evergreen” or other provision that provides for automatic increases in the number of shares available for grant under the plan, and therefore any increase to the maximum share reserve under the Amended Plan, including the increase proposed by the 2024 Plan Amendment, is subject to approval by our stockholders, allowing our stockholders to have a say in our equity compensation programs.
No Repricing of Awards. The Amended Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.
Clawback Policy. In accepting an equity award under the Amended Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future. Covered executives are subject to our Clawback Policy that we adopted in November 2023.
No Liberal Share Recycling. The Amended Plan prohibits the re-granting of shares (i) withheld or delivered to satisfy the exercise price of an award or tax withholding obligations, (ii) subject to a stock appreciation right, or SAR, and that are not issued upon a net settlement or net exercise, or (iii) repurchased on the open market using proceeds from the exercise of an award.
No Automatic Vesting of Awards on a Corporate Transaction. The Amended Plan does not provide for the automatic vesting of awards in connection with a corporate transaction.
No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.
No Reload Options or SARs. No options or SARs may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original award.

No Dividend Equivalents on Options or SARs. No options or SARs may provide for the payment or accrual of dividend equivalents.
Dividends and Dividend Equivalents Not Paid Until Award Vests. Dividends or dividend equivalents paid with respect to restricted stock, RSUs, performance awards or other stock-based awards are subject to the same restrictions on transfer and forfeitability as the award with respect to which they are paid.
Limit on Non-Employee Director Compensation. The maximum aggregate amount of cash earned or paid and value of awards (calculated based on grant date fair value for financial reporting purposes) granted to any non-employee director in any calendar year may not exceed $750,000, in the case of an incumbent director and may not exceed $1,000,000, in any calendar year for any individual non-employee director in that non-employee director’s initial year of election or appointment. Exceptions to these limitations may only be made by our board of directors in extraordinary circumstances provided that the non-employee director receiving any additional compensation does not participate in the decision to award such compensation.
Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment to the Amended Plan that would (i) materially increase the number of shares authorized (other than as provided under the Amended Plan with respect to certain corporate events or substitute awards), (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.
Administered by an Independent Committee. The Amended Plan is administered by our compensation committee, which is made up entirely of independent directors.
Information Regarding Overhang and Burn Rate
In developing our share request for the 2024 Plan Amendment and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate.”
Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the number of shares of common stock and limited common stock outstanding. As of April 1, 2024, there were 14,271,176 shares underlying all equity awards outstanding (assuming maximum performance for PRSUs), 1,051,302 shares available under the Current Plan for future awards between April 1, 2024 and the Annual Meeting (assuming maximum performance for PRSUs), 138,980 shares available under the Inducement Plan and 72,637,059 shares of common stock and limited common stock outstanding. Accordingly, our overhang at April 1, 2024 was 21.29%. If the 5,000,000 shares proposed to be authorized for grant under the 2024 Plan Amendment are included in the calculation, our overhang on April 1, 2024 would have been 28.17%.
Significantly, of the 12,308,032 stock options outstanding as of April 1, 2024, a significant portion are “underwater,” which means that the stock options have exercise prices per share that exceed the current trading price of our common stock. Specifically, we had 12,308,032 stock options outstanding as of April 1, 2024, with exercise prices per share ranging from $1.57 to $102.48. Of such outstanding stock options, 5,177,083 options are “underwater,” with exercise prices per share that exceed the closing price of our common stock on April 1, 2024, with 2,812,471 of such underwater options being vested and exercisable as of April 1, 2024 and 2,364,612 of such underwater options being unvested as of April 1, 2024. The 5,177,083 stock options that are underwater accounted for 33.48% of our overhang as of April 1, 2024. Despite the substantial number of our outstanding stock options that are underwater, we have not sought approval by our stockholders of an option repricing or exchange program because we believe that the interests of our employees in increasing our stock price should be aligned with the interests of our stockholders in such an increase.
Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares of common stock and limited common stock outstanding. Set forth below is a table that reflects our burn rate for the 2023, 2022, and 2021 calendar years as well as an average over those years.

Calendar Year	Awards Granted	Basic Weighted Average Number of Shares Outstanding	Gross Burn Rate (1)
2023	2,347,375	71,776,301	3.3%
2022	4,147,810	71,173,419	5.8%
2021	1,696,327	70,594,950	2.4%
Three-Year Average	2,730,504	71,181,557	3.8%
(1)    We define “gross burn rate” as the number of equity awards granted in the year divided by the basic weighted average number of shares of common stock and limited common stock outstanding. For purposes of this calculation, for each year, we counted the number of equity awards assuming maximum performance for PRSUs.
Equity Compensation Plan Information
For more information on our equity compensation plans, please see the section titled “Executive Compensation Tables—Securities Authorized for Issuance Under Equity Compensation Plans - Equity Compensation Plan Information” contained elsewhere in this proxy statement.
Description of the Amended Plan
The following is a brief summary of the Amended Plan. A copy of the 2024 Plan Amendment is attached as Appendix A to this proxy statement. A copy of the Amended Plan is attached as Appendix B to this proxy statement. Please note that the following summary describes the Amended Plan as it is proposed to be amended by the 2024 Plan Amendment, as opposed to the Current Plan. The Amended Plan is identical to our Current Plan other than that the Amended Plan, as it is proposed to be amended by the 2024 Plan Amendment, increases the share pool under the Current Plan by 5,000,000 shares of common stock. References to our board of directors in this summary shall include the compensation committee or any similar committee or sub-committee appointed by our board of directors or our officers to the extent that the board of directors’ powers or authority under the Amended Plan have been delegated to such committee or officers, in accordance with the Amended Plan.
For purposes of this proposal and except where the context otherwise requires, the term “Company” and similar terms shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the board of directors.
Types of Awards; Shares Available for Awards; Share Counting Rules
The Amended Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, SARs, restricted stock, RSUs, other stock-based awards and cash awards as described below, which we collectively refer to as awards.
Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the Amended Plan (any or all of which awards may be in the form of incentive stock options) for up to a number of shares of our common stock as is equal to the sum of:
•10,000,000 shares of our common stock; and
•such additional number of shares of common stock (up to 10,605,822 shares) as is equal to the sum of (x) the number of shares of our common stock reserved for issuance under the 2020 Plan that remained available for grant under the 2020 Plan immediately prior to the original effective date, and (y) the number of shares of our common stock subject to awards granted under the 2020 Plan and under our 2010 Plan that were outstanding as of the original effective date and which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options, to any limitations under the Code).

Shares of our common stock issued under the Amended Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
The Amended Plan provides that the maximum aggregate amount of cash and value of awards (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in any calendar year may not exceed $750,000 in the case of an incumbent director. However, the maximum aggregate amount may not exceed $1,000,000 in any calendar year for any individual non-employee director in that non-employee director’s initial year of election or appointment. Further, fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense will not count against this limit. Exceptions to this limitation may only be made by our board of directors in extraordinary circumstances, provided that any non-employee director receiving additional compensation may not participate in the decision to award such compensation. This limitation does not apply to cash or awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.
For purposes of counting the number of shares available for the grant of awards under the Amended Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that an RSU award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the Amended Plan. In addition, if we grant a SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Amended Plan.
Shares covered by awards under the Amended Plan that expire or are terminated, surrendered, or canceled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of an SAR or an RSU that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the Amended Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards under the Amended Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.
Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the Amended Plan. Shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards under the Amended Plan.
In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our board of directors may grant awards under the Amended Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our board of directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the Amended Plan. No such substitute awards will count against the overall share limit contained in the Amended Plan, except as required by reason of Section 422 and related provisions of the Code.
Descriptions of Awards
Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “non-statutory stock option.” Options may not be granted with an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our board of directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the Amended Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The Amended Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our board of directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our board of directors, and subject to certain conditions, by delivery to us of shares of Company common stock owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable non-statutory stock option agreement or approved by our board of directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our board of directors, by any other lawful means, or (vi) by any combination of these forms of payment. No option granted under the Amended Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the Amended Plan may provide for the payment or accrual of dividend equivalents.
Stock Appreciation Rights. A SAR is an award entitling the holder, upon exercise, to receive a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The Amended Plan provides that the measurement price of an SAR may not be less than 100% of the fair market value of our common stock on the date the SAR is granted (provided, however, that if our board of directors approves the grant of an SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the Amended Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the Amended Plan may provide for the payment or accrual of dividend equivalents.
Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by our stockholders or otherwise permitted under the terms of the Amended Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the Amended Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the Amended Plan) and grant in substitution therefor new awards under the Amended Plan (other than certain substitute awards issued in connection with a merger or consolidation of an entity with us or an acquisition by us, described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (4) take any other action under the Amended Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market or any other exchange or marketplace on which the Company’s stock is listed or traded.
Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. No interest will be paid on unvested dividends.
Restricted Stock Unit Awards. RSUs entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares or a combination thereof, in the event that the conditions specified in the applicable award are satisfied, with such shares or cash to be delivered at the time such award vests or on a deferred basis pursuant to the terms and conditions established by our board of directors. Our board of directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. An RSU award agreement may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock settled in cash and/or shares of our common stock, which dividend equivalents will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded. No interest will be paid on dividend equivalents.
Other Stock-Based Awards. Under the Amended Plan, our board of directors may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our board of directors may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the Amended Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our board of directors may determine. The award agreement of an other stock-based award may provide the holder of an other stock-based award with the right to receive dividend equivalents which may be settled in cash and/or shares of our common stock, which dividend equivalents will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are awarded. No interest will be paid on dividend equivalents.
Cash Awards. Under the Amended Plan, the board of directors has the right to grant cash-based awards including awards subject to performance conditions.
Performance Conditions. Awards under the Amended Plan may be made subject to the achievement of performance goals. Our board of directors may specify that the degree of granting, vesting, and/or payout of any award subject to performance-based vesting conditions will be subject to the achievement of one or more of the following performance measures established by the board of directors, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles, or GAAP, or on a non-GAAP basis, as determined by the board of directors): (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by our board of directors from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (ix) improvement of financial ratings; (x) achievement of balance sheet or income statement objectives; (xi) total stockholder return or stock price; (xii) other comparable measures of financial and operational performance; and/ or (xiii) any other measure selected by our board of directors. These goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Our board of directors may specify that these performance measures will be adjusted to exclude any one or more of: (I) extraordinary items; (II) gains or losses on the dispositions of discontinued operations; (III) the cumulative effects of changes in accounting principles; (IV) the writedown of any asset; (V) fluctuation in foreign currency exchange rates; (VI) charges for restructuring and rationalization programs; (VII) non-cash, mark-to-market adjustments on derivative instruments; (VIII) amortization of purchased intangibles; (IX) the net impact of tax rate changes; (X) non-cash asset impairment charges; (XI) gains on extinguishment of the tax receivable agreement; and (XII) any other factors as our board of directors may determine. These performance measures: (A) may vary by participant and may be different for different awards; (B) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover a period specified by the board of directors; and (C) may cover a period specified by the board of directors. The board of directors will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting us or our financial statements, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Our board of directors may adjust the cash or number of shares payable pursuant to a performance award, and the board of directors may, at any time, waive the achievement of the applicable performance measures. Notwithstanding its designation as a performance award, no stock option or SAR will provide for the payment or accrual of dividend equivalents, any dividends declared and paid by the Company with respect to shares of restricted stock will be subject to the same dividend rules for restricted stock awards not designated as a performance award and any right to receive dividend equivalents on an award of RSUs and other stock-based awards will be subject to the same dividend equivalent rules for such awards that are not designated as a performance award.
Eligibility to Receive Awards
All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the Amended Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.
As of April 1, 2024, approximately 906 persons were eligible to receive awards under the Amended Plan, including seven executive officers (who are current employees), 863 employees (excluding executive officers), eight non-employee directors, approximately 20 consultants and eight advisors (excluding consultants).
On April 1, 2024, the last reported sale price of our common stock on The Nasdaq Global Select Market was $26.33.
Transferability of Awards
Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code and incentive stock options, our board of directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any such permitted transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.
No Rights as a Stockholder
No participant or designated beneficiary will have any rights as a stockholder with respect to any shares of common stock to be distributed with respect to an award granted under the Amended Plan until becoming a record holder of such shares.
Clawback
In accepting an award under the Amended Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future. Covered executives are subject to our Clawback Policy that we adopted in November 2023. For a description of our Clawback Policy, see “Executive and Director Compensation.”

Awards Granted under the Current Plan
The following table sets forth information about equity-based awards granted under the Current Plan since adoption of the Current Plan through April 1, 2024, to the individuals and groups described in the below table.

Name and Position	Number of Shares of Common Stock Underlying Stock Options Granted (#)	Number of Shares of Common Stock Underlying RSUs Granted (#)	Number of Shares of Common Stock Underlying PRSUs Granted (#)(1)
Ramy Farid President and Chief Executive Officer	363,756	—	86,700
Geoffrey Porges Chief Financial Officer	144,735	—	35,715
Karen Akinsanya President of R&D, Therapeutics	183,270	—	45,278
Robert Abel Chief Scientific Officer, Platform	153,270	10,545	22,500
Margaret Dugan Chief Medical Officer	60,000	—	15,000
All current executive officers as a group	1,149,556	26,305	242,693
All current directors who are not executive officers as a group	204,349	50,000	—
Each nominee for election as a director:
Ramy Farid	363,756	—	86,700
Gary Ginsberg	27,407	6,250	—
Arun Oberoi	12,500	6,250	—
Each associate of any of such directors, executive officers or nominees	—	—	—
Each other person who received or is to receive 5 percent or more of such stock options, warrants or rights	—	—	—
All employees, including all current officers who are not executive officers, as a group	1,482,162	1,712,231	—
(1)     Assumes achievement of maximum performance under such awards.

New Plan Benefits Table
The granting of awards under the Amended Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group, other than as set forth below.

Name and Position	Dollar Value ($)	Number of Shares of Common Stock Underlying Stock Option Awards (#)	Number of Shares of Common Stock Underlying RSUs (#)
Ramy Farid President and Chief Executive Officer	—	—	—
Geoffrey Porges Chief Financial Officer	—	—	—
Karen Akinsanya President of R&D, Therapeutics	—	—	—
Robert Abel Chief Scientific Officer, Platform	—	—	—
Margaret Dugan Chief Medical Officer	—	—	—
All current executive officers as a group	—	—	—
All current directors who are not executive officers as a group (1)	1,900,000(2)	(3)	(4)
All employees, including all current officers who are not executive officers, as a group	—	—	—
(1)     Other than for the non-employee directors, the amounts are indeterminable. Under the terms of our non-employee director compensation policy, we are obligated to grant to each non-employee directors who is serving on our board of directors on the date of the Annual Meeting (i) an option to purchase a number of shares of our common stock having an aggregate value of $118,750 as of the date of the Annual Meeting, determined using a Black-Scholes valuation model; provided that in no event shall the number of shares of common stock underlying such option exceed 8,550 shares and (ii) RSUs with respect to a number of shares of our common stock having an aggregate value of $118,750 as of the date of the Annual Meeting, determined using the closing price of our common stock on the Nasdaq Global Select Market on the date of the Annual Meeting, provided that in no event shall the number of shares underlying such RSUs exceed 5,000 shares. Excludes (i) stock options and RSUs that the non-employee directors will be entitled to receive under our director compensation policy for subsequent years following 2024 and (ii) any discretionary awards that any non-employee director may be awarded under the Amended Plan.
(2)     Equals an aggregate value of $237,500 of options and RSUs multiplied by the eight current non-employee directors (including the two non-employee directors who are standing for election at the Annual Meeting, which election is more fully described in Proposal No. 1 of this proxy statement). The exercise price of the stock options will be equal to the closing price of our common stock on The Nasdaq Global Select Market on the date of the Annual Meeting.
(3)    The option to be granted on the date of our Annual Meeting to each of our then-serving non-employee directors will have a Black-Scholes value as of the date of grant equal to $118,750, provided that in no event shall the number of shares of common stock underlying each such option exceed 8,550 shares. The number of shares underlying the option is not determinable at this time.
(4)     The number of shares of common stock underlying the RSUs to be granted on the date of the Annual Meeting to each then-serving non-employee director on date of the Annual Meeting will equal $118,750 divided by the closing price of our common stock on the Nasdaq Global Select Market on the date of the Annual Meeting, provided that in no event shall the number of shares underlying such RSUs exceed 5,000 shares. The number of shares underlying the RSUs is not determinable at this time.
If our stockholders do not approve the adoption of the 2024 Plan Amendment, the Company will grant the options and RSUs under the director compensation policy to the non-employee directors under the Current Plan.

Administration
The Amended Plan will be administered by our board of directors. Our board of directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended Plan that it deems advisable and to construe and interpret the provisions of the Amended Plan and any award agreements entered into under the Amended Plan. Our board of directors may correct any defect, supply any omission or reconcile any inconsistency in the Amended Plan or any award. All actions and decisions by our board of directors with respect to the Amended Plan and any awards made under the Amended Plan will be made at our board of directors’ discretion and will be final and binding on all persons having or claiming any interest in the Amended Plan or in any award.
Pursuant to the terms of the Amended Plan, our board of directors may delegate any or all of its powers under the Amended Plan to one or more committees or subcommittees of our board of directors. Our board of directors has delegated its authority to administer the Amended Plan to the compensation committee. Additionally, subject to any requirements of applicable law, our board of directors may delegate to one or more of our officers the power to grant awards (subject to any limitations under the Amended Plan) to our employees or officers and to exercise other powers under the Amended Plan as our board of directors may determine. However, no officer will be authorized to grant awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act. The board of directors has authorized the compensation committee to administer certain aspects of the Amended Plan. Awards granted to non-employee directors must be granted and administered by a committee of the board of directors, all of the members of which are independent directors as defined by Section 5605(a)(2) or any successor provision of the Nasdaq Marketplace Rules.
Subject to any applicable limitations contained in the Amended Plan, the board of directors, the compensation committee, or any other committee or subcommittee to whom the board of directors delegates authority pursuant to the Amended Plan, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.
Except as otherwise provided in the Amended Plan, each award under the Amended Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our board of directors need not treat participants uniformly. Our board of directors will determine the effect on an award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. The board of directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our board of directors, to (i) the number and class of securities available under the Amended Plan, (ii) the share counting rules set forth in the Amended Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.
We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the Amended Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our board of directors’ approval) arising out of any act or omission to act concerning the Amended Plan unless arising out of such person’s own fraud or bad faith.
Amendment of awards. Except as otherwise provided under the Amended Plan with respect to repricing outstanding stock options or SARs and with respect to actions requiring stockholder approval, our board of directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a non-statutory stock option, provided that the participant’s consent to any such action will be required unless our board of directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the Amended Plan or the change is otherwise permitted under the terms of the Amended Plan in connection with a change in capitalization or reorganization event.
Reorganization Events
The Amended Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the Amended Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.
Provisions Applicable to Awards Other than Restricted Stock. Under the Amended Plan, if a reorganization event occurs, our board of directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our board of directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (1) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, provided, that if the Acquisition Price per share (as determined by our board of directors) does not exceed the exercise price of the award, then the award will be canceled without any payment of consideration, (5) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing. Our board of directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain RSU awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement or as otherwise specified in the Amended Plan. Our board of directors, with reasonable notice to participants holding options or SARs, may impose a limitation on the ability of these participants to exercise their awards for the minimum number of days prior to the closing of the reorganization event as is reasonably necessary to facilitate the orderly closing of the reorganization event.
Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our board of directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our board of directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.
Provisions for Foreign Participants
The board of directors may establish one or more sub-plans under the Amended Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The board of directors will establish such sub-plans by adopting supplements to the Amended Plan containing any limitations on the board of directors of Director’s discretion under the Amended Plan and any additional terms and conditions not otherwise inconsistent with the Amended Plan as the board of directors deems necessary or desirable. All supplements adopted by the board of directors will be deemed to be part of the Amended Plan, but each supplement will only apply to participants within the affected jurisdiction.
Withholding
The participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of common stock under an award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an award or at the same time as payment of the exercise or purchase price, unless we determine otherwise. If provided for in an award or approved by the board of directors, a participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of common stock, including shares retained from the award creating the tax obligation, valued at their fair market value. However, except as otherwise provided by the board of directors, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of common stock having a fair market value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax) as the Company shall determine to be necessary to satisfy the tax liability associated with any award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
Amendment or Termination
No award may be granted under the Amended Plan after June 14, 2032, but awards previously granted may extend beyond that date. Our board of directors may amend, suspend or terminate the Amended Plan or any portion of the Amended Plan at any time, except that (i) no amendment may be made to the plan to permit an option or SAR to be repriced without stockholder approval and (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing will be effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the Amended Plan materially increasing the number of shares authorized under the plan (other than as provided under the Amended Plan with respect to certain corporate events or substitute awards), expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until the Company’s stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Amended Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the Amended Plan at the time the amendment is adopted, provided that our board of directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Amended Plan. No award will be made that is conditioned on stockholder approval of any amendment to the Amended Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.
If stockholders do not approve the 2024 Plan Amendment, the 2024 Plan Amendment will not go into effect and we will not grant additional awards under the Current Plan in excess of the current share reserve. In this event, the board of directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.
Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under

Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Non-statutory Stock Options. A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Units. A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the shares of common stock are delivered with respect to the RSUs (which may be upon vesting or may be at a later date), the participant will have income on the date of delivery in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the delivery date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Amended Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.
Our board of directors recommends that our stockholders vote “FOR” the approval of the 2024 Plan Amendment.

PROPOSAL NO. 4—APPROVAL OF AN AMENDMENT TO THE SCHRÖDINGER, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER BY 413,155 SHARES

Why We Are Requesting Stockholder Approval
We are asking our stockholders to approve an amendment to the Schrödinger, Inc. 2020 Employee Stock Purchase Plan (the “2024 ESPP Amendment”) to increase the number of shares of common stock available for issuance under the plan by 413,155 shares. The 2024 ESPP Amendment amends the Schrödinger, Inc. 2020 Employee Stock Purchase Plan (the “Current ESPP”). We refer to the Current ESPP, as so amended by the 2024 ESPP Amendment, as the “Amended ESPP”. On March 18, 2024, upon the recommendation of our compensation committee, our board of directors adopted, subject to stockholder approval, the 2024 ESPP Amendment. The Amended ESPP does not include any changes to the Current ESPP other than the increase in the shares available for issuance under the plan.
The Amended ESPP is intended to benefit our company and our stockholders by attracting, retaining and motivating talented employees, which we believe to be critical for our success, and aligning the interests of participating employees with those of our stockholders. The Current Plan was originally approved by the board of directors on January 8, 2020 and by our stockholders on January 23, 2020, in each case prior to our initial public offering (the “IPO”). However, we have not yet commenced offerings under the Current ESPP as we wanted to take the time to fully consider how best to implement and operationalize the Current ESPP given our global employee base and the administrative considerations applicable to offering an employee stock purchase plan. Further, as a result of our successful growth, our employee population has approximately quadrupled since the time of the IPO. We are now ready to begin offerings under the Current ESPP and, with the expected level of participation in the plan, do not believe that we have sufficient shares of common stock available under the plan to operate the plan in a way that will be meaningful to our employees. As a result, our board of directors approved the 2024 ESPP Amendment. We believe that the ability to participate in the Amended ESPP is an attractive feature to incentivize and motivate current and potential employees by affording them the opportunity to share in our growth and success. We also believe the Amended ESPP will help to attract and retain employees because employee stock purchase plans are commonly offered by our peers and other industry leaders. As of April 1, 2024, 586,845 shares remained available for future issuance under the Current ESPP without giving effect to the approval of the Amended ESPP. We estimate that, with a proposed increase of 413,155 shares under the 2024 ESPP Amendment, we will have a sufficient number of shares of common stock to cover purchases under the Amended ESPP for approximately five years, though the actual duration of the share pool my vary based on changes in participation and our stock price.
Our board of directors believes it is in our and our stockholders best interests to provide our employees with the opportunity to acquire an ownership interest in the company through their participation in the Amended ESPP, encouraging them to remain in our employ and more closely aligning their interests with those of our stockholders. As our employee population continues to grow, if the 2024 ESPP Amendment is not approved by our stockholders, our ability to recruit and retain employees could be negatively impacted if we do not have sufficient authorized shares available for future issuance under our ESPP for our employees’ participation. To further encourage stock ownership among our employees while providing our employees with a benefit that is common in the companies with which we compete for talent, our board of directors has adopted the 2024 ESPP Amendment, subject to stockholder approval. If our stockholders do not approve the 2024 ESPP Amendment, the increase in the number of shares of common stock available for issuance under the Current ESPP will not occur and the Current ESPP will remain in effect in its current form. In such event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of our compensation practices and the competitive markets in which we compete for talented employees.
Our board of directors urges stockholders to vote for this proposal as failure to obtain the required vote may limit our ability to attract, retain and motivate employees.
Our board of directors believes approval of the 2024 ESPP Amendment is in the best interests of Schrödinger and its stockholders and recommends a vote “FOR” the approval of the 2024 ESPP Amendment.
Description of the Amended ESPP
The following is a brief summary of the Amended ESPP. A copy of the 2024 ESPP Amendment is attached as Appendix C to this proxy statement. A copy of the Amended ESPP is attached as Appendix D to this proxy statement. Please note that the following summary describes the Amended ESPP as it is proposed to be amended by the 2024 ESPP Amendment, as opposed to the Current ESPP. The Amended ESPP is identical to our Current ESPP other than that the Amended ESPP, as it is proposed to be amended by the 2024 ESPP Amendment, increases the share pool under the plan by 413,155 shares of common stock.
Eligibility
All employees of the Company and any subsidiary of the Company designated by our board of directors or a committee appointed by our board of directors (which the board of directors has designated as the compensation committee) are eligible to participate in the Amended ESPP provided that they work more than twenty (20) hours per week and for more than five (5) months in a calendar year, have been employed by the Company or a designated subsidiary for at least three months prior to the first day of the applicable offering period and are employed on the first day of the applicable offering period. No employee is eligible to receive an option to purchase shares of our common stock under the Amended ESPP that would result in the employee owning five percent or more of the total combined voting power or value of all classes of our outstanding capital stock or the capital stock of any of our subsidiaries.
As of April 1, 2024, approximately 863 employees (excluding executive officers) and seven executive officers (who are current employees) would have been eligible to participate in the Amended ESPP. Non-employee directors, consultants and advisors are not permitted to participate in the Amended ESPP. We retain the discretion to determine which eligible employees may participate in an offering under applicable regulations.
Amended ESPP Operation
The Amended ESPP permits eligible employees to purchase shares of our common stock at a discount. Eligible employees may elect to participate by completing and forwarding either a written or electronic payroll deduction authorization form to the employee’s appropriate payroll office at least 15 days (or such other number of days as we determine) prior to the commencement of the applicable offering period. Employees can elect to contribute up to 15 percent of the compensation (as defined in the Amended ESPP) the employee receives during the offering period (or such lower maximum contribution rate as our board of directors or the compensation committee may, at its discretion, designate). Our board of directors or the compensation committee may also, in its discretion, establish a different minimum payroll deduction percentage.
The Amended ESPP will be implemented by consecutive six (6) month offering periods. Our board of directors or the compensation committee may, in its discretion, choose a different offering period of not more than twenty-seven (27) months.
Offering periods will begin at such time as our board of directors may determine. On the first day of each offering period, each employee who is enrolled in the Amended ESPP will automatically receive an option to purchase, on the last business day of the offering period, up to that number of shares of our common stock determined by multiplying $2,083 by the number of full months in the offering period and dividing the result by the closing price of our common stock on the first day of the offering period. The compensation committee may set a fixed maximum number of shares of common stock that each eligible employee may purchase during each offering period, which number may not be greater than the number of shares determined under the preceding sentence, and which number shall be subject to the limitation in the following sentence. No eligible employee may be granted an option to purchase shares of our common stock under the Amended ESPP that permits the employee's rights to purchase such shares under the Amended ESPP to accrue at a rate that exceeds $25,000 in fair market value (determined at the date the right to purchase is granted) of our common stock in any given calendar year in which such right to purchase is outstanding at any time.
Unless an employee withdraws from the Amended ESPP, the employee's right to purchase will be exercised automatically on the last business day of the offering period as to the largest whole number of shares that are exercisable and can be purchased with the deductions accumulated as of the last business day of the offering period.
Our board of directors or the compensation committee will determine the purchase price of each of the shares purchased in a given offering period. The purchase price will be at least 85% of (i) the closing price of a share of our common stock on the first business day of the offering period or the last business day of the offering period, whichever is lower or (ii) the closing price of a share of our common stock on the last business day of the offering period. In the absence of a determination by the board of directors or the compensation committee, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or the last business day of the offering period.

All payroll deductions that we receive or hold under the Amended ESPP may be used by us for any corporate purpose, and we will not be obligated to segregate such payroll deductions. No interest will accrue on the payroll deductions (except to the extent that our board of directors or the compensation committee, in its sole discretion, elects to credit employee accounts with interest at a rate that it determines). An employee may decrease or discontinue the employee’s payroll deductions once during any offering period, by filing a new payroll deduction authorization form. However, an employee may not increase his or her payroll deduction during an offering period. Employees may purchase common stock under the Amended ESPP only through payroll deductions. An employee’s payroll deduction elections remain in effect for successive offering periods unless amended or terminated by the employee at the time and on the terms set forth in the Amended ESPP. In addition, an employee may elect to discontinue his or her payroll deductions during an offering period but not elect to withdraw his or her funds. In such cases, funds deducted prior to his or her election to discontinue shall be applied to the purchase of common stock on the last day of the offering period in which the funds were deducted. If an employee withdraws from participation during an offering period, the amounts contributed to the Amended ESPP will be refunded promptly without interest and the employee's option to purchase shares granted for such offering period will automatically terminate. At the end of the offering period, the accumulated payroll contributions of each employee who continues to participate in the Amended ESPP as of such date will be used to purchase shares of common stock (at the purchase price described above) subject to the limitations described above. An employee's withdrawal from an offering period will not have any effect upon his or her eligibility to participate in succeeding offering periods or in any other similar plan which we may adopt.
We are required to make equitable adjustments to the number and class of securities available under the Amended ESPP, the share limitations under the Amended ESPP and the purchase price for an offering period under the Amended ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.
In connection with a merger or other reorganization event (as defined in the Amended ESPP), our board of directors or the compensation committee may take any one or more of the following actions as to outstanding rights to purchase shares of our common stock under the Amended ESPP on such terms as our board of directors or the compensation committee determines:
•provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
•upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board of directors or compensation committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;
•upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;
•in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the acquisition price, change the last day of the offering period to be the date of the consummation of the reorganization event, and make or provide for a cash payment to each employee equal to (1) the acquisition price times the number of shares of our common stock that the employee's accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the acquisition price is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the Amended ESPP, minus (2) the result of multiplying such number of shares by the purchase price;
•provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof); and
•any combination of the above actions.

Authorized Shares
Subject to adjustment, as described above, if the 2024 ESPP Amendment is approved, a maximum of 1,000,000 shares of common stock will be available for purchase pursuant to the exercise of options under the Amended ESPP. If the total number of shares of common stock with respect to which purchase rights are to be exercised at the end of an offering period exceeds the number of shares remaining available for issuance under the Amended ESPP, we will only issue to employees in that offering that number of shares remaining available for issuance, on a pro-rata basis.
Administration
The Amended ESPP will be administered by our board of directors or by the compensation committee. Our board of directors or the compensation committee has authority to make rules and regulations for the administration of the Amended ESPP, and its interpretation and decisions with respect to the Amended ESPP will be final and conclusive. Our board of directors or compensation committee has the ability to change offering periods (including the commencement dates and length thereof) with respect to future offerings without stockholder approval. Our board of directors may terminate, suspend or amend the Amended ESPP at any time and for any reason, however (i) if the approval of any amendment of the Amended ESPP by the stockholders is required in order for the plan to continue to satisfy the requirements of Section 423 of the Code, then such amendment will not be effective unless and until approved by our stockholders and (ii) in no event may any amendment be made that would cause the Amended ESPP to fail to comply with Section 423 of the Code.
Our board of directors or compensation committee may allow employees who are citizens or residents of foreign jurisdictions to participate in an offering period or establish sub-plans for the benefit of such foreign employees to the extent such actions are in compliance with Section 423 of the Code.
New Plan Benefits
Participation in the Amended ESPP is discretionary. The benefits received by any individual under the plan are dependent upon the individual’s decision to participate in the Amended ESPP, the amount that the individual decides to contribute to the Amended ESPP and the fair market value of our common stock on the exercise date. As a result, it is not possible to determine the benefits that will be received under the Amended ESPP by our executive officers and other employees. Non-employee directors, consultants and advisors are not eligible to participate in the Amended ESPP.
On April 1, 2024, the last reported sale price of our common stock on The Nasdaq Global Select Market was $26.33.

Shares Purchased under Current ESPP
There have been no shares of our common stock purchased under the Current ESPP. The table below sets forth, for each of the individuals and groups indicated, the number of shares of our common stock purchased under the Current ESPP since inception through April 1, 2024.

Name and Position	Number of Shares Purchased under the Current ESPP
Ramy Farid President and Chief Executive Officer	—
Geoffrey Porges Chief Financial Officer	—
Karen Akinsanya President of R&D, Therapeutics	—
Robert Abel Chief Scientific Officer, Platform	—
Margaret Dugan Chief Medical Officer	—
All current executive officers, as a group	—
All current directors who are not executive officers, as a group*	—
Each nominee for election as a director*	—
Each associate of any of such directors, executive officers or nominees	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—
All employees, including all current officers who are not executive officers, as a group	—

*Non-employee directors are ineligible to participate in the Current ESPP.
Federal Income Tax Consequences
The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the Amended ESPP and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. The Amended ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Code. This summary assumes that the Amended ESPP complies with Section 423 of the Code. Further, this summary assumes that the purchase price for shares is 85% of the closing price of a share of our common stock on the first day of the offering period or the last day of the offering period, whichever is lower.
Tax Consequences to Participants
A participant will not have income upon enrolling in the Amended ESPP or upon purchasing stock at the end of an offering period. A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the Amended ESPP. The amount of each type of income and loss will depend on whether the participant disposes of the stock in a qualifying or disqualifying disposition. A qualifying disposition is when the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date on which the participant purchased the stock, at a profit (i.e., the sales proceeds exceed the purchase price). In a qualifying disposition, the participant will have compensation income equal to the lesser of:
•15% of the value of the stock on the day the offering period commenced; and
•the difference between the fair market value of the stock on the date of disposition and the purchase price.
Any profit in excess of compensation income will be long-term capital gain. If the participant sells the stock at a loss (i.e., if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and short-term if held one year or less.
Tax Consequences to Us
There will be no tax consequences to us except that we will be entitled to a deduction when a participant recognizes compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.
Equity Compensation Plan Information
For more information on our equity compensation plans, please see the section titled “Executive and Director Compensation—Equity Compensation Plan Information” contained elsewhere in this proxy statement.
Our board of directors recommends that our stockholders vote “FOR” the approval of the 2024 ESPP Amendment.

PROPOSAL NO. 5—APPROVAL OF AN AMENDMENT TO THE SCHRÖDINGER, INC. RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION
We are asking our stockholders to approve a proposed amendment to our Restated Certificate of Incorporation to update our existing director exculpation provision to include certain of our senior corporate officers. Article Seventh of our Restated Certificate of Incorporation currently provides for exculpation of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL. Effective August 1, 2022, that provision of the DGCL was amended to permit eliminating or limiting monetary liability for certain senior corporate officers in limited circumstances.
Our board of directors unanimously approved and declared advisable the amendment to our Restated Certificate of Incorporation to update the exculpation provision and recommends that stockholders approve this proposed amendment. If our stockholders approve this proposal, we will file a Certificate of Amendment to our Restated Certificate of Incorporation in the form attached hereto as Appendix E adding the new language included below.
Overview of the Proposed Amendment
Consistent with Delaware law, the proposed amendment to our Restated Certificate of Incorporation relating to officers is more limited in scope than the existing director exculpation provision and only permits exculpation of officers for certain direct claims.
Further, the proposed amendment does not permit officers to be exculpated for liability arising out of:
•claims brought by the Company itself;
•claims brought by stockholders in the name of the Company (derivative claims);
•breaches of the duty of loyalty to the Company or its stockholders;
•acts or omissions not in good faith;
•acts or omissions that involve intentional misconduct;
•acts or omissions that involve a knowing violation of law; or
•any transaction in which the officer derived an improper personal benefit.
In accordance with the recent amendment to Delaware law, the officers who will be covered by the expanded exculpation provision include our president; chief executive officer; chief operating officer; chief financial officer; chief legal officer; controller; treasurer; or chief accounting officer; any officer who is or was identified in our public filings with the Securities and Exchange Commission as one of the most highly compensated executive officers; and, any officers who consent to being identified as an officer for purposes of service of process, at any time during the course of conduct alleged in the action or proceeding to be wrongful.
Rationale for the Proposed Amendment
The State of Delaware, which is our state of incorporation, recently enacted legislation that authorizes Delaware corporations to limit the liability of certain of their officers in the limited circumstances described above. As a result of this development, we propose expanding our existing director exculpation provision to cover officers to the extent now permitted by Delaware law.
The board of directors’ rationale for recommending this amendment is to balance stockholders’ interest in accountability with their interest in our company being able to attract and retain the highest quality officers and avoiding litigation abuse resulting from the current disparity that exists in the treatment of directors, who oversee and are ultimately accountable for corporate actions, and the officers who execute those actions on behalf of our board of directors.

Our board of directors considered that the role of directors and officers requires them to make decisions on crucial matters in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of the absence of any underlying merit. This amendment will better align the protections available to our officers with those currently available to our directors and avoid an emerging practice among plaintiff’s lawyers of adding officers to direct claims relating to the duty of care in M&A-related and other litigation so that claims against the officers continue even when identical claims against directors are dismissed. Our board of directors believes that limiting concern about personal liability will empower officers to best exercise their business judgment in furtherance of stockholder interests without the distraction of potentially being subject to claims following actions taken in good faith.
In addition, we expect other companies with which we compete for employees to adopt exculpation clauses that limit the personal liability of officers as now permitted by the DGCL. Our board of directors believes that failing to adopt the proposed amendment may impact recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of ours as compared to serving as an officer at another company that does exculpate officers.
Further, our board of directors noted that the proposed provision would not eliminate stockholders’ right to pursue derivative claims relating to alleged breaches of the duty of care or limit our ability to bring claims against officers. Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, our board of directors believes the proposed amendment would enhance the ability to attract and retain talented officers, potentially reduce litigation costs associated with frivolous lawsuits, and more generally align the protections available to our officers with those currently available to our directors.
Based on the above, our board of directors has determined that it is in the best interests of the Company and our stockholders to amend the Restated Certificate of Incorporation as described in this proposal.
Text of Proposed Amendment
Accordingly, we ask our stockholders to vote on the following resolution:
“RESOLVED, that the Company’s stockholders approve an amendment to the Company’s Restated Certificate of Incorporation to replace the existing Article Seventh with the following (which is marked to show changes from the current director exculpation provision):
SEVENTH:
To the fullest ~~Except to the~~ extent permitted by ~~that~~ the General Corporation Law of the State of Delaware ~~prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty~~, no director or officer of the Corporation shall be personally liable to the Corporation (in the case of directors) or its stockholders (in the case of directors and officers) for monetary damages for any breach of fiduciary duty as a director or officer~~, notwithstanding any provision of law imposing such liability~~. No amendment ~~to or~~, repeal or elimination of this provision shall apply to or have any effect on its application ~~the liability or alleged liability of any director of the Corporation for or~~ with respect to any acts or omissions of ~~such~~ a director or officer occurring prior to such amendment ~~or~~, repeal or elimination. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.”
The board of directors recommends that the stockholders vote “FOR” the proposal to amend the Company’s Restated Certificate of Incorporation.

PROPOSAL NO. 6—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024
Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. KPMG LLP has served as our independent registered public accounting firm since 2010.
The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2024. Stockholder approval is not required to appoint KPMG LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.
A representative of KPMG LLP is expected to virtually attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from our stockholders.
We incurred the following fees from KPMG LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2023 and 2022.

Fee Category	2023	2022
Audit fees (1)	$2,136,781	$1,713,950
Audit-related fees	—	—
Tax fees (2)	426,092	377,705
All other fees	—	—

Total fees	$2,562,873	$2,091,655
(1)“Audit fees” consist of professional services provided by KPMG LLP in connection with the integrated audit of our annual consolidated financial statements and the review of our unaudited quarterly consolidated financial statements in 2023 and 2022. The fees for fiscal year 2023 included services in connection with our at-the-market offering.
(2)“Tax fees” consist primarily of professional services provided by KPMG LLP that encompass a variety of permissible tax services, including federal and state tax compliance services, technical tax advice related to federal and state income tax matters, assistance with sales tax, and other tax consulting matters.
Audit Committee Pre-Approval Policy and Procedures
Our audit committee has adopted policies and procedures relating to the approval of all audit and other permitted non-audit services provided to us by our independent registered public accounting firm. These policies provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement to render the service is entered into pursuant to the pre-approval procedure.
From time to time, our audit committee may pre-approve services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. These services may include audit services, audit-related services, tax services and other permissible non-audit services. Our independent registered public accounting firm and senior management will periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm.
During our 2023 and 2022 fiscal years, no services were provided to us by KPMG LLP other than in accordance with the pre-approval policies and procedures described above.

The board of directors recommends voting “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

CORPORATE GOVERNANCE
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates.
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, the qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:
•Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.
•Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.
•Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.
•Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.
•Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our board of directors is considered. Nominees should represent a diverse array of personal and professional characteristics, backgrounds, experiences and skills including gender, racial or ethnic identity, international experience and/or expertise in a particular discipline or field.
•Nominees should normally be able to serve for at least five years before reaching the age of 75.
The nominating and corporate governance committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered for an annual meeting are specified in our amended and restated bylaws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals for our 2025 Annual Meeting of Stockholders.”
Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence
Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, among other things, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.
In March 2024, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Dr. Farid and Dr. Friesner, is an “independent director” as defined under applicable Nasdaq rules. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Farid is not an independent director under these rules because he is our president and chief executive officer, and Dr. Friesner is not an independent director under these rules because he has received more than $120,000 in consulting fees from us during a 12-month period within the last three years. See “Transactions with Related Persons” for more information regarding Dr. Friesner.
There are no family relationships among any of our directors or executive officers.
Board Committees
Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a drug discovery committee. Each of the audit committee, compensation committee, nominating and corporate governance committee and drug discovery committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, the compensation committee, the nominating and corporate governance committee and the drug discovery committee is posted on the “Governance” section of the “Investors” page of our website, which is located at www.schrodinger.com. Our board of directors also appoints from time to time ad hoc committees to address specific matters.
Audit Committee
The members of our audit committee are Gary Sender, Gary Ginsberg, Michael Lynton, and Arun Oberoi. Gary Sender serves as chair of the audit committee. Our audit committee met five times during 2023. Our audit committee’s responsibilities include:
•appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•discussing our risk identification, risk assessment and risk management policies, including coordinating the board of directors’ oversight of major financial risk exposures and risks relating to data privacy and cybersecurity;
•establishing procedures for the receipt and retention of accounting related complaints and concerns;
•meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
•reviewing and approving or ratifying any related person transactions;
•periodically reviewing our investment policy, adopting changing to such policy, and periodically reviewing our investment activities and our portfolio in light of our investment policy; and
•preparing the audit committee report required by Securities and Exchange Commission, or SEC, rules.
All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Our board of directors has determined that Gary Sender is an “audit committee financial expert” as defined in applicable SEC rules and that each of the members of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
Compensation Committee
The members of our compensation committee are Gary Sender, Gary Ginsberg and Rosana Kapeller-Libermann. Gary Sender serves as chair of the compensation committee. Our compensation committee met five times during 2023. Our compensation committee’s responsibilities include:
•reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
•overseeing an evaluation of our senior executives;
•overseeing and administering our cash and equity incentive plans;
•reviewing and making recommendations to our board of directors with respect to director compensation;
•reviewing and making recommendations to our board of directors with respect to management succession planning at the request of our board of directors;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure;
•overseeing our human capital management strategy and practices, including talent acquisition and retention, diversity and pay equity practices;
•reviewing our equity ownership guidelines for directors and executives and overseeing compliance with such guidelines; and
•preparing the compensation committee report.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
Under its charter, the compensation committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. In addition, under its charter, the compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to our 2021 Inducement Equity Incentive Plan and the 2022 Plan, to employees who are not directors or executive officers of our company. During 2023, the compensation committee did not delegate authority to such subcommittees or executive officers.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Michael Lynton, Jeffrey Chodakewitz, and Nancy A. Thornberry. Michael Lynton serves as chair of the nominating and corporate governance committee. Our nominating and corporate governance committee met two times during 2023. Our nominating and corporate governance committee’s responsibilities include:
•recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
•reviewing and making recommendations to our board of directors with respect to our board leadership structure;
•developing and recommending to our board of directors corporate governance principles;
•overseeing an annual evaluation of our board of directors; and
•reviewing and making recommendations to our board of directors with respect to our environmental, social and governance policies and practices, including with respect to corporate sustainability efforts and diversity, equity and inclusion, or DEI, issues.
We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
Drug Discovery Committee
The members of our drug discovery committee are Jeffrey Chodakewitz, Rosana Kapeller-Libermann, and Nancy A. Thornberry. Jeffrey Chodakewitz serves as chair of the drug discovery committee. The drug discovery committee assists our board’s oversight of our drug discovery and research activities and assists us in evaluating related issues. Our drug discovery committee met four times during 2023. Our drug discovery committee’s responsibilities include:
•reviewing, evaluating, and advising our board of directors and management regarding our long-term strategic goals and objectives and the quality and direction of our research and development programs;
•monitoring and evaluating trends in research and development, and advising our board of directors and management on such trends;
•reviewing, evaluating, and advising our board of directors and management on significant drug discovery and development transactions;
•regularly reviewing our research and development pipeline;
•assisting our board of directors with its oversight responsibility for enterprise risk management in areas affecting our drug discovery research and development; and
•reviewing such other topics as delegated to the committee from time to time by our board of directors.

Compensation Committee Interlocks and Insider Participation
The directors who served as members of our compensation committee at any point during the year ended December 31, 2023 were Gary Sender, Gary Ginsberg and Rosana Kapeller-Libermann.  None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. None of the members of our compensation committee is, or has ever been, an officer or employee of our company.
Board of Director Meetings and Attendance
Our board of directors recognizes the importance of director attendance at board and committee meetings. The full board of directors met five times during 2023. During 2023, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings held by the board of directors (during the period that such person served as a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).
Director Attendance at Annual Meeting of Stockholders
Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders. Each then-serving member of the board of directors attended the 2023 annual meeting of stockholders.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on the “Governance” section of the “Investors” page on our website, which is located at www.schrodinger.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines to assist the board of directors in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines provide that:
•the principal responsibility of our board of directors is to oversee our management;
•a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;
•the independent directors meet in executive session at least twice a year;
•directors have full and free access to management and, as necessary, independent advisors;
•new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
•our nominating and corporate governance committee will oversee an annual self-evaluation of the board to determine whether it and its committees are functioning effectively.
A copy of the corporate governance guidelines is available on the “Governance” section of the “Investors” page on our website, which is located at www.schrodinger.com.

Board Leadership Structure and Oversight of Risk
Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of chief executive officer and chairman of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We do not currently have a lead independent director because the chairman of our board of directors is independent within the meaning of the Nasdaq listing rules.
We currently separate the roles of chief executive officer and chairman of the board of directors. Our president and chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chairman of our board of directors presides over meetings of the board of directors, including executive sessions of the board of directors, and performs oversight responsibilities. Separating the duties of the chairman from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chairman to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, our chairman runs meetings of our independent directors, assists with developing the board’s meeting agendas facilitates communications between management and the board of directors and assists with other corporate governance matters. Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors believes that we have an appropriate leadership structure for us at this time which demonstrates our commitment to good corporate governance. Although the roles of chairman and chief executive officer are currently separate, our nominating and corporate governance committee and board of directors believe it is appropriate for our chief executive officer to serve as a member of our board of directors.
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2023. Our board of directors is actively involved in oversight of risks that could affect us. Our board of directors oversees our risk management processes directly and through its committees. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Our management is responsible for risk management on a day-to-day basis and our board of directors and its committees oversee the risk management activities of management. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company.
Our audit committee oversees risk management activities related to financial controls and legal, cybersecurity, data privacy and compliance risks. Oversight by the audit committee includes direct communication with our external auditors. Our compensation committee oversees risk management activities relating to our compensation policies and practices and assesses whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. Our compensation committee also oversees risk management activities relating to management succession planning and our human capital management strategy and practices. Oversight by the compensation committee includes direct communication with our compensation consultants. Our nominating and corporate governance committee oversees risk management activities relating to board and committee composition and our environmental, social and governance, or ESG, corporate responsibility and sustainability efforts. Our drug discovery committee assists our board of directors in its oversight of our drug discovery and research activities, including having oversight responsibility for enterprise risk management in areas affecting our drug discovery research and development. In addition, members of our senior management team attend our board meetings quarterly and are available to address any questions or concerns raised by the board on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.
Hedging, Pledging and Margin Accounts
Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our directors, named executive officers and other employees, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities based on the company’s securities; and purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of company securities.

In addition, our insider trading policy generally prohibits our directors, named executive officers and other employees from purchasing our securities on margin, borrowing against company securities held in a margin account, or pledging our securities as collateral for a loan.  However, an exception may be granted in extraordinary situations where a person wishes to pledge company securities as collateral for a loan (other than a margin loan) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.  Any exception must be approved by our chief financial officer or chief legal officer or, in the case of a director or executive officer, by our audit committee. Other than the 373,450 shares of our common stock pledged by Dr. Friesner as collateral for a loan, no director, named executive officer or other employees have pledged any shares of our common stock. Prior to approving the pledge by Dr. Friesner, our audit committee considered that (1) Dr. Friesner’s pledge of our shares was not designed to shift or hedge any economic risk associated with his ownership of our common stock, (2) the total number of shares of common stock pledged as collateral for the loan constituted less than 1.0% of our total outstanding shares as the time of the pledge, (3) the amount of the pledged shares was considerably lower than the average daily and weekly trading volume of our common stock, (4) the amount of the contemplated $2.0 million loan relative to the market value of the pledged shares of common stock and (5) Dr. Friesner’s representation that he has the financial capacity to repay the borrowed amount under the loan without resort to the pledged shares. Our audit committee also routinely reviews Dr. Friesner’s pledge of our shares to assess whether such pledge poses an undue risk to the company based on the above factors.
Our Commitment to Environmental, Social, and Governance Matters
We are committed to embedding a long-term, formal ESG strategy within our business, a commitment we refer to as Corporate Sustainability. Our board is engaged in our company’s Corporate Sustainability matters, and our nominating and corporate governance committee maintains formal oversight of our ESG efforts. We believe that a commitment to Corporate Sustainability is integral to our mission to improving human health and quality of life. This commitment requires us to be responsive to ESG-related matters that impact both us and our stakeholders, including the communities in which we operate. We expect to continue to focus on the ESG issues that we have identified as most important to our company, our business and our stakeholders, including, among other things, risk mitigation, impact creation and measurement, and increasing corporate transparency.
More information about our ESG initiatives can be found in Part I, Item 1. Business — Human Capital of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024, and in our Corporate Sustainability Report, available on the “Corporate Sustainability” section of our website, which is located at www.schrodinger.com.

Board Diversity Matrix
In accordance with Nasdaq’s Board Diversity Rule, we have elected to include our board diversity matrix in this proxy statement as set forth below:

Board Diversity Matrix (as of April [__], 2024)
Board Size:
Total Number of Directors	9
Gender:	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	7	—	—
Number of Directors who Identify in any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Board Skills Matrix
We have elected to include our board skills matrix in this proxy statement as set forth below:

As part of any director nominee search, our nominating and corporate governance committee is committed to seeking out highly qualified director candidates who represent a diverse array of personal and professional characteristics, backgrounds, experiences and skills including gender, racial or ethnic identity, international experience and/or expertise in a particular discipline or field.

Communication with Our Directors
Any interested party with concerns about our company may report such concerns to the board of directors, or the chairman of our board of directors, or otherwise the chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:
Schrödinger, Inc.
1540 Broadway, 24th Floor
New York, NY 10036
Attention: Board of Directors
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith using reasonable judgment and discretion.
Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, or auditing matters. Concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters may be submitted to our chief legal officer or our chief financial officer at 1540 Broadway, 24th Floor, New York, New York 10036 or via the toll-free telephone number +1 844 440-0049.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
Introduction
Our compensation committee is responsible for reviewing and overseeing our executive compensation policies and programs. Our compensation committee reviews and determines the compensation of our executive officers and makes recommendations to the board of directors with respect to the compensation of our chief executive officer. This section discusses the principles underlying our compensation committee’s policies and decisions with respect to the compensation of our named executive officers. Our named executive officers for the fiscal year ended December 31, 2023 were:
•Ramy Farid, our president and chief executive officer;
•Geoffrey Porges, our executive vice president, chief financial officer;
•Karen Akinsanya, our president of R&D, therapeutics;
•Robert Abel, our executive vice president, chief scientific officer, platform; and
•Margaret Dugan, our chief medical officer1.
Executive Summary
Schrödinger’s Business
We are transforming the way therapeutics and materials are discovered. Our differentiated, physics-based computational platform enables discovery of high-quality, novel molecules for drug development and materials applications more rapidly and at a lower cost, compared to traditional methods. Our software platform is licensed by biopharmaceutical and industrial companies, academic institutions, and government laboratories around the world. We are applying our computational platform to advance a broad pipeline of drug discovery programs in collaboration with leading biopharmaceutical companies. In addition, we use our computational platform to discover novel molecules for our pipeline of proprietary drug discovery programs, which we are advancing through preclinical and clinical development.

2023 Highlights and 2024 Strategic Actions and Focus
We had strong results in 2023 and look forward to carrying that momentum through 2024. Our key successes since January 2023 include:
•Generated 2023 total revenue of $216.7 million, up 20 percent over 2022
•Generated 2023 software revenue of $159.1 million, up 17 percent over 2022
•Increased our software customer base and ended 2023 with 1,785 active customers, up 2 percent over 20222
1 On July 25, 2023, the Board appointed Dr. Dugan as chief medical officer, effective upon the commencement of her employment with the Company on July 31, 2023.
2 We define an active customer as a customer that had an ACV of at least $1,000 in the fiscal year.

•Drove increased adoption of our software by our largest customers, as evidenced by the $51.0 million annual contract value, or ACV, of our top 10 customers, up 10 percent over 20223 and the increase in the number of customers with an ACV of at least $1.0 million to 27, up from 18 in 2022
•Generated 2023 drug discovery revenue of $57.5 million, up 27 percent over 2022

•Ended the year with 12 ongoing collaborative programs eligible for royalties

•Initiated dosing in a Phase 1 clinical trial of SGR-1505, our MALT1 inhibitor, in patients with relapsed or refractory B-cell lymphomas
•Initiated and completed a Phase 1 clinical trial of SGR-1505 in 73 healthy volunteers to gather additional data, including data relating to the safety, tolerability and pharmacokinetics of SGR-1505, as well as the effect of food and drug-drug interactions. The data supported continued evaluation of SGR-1505 in the ongoing Phase 1 clinical trial in patients with relapsed or refractory B-cell lymphomas
•Initiated dosing in a Phase 1 clinical trial of SGR-2921, our CDC7 inhibitor, in patients with relapsed or refractory acute myeloid leukemia or high-risk myelodysplastic syndrome
•Continued advancing SGR-3515, our novel WEE1/MYT1 inhibitor for the treatment of solid tumors, through IND-enabling studies
•Announced new proprietary discovery-stage programs targeting PRMT5-MTA, EGFRC797S, and NLRP3
•Published 22 peer-reviewed papers across life sciences and materials science in 2023 and co-authored a manuscript describing how our predictive computational methods accelerated Nimbus’s discovery of potent, selective TYK2 inhibitors, underscoring our continued scientific advances
•Plan to publish our second annual Corporate Sustainability Report in April 2024 and continued our investment and focus on ESG matters
Stockholder Engagement and Say-on-Pay Vote Support

Our compensation committee strives to ensure that our executive compensation program aligns with the interests of our stockholders and adheres to our pay-for-performance philosophy. In June 2023, we spoke with three institutional investors then-representing approximately 13% of our outstanding shares of common stock on a variety of executive compensation, corporate governance and other issues that may impact our business. Our executive compensation program received very strong stockholder support at our 2023 annual meeting of stockholders, including the support of over 93% of votes cast on the non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. While this vote is a non-binding advisory vote, our compensation committee and board of directors take the voting results into account in determining the compensation of our named executive officers. In November 2023, we reached out to institutional investors then-representing approximately 53% of our outstanding shares of common stock to understand any concerns about our executive compensation program, and we ultimately spoke with four institutional investors then-representing approximately 22% of our outstanding shares of common stock. Participants in these discussions included our chief legal officer and chief people officer, our head of corporate sustainability, our senior vice president, investor relations and corporate communications, and members of our internal legal team.
Over the course of several months, senior management, our compensation committee and Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon, our compensation committee’s independent consultant, analyzed and discussed what was learned during our stockholder outreach process. In general, we learned that, while we received strong support for our executive compensation program at the 2023 annual meeting of stockholders, certain institutional investors noted they would prefer to see some compensation-related issues addressed in the near future. Compensation-related issues
3 We track the ACV for each of our customers. With respect to contracts that have a duration of one year or less, or contracts of more than one year in duration that are billed annually, we define ACV as the contract value billed during the applicable period. For contracts with a duration of more than one year that are billed upfront, ACV in each period represents the total billed contract value divided by the term.

raised during our stockholder outreach process primarily related to investor preference for the broader use of performance-based equity awards. Below are selected highlights from this process:

What We Heard	What We’ve Done Following Outreach
Stock options with time-based vesting conditions are not sufficiently performance-driven, as stock prices may be influenced by trends within a company’s given industry, and we should broaden the use of performance-based equity awards for the full team of executive officers

After working with our compensation consultant and our compensation committee, in March 2024, we broadened our use of performance-based equity awards to our full team of executive officers to better adhere to our pay for-performance philosophy. Whereas in 2023, only our chief executive officer, our chief financial officer and our president of R&D, therapeutics received a portion of their annual equity-based compensation in the form of performance-based restricted stock units, or PRSUs, in March 2024, each of our executive officers was granted a combination of PRSUs and option awards for his or her performance during 2023. As with 2023, in March 2024, a portion of the chief executive officer’s option awards had an exercise price per share equal to 110% of the closing price of our common stock on the date of grant, which we refer to as premium-priced options. Such premium priced options result in a potential payout only if there is an appreciation of our stock price following the date of grant.

Election of Directors Vote Support
Our nominating and corporate governance committee is committed to identifying and nominating directors to serve on our board of directors who, among other things, have demonstrated business acumen, have a commitment to understanding our industry and company and to regularly attending and participating in meetings of the board of directors and its committees, and who adhere to high ethical standards. Our nominating and corporate governance committee is also committed to regularly considering governance and related matters raised by our stockholders during our engagements to determine what further actions, if any, should be taken in the best interest of our company and its stockholders.
At our 2023 annual meeting of stockholders, we received relatively low support for the election of our Class III directors. Approximately 74% of votes cast supported the election of each of Richard Friesner and Rosana Kapeller-Libermann, and approximately 73% of votes cast supported the election of Gary Sender.
In November 2023, we solicited feedback from institutional investors as discussed above under “ —Stockholder Engagement and Say-on-Pay Vote Support. The governance and related topics discussed with such institutional investors included board composition and structure, executive compensation, and our corporate sustainability and ESG strategy.
Over the course of several months, senior management and our nominating and corporate governance committee analyzed and discussed what was learned in this stockholder outreach process. In general, we learned that the relatively low level of support for our election of directors proposal last year was primarily related to the number of other public company boards on which our directors served and the classified structure of our board. Below are selected highlights from this process:

What We Heard	What We’ve Done Following Outreach
Requests for discussion around how we consider director board commitments and potential over-boarding.
We regularly discuss our directors’ board commitments with our nominating and corporate governance committee to assess whether our directors are over-boarded. Our nominating and corporate governance committee takes into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendations to our board.
Based on these discussions, we have determined that each of our directors commits a sufficient amount of his or her time to his or her role as a director.

Preference for removing the classified structure of our board of directors.
We regularly discuss our classified board structure with our nominating and corporate governance committee and our board of directors to determine whether or when we should no longer have a classified board of directors.
From these discussions, we have determined that maintaining a classified board structure is reflective of peer and industry practice for newly public companies in order to maintain stability of the board during the first few years following the initial public offering.
We will continue to discuss this topic with our nominating and corporate governance committee and our board of directors to determine whether or when a change would be in the best interest of our company and our stockholders.

Requests for updates on our Corporate Sustainability and ESG efforts, in particular, relating to climate disclosures.
We have discussed with stockholders the results of our double materiality assessment that we undertook in 2022 to determine the ESG-related topics most important to our company and our stakeholders, and which serves as the basis for our data-driven Corporate Sustainability strategy.
We have provided updates to stockholders regarding our board and committee oversight of ESG matters, including the formal delegation of authority from our board to our nominating and corporate governance committee of oversight of our ESG efforts.
We plan to publish our second annual Corporate Sustainability report in April 2024, which will include climate-related disclosures, in particular our Scopes 1, 2 and 3 greenhouse gas emissions data.

We intend to continue our stockholder outreach following the filing of this proxy statement with the SEC, to seek support for our annual meeting proposals and to solicit additional feedback regarding governance, compensation and other matters of importance to our stockholders. We view this outreach effort as a valuable opportunity to discuss measures that are important to our stockholders. We also intend to continue our stockholder engagement efforts following the Annual Meeting regardless of the vote results on the proposals included herein.

2023 Pay Outcomes and Decisions
The following summarizes the key decisions made with respect to compensation for our named executive officers during the 2023 fiscal year.
•Our compensation committee made adjustments to base salaries based on competitiveness to the external market and individual scope of responsibility and performance.
•Based on our strong performance achievement as described under “2023 Highlights and 2024 Strategic Actions and Focus” above, short-term annual performance-based cash incentives were paid out at 90% of target.
•To ensure alignment of the interests of our named executive officers with those of our stockholders, annual equity awards were made in the form of (i) stock options, with vesting based on continued service, the value of which depends on the performance of our common stock price and which the compensation committee considers performance-related, particularly for a newly public company, and in the case of our chief executive officer, a portion of such options included premium-priced options, (ii) in the case of our chief executive officer, chief financial officer and president of R&D, therapeutics, PRSUs, which vest only upon achievement of specified performance goals, and (iii) in the case of all other executive officers, restricted stock units, or RSUs, subject to multi-year vesting, based on continued service.
Compensation Objectives and Philosophy
To foster the future success of the company, our compensation committee rewards our executive officers in a manner that reinforces our pay-for-performance philosophy. Our compensation committee has designed our compensation program to align executive interests with our strategic objectives for growth and with the interests of our stockholders and to attract, retain and motivate employees whose performance is expected to drive long-term stockholder value. Our compensation committee is committed to ensuring that a substantial portion of our executive compensation is “at risk” and “variable”.
The graphic below illustrates the target mix of compensation elements among base salary, annual performance-based cash incentive award, and long-term equity incentive awards that vest over multiple years for our named executive officers (other than our chief executive officer) in 2023. In addition to time-based options, we granted PRSUs to Drs. Porges and Akinsanya, which vest upon specified performance metrics. As of the grant date, the performance conditions for the PRSUs granted to Drs. Porges and Akinsanya were considered not probable of occurring and, as a result, the aggregate grant date fair value of those PRSUs, for purposes of this graphic, is $0 and the PRSUs are not included in the graphic below.

Other Named Executive Officers 2023 Target Compensation Mix
10.50% Restricted Stock Units
9.22% Performance-based Cash Incentive
22.06% Base Salary
58.23% Time-based Options

We believe the target compensation mix provided to our chief executive officer in 2023 focused on our long-term success and was aligned with the long-term interests of our stockholders, in accordance with our compensation philosophy.
The graphic below illustrates the target mix of compensation elements among base salary, annual performance-based cash incentive award, and long-term equity option awards that vest over multiple years for our chief executive officer in

2023. Approximately 78.2% of the target compensation mix was at-risk. Approximately 66.5% of the target compensation mix consisted of long-term incentive compensation in the form of stock options that vest over multiple years. In addition to time-based options, we granted PRSUs to Dr. Farid, which vest upon specified performance metrics. As of the grant date, the performance conditions for the PRSUs granted to Dr. Farid were considered not probable of occurring and, as a result, the aggregate grant date fair value of those PRSUs, for purposes of this graphic, is $0 and the PRSUs are not included in the graphic below.

Reflecting the strong alignment between pay and performance over the last year, our chief executive officer’s total realizable pay in the year ended December 31, 2023, represented by his actual salary and annual cash incentive earned, is approximately 33.5%% of the total compensation disclosed in the Summary Compensation Table below on page 70. Approximately 66.5% of Dr. Farid’s 2023 total compensation as reported in the Summary Compensation Table on page 70 of this proxy statement relates to stock options granted in 2023 which vest over a four-year period. For more information on total compensation of Dr. Farid as calculated under SEC rules, see the Summary Compensation Table on page 70. This discussion of realizable pay is not a substitute for the total compensation of Dr. Farid as reported in the Summary Compensation Table.

Overview of Our Compensation Programs
The key elements of our executive compensation programs include the following:

Compensation Element	Purpose	Features	Risk Level
Base salary	To attract and retain highly skilled executives	Fixed component of pay to provide financial stability, based on responsibilities, experience, skill, expertise, knowledge and individual contributions	Not at risk
Annual performance-based cash incentive	To promote and reward the achievement of our key short-term strategic and corporate performance goals; to motivate and attract executives	Variable, performance-based compensation linked to achievement of annual quantitative and qualitative company performance goals	At risk, short-term incentive
Long-term equity incentive awards	To focus executives on long-term performance and further align their interests to that of our stockholders; to promote retention; to reward outstanding company and individual performance
Stock options subject to multi-year vesting based on continued service, the value of which depends on the performance of our common stock price, in order to directly align executive interests with those of our stockholders over the longer-term
In 2023, we introduced (i) PRSUs for our chief executive officer, chief financial officer and president of R&D, therapeutics, (ii) premium-priced stock options for our chief executive officer, and (iii) RSUs subject to multi-year vesting based on continued service for all of our other executives.
In 2024, we broadened our use of PRSUs to our full team of executive officers.
At risk, long-term incentive
Salary. We consider increases in base salary based upon an assessment of each executive’s performance, skill, knowledge and scope of responsibilities, and an assessment of competitive market data based on our peer group that is approved by the compensation committee.
Annual Performance-Based Cash Incentive. Focusing on pay-for-performance, our 2023 performance-based cash incentive program was designed to reward achievements for 2023 as measured against pre-established quantitative and qualitative company performance goals.
Equity Awards. We typically make equity grants to each of our executive officers upon commencement of employment and annually in conjunction with our review of their individual performance and competitive market data based on our approved peer group. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, and help align the interests of our executives and our stockholders. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package as it directly ties our executives’ success to that of our stockholders.
The mix of compensation components is designed to reward annual performance against corporate goals and drive long-term company performance and create stockholder value. The compensation committee generally established overall target compensation for our executive officers near the 50th percentile of compensation paid to similarly situated executives of companies in our peer group. Competitive market positioning is only one of a multitude of factors that our compensation committee considers in making compensation decisions. As described below under “Role of Our Compensation Committee and Management in Setting Executive Compensation,” other factors considered by our compensation committee include individual performance, potential, criticality to the business, and internal equity.
In addition to our direct compensation elements, the following features of our compensation program are designed to align the interests of our executives with those of our stockholders and to follow market best practices:

What We Do		What We Don’t Do
☑	Use market data from an industry-specific peer group to set competitive compensation levels	☒	Allow hedging of equity
☑	Deliver executive compensation primarily through performance-based pay	☒	Permit re-pricing of stock options without stockholder approval
☑	Set challenging short-term incentive corporate goals	☒	Provide supplemental executive retirement plans
☑	Offer market-competitive benefits for executives that are consistent with those offered to the rest of our employees	☒	Provide tax gross-up payments for any change-of-control payments
☑	Cap payouts at 150% of target for our PRSUs	☒	Provide perquisites
☑	Maintain a clawback policy covering erroneously awarded incentive-based executive compensation	☒	Guarantee annual salary increases or annual equity grants
☑	Maintain stock ownership guidelines applicable to our senior executive officers and non-employee directors	☒	Include an evergreen provision in our 2022 Equity Incentive Plan
☑	Hold annual stockholder advisory say-on-pay votes
☑	Double-trigger arrangements upon a change of control
☑	Undertake active stockholder engagement efforts
☑	Consult with an independent compensation consultant on compensation levels and practices
Role of Our Compensation Committee and Management in Setting Executive Compensation
Our compensation committee reviews and oversees our executive compensation policies and programs. Our compensation committee reviews and determines the compensation of our executive officers, including the named executive officers, and makes recommendations to the board of directors with respect to the compensation of our chief executive officer. In connection with this process, the compensation committee evaluates the total mix of compensation vehicles to align each with our business goals and strategy. Our compensation committee believes that executive pay decisions require consideration of a multitude of relevant factors that may vary from year to year. In making executive compensation decisions, our compensation committee generally takes into consideration the factors listed below:
•corporate performance, business needs and business impact;
•each named executive officer’s individual performance, experience, job function, change in position or responsibilities, and expected future roles, responsibilities and contributions to our company;
•internal pay equity among named executive officers and positions;
•the need to attract new talent to our executive team and retain existing talent in a highly competitive industry and geographic region;
•a range of market data reference points as described below under “Defining and Comparing Compensation to Market Benchmarks”;

•the total compensation cost and stockholder dilution from executive compensation actions;
•trends and compensation paid to similarly situated officers within our market;
•recommendations of the outside, independent compensation consultant;
•a review of a named executive officer’s total targeted and historical compensation and equity ownership;
•our chief executive officer’s recommendations (with respect to executive officers other than himself), based on his direct knowledge of the performance by our named executive officers; and
•evolving best practices in compensation and governance.
The evaluation of our executive officers is based in part on our overall corporate performance against annual corporate performance goals, which are related to financial and operational measures and objectives. The annual corporate performance goals are proposed by our executive team, discussed with the board of directors and approved by the compensation committee early each year, as discussed in more detail below. These annual corporate performance goals are designed to tie to the company’s overall corporate objectives. After the end of each year, our compensation committee determines overall corporate performance against these predetermined corporate performance goals.
As a part of determining our executive officers’ compensation, our compensation committee receives recommendations from our chief executive officer (except with respect to his own performance and compensation). In making his recommendations for executive officers other than himself, the chief executive officer receives input from our human resources department and has access to various third-party compensation surveys and compensation data provided by the independent compensation consultant to the compensation committee, as described below. While the chief executive officer discusses his recommendations for the other executive officers with the compensation committee, he does not participate in the deliberations concerning his own compensation.
Our chief executive officer’s annual base salary and his annual performance-based cash incentive award is approved by our board of directors, based upon the recommendation of our compensation committee. Either our compensation committee or our board of directors approves annual equity awards to our executive officers, including our chief executive officer.
Annual base salaries, annual performance-based cash incentive awards for prior year performance and annual equity awards are generally determined in the first quarter of each year.
Our compensation committee may also review the compensation of our executive officers throughout the course of the year, including in connection with promotions or other special circumstances that our compensation committee determines to be appropriate.
Role of the Independent Compensation Consultant
Since 2018, our compensation committee has retained Aon as its independent compensation consultant, to provide comparative data on executive compensation and director compensation practices in our industry and to advise on our executive compensation program generally. The compensation committee annually evaluates its engagement of compensation consultants, and selected Aon to advise with respect to compensation matters based on Aon’s industry experience and reputation, which our compensation committee concluded gave Aon useful context and knowledge to advise it.
During 2023, our compensation committee directly retained Aon to advise the compensation committee on our compensation program for executive officers and directors. As part of its services, Aon provided the compensation committee with publicly available compensation data from a peer group of similarly situated publicly traded companies. Aon provided guidance to the compensation committee with respect to the amount and form of executive and director compensation, design of the global long-term incentive program, including the use of PRSUs for certain executive officers, and an overview of the latest trends in executive compensation. Following our stockholder engagement, which took place in June 2023 and between October 2023 and January 2024, Aon discussed with our compensation committee and our senior management the results of our stockholder outreach process and made recommendations as to actions that could be taken in response to the concerns raised. Although our compensation committee considers the advice and guidance of Aon as to our executive compensation program and our director compensation program, our compensation committee ultimately makes its own determinations about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.
Aon was retained exclusively by the compensation committee and has not been retained by management to perform any work for the company other than projects performed at the direction of the compensation committee.
The compensation committee reviewed information regarding the independence and potential conflicts of interest of Aon, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the compensation committee concluded that the engagement of Aon did not raise any conflict of interest.
Defining and Comparing Compensation to Market Benchmarks
The compensation committee uses competitive compensation data from an annual total compensation study of peer companies, compiled by Aon, to help inform its decisions about overall compensation opportunities and specific compensation elements.
In evaluating the total compensation of our named executive officers, our compensation committee, using information provided by Aon, establishes a peer group of publicly traded companies in the life sciences and software industries.
For purposes of executive and director compensation decisions for 2023, in August 2022, our compensation committee, with the advice of Aon, selected our peer group for 2023, or our 2023 peer group, seeking to have an equal balance of smaller and larger companies by market capitalization and size. The selection criteria for inclusion in the 2023 peer group included:
•A majority of biotechnology companies (including biopharmaceuticals, medical devices and diagnostics companies), supplemented by software technology peers, that had:
•Annual revenues of $50 million to $500 million (to exclude mature, commercial companies);
•A market capitalization of approximately one-third to three times our market capitalization at the time of review;
•Headcount of one-third to three times our projected headcount for the end of 2022, which resulted in a range of approximately 200 to 2,000 employees in size; and
•An initial public offering within the last five years.
In addition, in establishing the peer group for the following compensation cycle, the compensation committee reviews the current peer group with a view to preserve continuity in peer group from year to year, despite the inherent volatility in market capitalization and size of companies in our industries, and to address acquisition activity. For the purposes of determining the 2024 peer group, which the compensation committee used to inform, in part, executive and director compensation levels for 2024, the selection criteria were substantially the same as the criteria for the 2023 peer group, however the market capitalization range was adjusted upward to reflect our higher market capitalization at the time of review in August 2023.

With reference to these metrics, the compensation committee established the following peer groups for 2023 and 2024 as set forth in the following table:

Peer Group Company	2023 Peer Group	2024 Peer Group
Life Sciences Peers
10x Genomics		X*
Adaptive Biotechnologies Corp.	X	X
Agios Pharmaceuticals, Inc.	X*
Allogene Therapeutics, Inc.	X*
Blueprint Medicines Corp.	X	X
BridgeBio Pharma, Inc.	X	X
CRISPR Therapeutics AG	X	X
Deciphera Pharmaceuticals, Inc.	X*
Denali Therapeutics Inc.	X	X
Doximity		X*
Fate Therapeutics, Inc.	X*
ForgeRock		X*
Ginkgo Bioworks Holdings, Inc.	X	X
Halozyme Therapeutics, Inc.	X	X
Inspire Medical Systems, Inc.	X	X
Ionis Pharmaeuticals		X
Pacific Biosciences of California		X
Reata Pharmaceuticals Inc.	X*
Recursion Pharmaceuticals, Inc.	X	X
Twist Bioscience Corp.	X	X
Software Peers
Certara, Inc.	X	X
Varonis Systems Inc.	X*
Yext, Inc.	X	X
Zuora Inc.	X	X
* Agios Pharmaceuticals, Inc. was removed from the 2024 peer group because its revenue fell below the target selection range at the time the peer group was approved. Allogene Therapeutics, Inc. was removed from the 2024 peer group because its market capitalization and revenue fell below the target selection range at the time the peer group was approved. Deciphera Pharmaceuticals, Inc. was removed from the 2024 peer group because market capitalization fell below the target selection range at the time the peer group was approved and to allow for other companies with a more similar business profile to be added to the peer group. Fate Therapeutics, Inc. was removed from the 2024 peer group because its market capitalization fell below the target selection range at the time the peer group was approved. Reata Pharmaceuticals Inc. was removed from the 2024 peer group because it was acquired by Biogen Inc. in September 2023. Varonis Systems Inc. was removed from the 2024 peer group to allow for other companies with a more similar business profile to be added to the peer group. All additions to the 2024 peer group were to maintain a balance of selection criteria while maintaining a robust sample size of companies.
This market data was used as a reference point, in addition to other factors, in setting our named executive officer’s compensation in 2023. Since we operate in a technically advanced environment, the competition for experienced and talented executives is high. Our compensation committee’s general aim is for compensation to remain competitive with the market. In 2023, our compensation committee generally targeted total compensation for our executive officers at approximately the 50th percentile of the market data.
Competitive market positioning is only one of a multitude of factors, as described above under “Role of Our Compensation Committee and Management in Setting Executive Compensation,” that our compensation committee considers in making compensation decisions, including individual performance and potential, criticality to the business, and internal equity.
Base Salary
We provide base salaries to our named executive officers to compensate them with a fair and competitive base level of compensation for services rendered during the year. None of our named executive officers is party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. On an annual basis, our compensation committee determines (or recommends, in the case of the chief executive officer) the base salary for each executive officer, including our named executive officers, based on the executive officer’s performance, skills, knowledge and the responsibilities required of our executive officers. In addition, our compensation committee reviews and considers the level of base salary paid by companies in our peer group for similar positions. Any changes in base salary made as part of the annual review process are typically effective at the beginning of the fiscal year.
Our compensation committee's annual assessment of our named executive officers’ base salaries takes into consideration our objective to retain highly qualified executives, to motivate them to achieve our business goals, and to reward them for the achievement of short- and long-term performance.
At the beginning of 2023, our compensation committee reviewed the compensation of our chief executive officer and each of our other named executive officers. With respect to Dr. Farid, our compensation committee recommended, and our board of directors approved, an increase in his annual base salary from $651,000 to $677,000 for 2023. This determination was based on his critical role at our company and overall company performance.
The compensation committee also approved merit increases in base salary for each of our other named executive officers serving at that time, based on overall company performance (with the input of our chief executive officer), expected roles and responsibilities for 2023, the market conditions and a comparison of their base salaries to the market median base salaries of similarly situated executive officers in our 2023 peer group.
The table below sets forth the adjustments to the base salary for 2023, in dollars and as a percentage, for each of our named executive officers.

Name	2022 Base Salary	2023 Base Salary	Increase(%)
Ramy Farid	$651,000	$677,000	4.0%
Geoffrey Porges	$580,000	$603,000	4.0%
Karen Akinsanya	$515,375	$541,000	5.0%
Robert Abel	$374,000	$410,000	9.6%	(1)
Margaret Dugan(2)	N/A	$520,000	N/A
(1)     Dr. Abel’s salary increase reflects merit and market-based adjustments.
(2)    Dr. Dugan was hired as our chief medical officer in July 2023.

Annual Performance-based Cash Incentive. In August 2019, our board of directors adopted our Senior Executive Incentive Compensation Plan. The Senior Executive Incentive Compensation Plan provides for cash incentive payments to be made to certain eligible executive officers, including our named executive officers, based upon the attainment of performance targets established by our compensation committee, which are related to financial and operational measures or objectives with respect to our company. Each executive officer who is selected to participate in the plan has an annual targeted bonus opportunity based on a percentage of salary, but payments under this plan may be higher or lower than the executive’s target bonus opportunity, depending upon our performance. This plan is designed to motivate our executive officers to achieve annual goals based on financial and operating performance objectives.
Our compensation committee administers the Senior Executive Cash Incentive Plan, selects the eligible executive officers, and selects the corporate performance goals.
Cash awards paid under the Senior Executive Incentive Compensation Plan are based upon formulas that tie such cash awards to performance targets under the corporate performance goals. The formulas are adopted annually by the compensation committee and communicated to each executive officer at the beginning of each year. The level of achievement of the corporate performance goals will be determined by the compensation committee. If the corporate performance goals are met, payments are made as soon as practicable following the determination by the compensation committee (or the board of directors, upon the recommendation of the compensation committee, in the case of the chief executive officer) of the cash award payable to each executive officer. Subject to the compensation committee’s discretion to pay a pro-rated cash award under limited circumstances, each executive officer must be employed by us on the date the cash award is payable in order to be eligible to receive the cash payment. Our board of directors or the compensation committee may amend or terminate the Senior Executive Incentive Compensation Plan at any time for any reason.
The table below summarizes the predetermined 2023 corporate performance goals, the weighting for each target or stretch corporate performance goal and level of performance achievement for each such goal as approved by the compensation committee.
Certain of these corporate performance goals include highly sensitive and competitive data, including preclinical, clinical, regulatory, technical, operational and financial targets. We do not disclose the specific portions of these goals because we believe that such disclosure would result in competitive harm to us. Revealing certain elements of these goals could potentially reveal insights about our preclinical, clinical, regulatory, financial and strategic plans or objectives that our competitors or potential collaborators could use against us.
Based on the assessments and calculations described below, our compensation committee determined that the 2023 corporate performance goals were achieved at an overall level of 90% of target.

	Weighting of Goals		Percentage of Achievement
2023 Corporate Goals Achievement	Target	Stretch	Target	Stretch	Weighted Performance
Financial and Operational Goals
Achieve software sales booking targets	30.0%	7.0%	98.2%	—%	29.5%
Achieve software key performance indicator targets	N/A	4.0%	N/A	225.0%	9.0%
Achieve drug discovery revenue targets	10.0%	5.0%	79.0%	—%	7.9%
Achieve external business initiatives and goals	15.0%	N/A	13.3%	N/A	2.0%
Reduce operating cash burn	5.0%	2.0%	31.0%	—%	1.6%
Subtotals	60%	18%			50%
Drug Discovery, Research, and Development Goals
Generate data to inform SGR-1505 development plan	20.0%	N/A	100.0%	N/A	20.0%
Initiate additional clinical trial from proprietary pipeline	6.0%	N/A	133.3%	N/A	8.0%
Select additional development candidate and initiate IND-enabling studies for a proprietary program	6.0%	N/A	100.0%	N/A	6.0%
Achieve development goals for proprietary discovery-stage programs and reduce external spend	8.0%	N/A	75.0%	N/A	6.0%
Subtotals	40%	N/A			40%
Approved 2023 Corporate Performance Goal Achievement Level	100%	18%			90%
In order to arrive at the overall level of 2023 corporate performance goal achievement, our compensation committee determined the percentage of performance achievement for each target goal and each stretch goal and then multiplied that percentage of achievement by such goal’s weighting and summed the results to arrive at the weighted performance for each goal. Our compensation committee then added the weighted performance percentages together to determine our overall 2023 corporate performance goal achievement level of 90% of target. The maximum potential 2023 corporate performance goal achievement level was 118% after including potential achievement for stretch goals.
In determining the overall level of achievement, our compensation committee made the following assessments:
•Achieve financial goals – Assessment of 50% achievement, out of a weighting at target of 60%, was based largely on achievement near target for bookings for our software business, achievement at slightly below target for revenue for our drug discovery business, achievement below target with respect to external business initiatives and goals, and achievement below target with respect to reducing our operating cash burn, which was partially offset by performance above our stretch goals with respect to achieving software key performance indicators.
•Achieve drug discovery and development goals – Assessment of 40% achievement out of a weighting at target of 40%, was based on achievement at or slightly above target with respect to our ability to meet specified milestones for our proprietary drug discovery programs, which was partially offset by performance below target with respect to our ability to achieve certain development goals for our proprietary discovery-stage programs and reduce external spend.
The table below shows each named executive officer’s target cash incentive award under the Senior Executive Incentive Compensation Plan as a percentage of the named executive officer’s annual base salary in 2023, the cash target incentive award opportunity in dollars for 2023 and the actual cash incentive awards paid to our named executive officers for 2023 performance, which were paid in February 2024, as well as the actual 2023 cash incentive award payment as a percentage of the 2023 target cash incentive award opportunity.

Name	2023 Target Incentive Award (% of 2023 Base Salary)	2023 Target Incentive Award Opportunity ($)	2023 Actual Incentive Award ($)(1)	2023 Actual Incentive Award (% of 2023 Target Incentive Award Opportunity)
Ramy Farid	60%	$406,200	$365,580	90%
Geoffrey Porges	50%	$301,500	$271,350	90%
Karen Akinsanya	50%	$270,500	$243,450	90%
Robert Abel	40%	$164,000	$147,600	90%
Margaret Dugan(2)	40%	$208,000	$78,513	90%
(1)Under the Senior Executive Incentive Compensation Plan, the actual cash incentive awards were determined for 2023 by multiplying the target incentive award opportunity for each named executive officer by 90%, which is the overall achievement level of the corporate performance goals as determined by our compensation committee.
(2)Dr. Dugan’s cash incentive award payment was pro-rated for the period she served in 2023.
In March 2024, the compensation committee determined the performance goals that will be used to assess corporate performance in 2024. Cash incentive awards under the 2024 annual incentive program will be determined in substantially the same manner as under the 2023 annual incentive program.
Equity Incentives
Although we do not have a formal policy with respect to the grant of equity incentive awards to our named executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, help to align the interests of our named executive officers and our stockholders and provide competitive levels of executive compensation. We believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period. We also believe that equity awards with performance-based vesting conditions further align executive interests with those of our stockholders. The market for qualified and talented executives in the industry in which we operate is highly competitive, and we compete for talent with many companies that have greater resources than we do. As such, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.
Our compensation committee or our board of directors typically makes equity grants to our named executive officers upon commencement of employment and annually at in the first quarter of the year in conjunction with our review of their individual performance and competitive market data based on our approved peer group. The size of equity awards varies among our executive officers based on their positions, competitive market data, and annual performance assessments. None of our executive officers is party to an employment agreement that provides for the automatic grant of equity awards.

We have historically provided a significant portion of our executive compensation in the form of stock options, including in 2023. In 2023, we also provided a significant portion of our annual executive compensation in the form of PRSUs to our chief executive officer, chief financial officer and president of R&D, therapeutics and in the form of RSUs to all other executive officers.
The options that we grant to our named executive officers typically vest and become exercisable as to 25% of the shares underlying the option on the first anniversary of the vesting commencement date and as to an additional 2.0833% of the original number of shares underlying the option monthly thereafter. Vesting rights cease upon termination of employment and exercise rights for previously vested stock options cease shortly after termination of employment, though exercisability is extended in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. The term of options we have granted to our named executive officers is ten years.
The RSUs that we granted to certain of our named executive officers in 2023 vest in equal annual installments over a period of four years, subject to continued service. The PRSUs vest only upon the achievement of specified performance goals. Vesting rights cease upon termination of service. Prior to the vesting of RSUs or PRSUs, the holder has no rights as a stockholder with respect to the shares subject to such RSU or PRSU, including no voting rights and no right to receive dividends or dividend equivalents.
All stock options granted (other than the premium-priced stock options granted to our chief executive officer in 2023 and 2024) have exercise prices equal to the fair market value of our common stock on the date of grant, which is typically the date that either our compensation committee or our board of directors approves such award. The exercise prices are determined by reference to the closing market price of our common stock on the Nasdaq Global Select Market on the date of grant, so that the recipient will not realize any value from his or her options unless our stock price increases above the stock price on the date of grant. Accordingly, the equity compensation portion of our named executive officers’ compensation is at risk and is directly aligned with stockholder value creation.
As part of the ongoing review of our compensation strategy and practices, the compensation committee determines the appropriate mix of the type of equity awards and the size of the award, based in part on recommendations from Aon. The compensation committee may approve different award types in the future as part of the overall compensation strategy.
2023 Annual Equity Awards
In connection with the annual review of our named executive officers’ compensation and consistent with our compensation philosophy, in February 2023, our compensation committee granted options to purchase shares of our common stock to our named executive officers (other than Dr. Dugan who commenced employment in July 2023), in the amounts set forth in the table below, each at an exercise price of $23.29 per share. These option grants were based on the named executive officer’s level of responsibility within our company, equity ownership in relation to the peer group benchmark data, and the compensation committee’s assessment of the named executive officer’s individual performance (with input from our board of directors, in the case of our chief executive officer) and our overall company performance, in each case without reference to any specific metric.

Name	2023 Option Awards (#)		2023 RSU Awards (#)		2023 PRSU Awards (#)
Ramy Farid	150,485	(1)(2)	—		22,800	(4)
Geoffrey Porges	54,735	(1)	—		8,810	(4)
Karen Akinsanya	63,270	(1)	—		10,185	(4)
Robert Abel	63,270	(1)	10,545	(3)	—
(1)These options vested as to 25% of the original number of shares underlying the options on February 9, 2024, and vest in equal monthly installments for the remaining shares through February 9, 2027.
(2)Includes (i) an option to purchase 84,960 shares of common stock, with an exercise price of $23.29 per share, the closing price on the date of grant and (ii) a premium-priced option to purchase 65,525 shares of common stock at an exercise price per share of $25.62, equal to 110% of the closing price on the date of grant.

(3)On February 9, 2023, our compensation committee approved the grant of these RSUs, which vest in equal annual installments over a period of four years, subject to continued service. Each RSU represents a contingent right to receive one share of our common stock.
(4)On February 9, 2023, our compensation committee approved the grant of these PRSUs. The PRSUs vest as to the percentage assigned to each of three evenly weighted financial, business and software performance metrics, as measured at the end of the measurement period ending on December 31, 2025, upon certification by our compensation committee of achievement of the applicable performance metrics. The level of achievement of the PRSUs provide for a threshold (50%) payout, a target (100%) payout, and a maximum (150%) payout. The amounts in the table above are shown at target.
The grant date fair values of the equity awards granted to our named executive officers in 2023 and shown in the Summary Compensation Table and the Grants of Plan-Based Awards for 2023 table below were determined in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. The compensation committee’s overall philosophy is to award equity that takes into account individual performance, potential, criticality to the business, internal equity and relative alignment to the peer group median. The equity awards granted are reflective of that philosophy and our strong performance for 2022.

New Hire Awards
Dr. Dugan commenced employment as our chief medical officer in July 2023. On August 9, 2023, our compensation committee granted Dr. Dugan a stock option to purchase 90,000 shares of our common stock, at an exercise price per share equal to $39.89. The option vests as to 25% of the shares underlying the option on July 31, 2024 and, as to the remaining shares, monthly thereafter until the July 31, 2027, subject to continued service. In addition, our compensation committee also granted Dr. Dugan RSUs with respect to 15,000 shares of our common stock, which vest in equal annual installments over a period of four years. Each RSU represents a contingent right to receive one share of our common stock, subject to continued service. The option and the RSUs were granted pursuant to our 2021 Inducement Equity Incentive Plan, as amended, as an inducement material to Dr. Dugan’s acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).
2024 Executive Compensation Decisions
In 2024, we broadened our executive compensation program by introducing PRSUs for all of our executive officers to further adhere to our pay for performance philosophy. In 2023, we initially restructured our executive compensation program to introduce PRSUs for certain of our named executive officers to further adhere to our pay for performance philosophy. In 2024, we granted PRSUs to each of our executive officers. We also granted options with time-based vesting conditions to our named executive officers, which for our chief executive officer included a premium-priced option with an exercise price equal to 110% of the closing price of our common stock on the date of grant. The target aggregate grant value for the PRSUs and the premium-priced options granted to our chief executive officer in 2024 is expected to equal at least 50% of the total value of the long-term equity incentive award granted to Dr. Farid.
In January 2024, our compensation committee (or our board of directors, in the case of our chief executive officer) approved 2024 base salaries and target cash incentive percentages for 2024, and in March 2024, our compensation committee approved (with input from our board of directors, in the case of our chief executive officer) annual equity awards for our named executive officers. The table below sets forth the 2024 compensation levels for each of our named executive officers.

Name	2024 Base Salary (1)	Base Salary Increase over 2023 (%)	2024 Target Cash Incentive Award (% of 2024 Base Salary)	Increase in Target Cash Incentive Award from 2023	Options		PRSU
					Awards (#)		Awards (#)
Ramy Farid	$704,080	4%	65%	5%	213,271	(2)	35,000	(4)
Geoffrey Porges	$627,120	4%	55%	5%	90,000	(3)	15,000	(4)
Karen Akinsanya	$562,640	4%	55%	5%	120,000	(3)	20,000	(4)
Robert Abel	$460,020	12.2%	50%	10%	90,000	(3)(5)	15,000	(4)(6)
Margaret Dugan	$540,800	4%	50%	10%	60,000	(3)	10,000	(4)
(1)The base salaries were effective as of January 1, 2024. The salary increases reflect merit and market-based adjustments.
(2)Includes an option to purchase 126,000 shares of common stock, with the exercise price and vesting schedule described below in footnote 3 and a premium-priced option to purchase 87,271 shares of common stock at an exercise price per share of $27.76, equal to 110% of the closing price on the date of grant.
(3)On March 4, 2024, our compensation committee approved the grant of these stock option awards at an exercise price of $25.24 per share, the closing price on the date of grant. The options are subject to time-based vesting, with 25% of the shares underlying the option vesting on the first anniversary of the grant date and an additional 2.0833% of the original number of shares underlying the option vesting monthly thereafter.
(4)On March 4, 2024, our compensation committee approved the grant of these PRSUs. The PRSUs vest as to the percentage assigned to each of three performance metrics relating to software performance, Schrödinger therapeutics group performance and operating performance, as measured at the end of the measurement period ending on December 31, 2025, upon certification by our compensation committee of achievement of the applicable performance metrics, and which will vest, assuming performance metrics are met, following the filing of our annual report on Form 10-K for the fiscal year ending December 31, 2026. The level of achievement of the PRSUs provide for a threshold (50%) payout, a target (100%) payout, and a maximum (150%) payout. The amounts in the table above are shown at target.
(5)Includes an option to purchase 30,000 shares of common stock that was approved by our compensation committee on March 21, 2024. The options have an exercise price of $27.51 per share, the closing price on the date of grant. The options are subject to time-based vesting, with 25% of the shares underlying the option vesting on March 4, 2025 and an additional 2.0833% of the original number of shares underlying the option vesting monthly thereafter. Our compensation committee approved the grant of these options in order to increase the annual equity award granted to Dr. Abel, to reflect his critical role in developing our software platform to accomplish our strategic business priorities.
(6)Includes a grant of 5,000 PRSUs approved that was approved by our compensation committee on March 21, 2024. The PRSUs vest as described above in footnote 4. The amount in the table above is shown at target. Our compensation committee approved the grant of these PRSUs in order to increase the annual equity award granted to Dr. Abel, to reflect his critical role in developing our software platform to accomplish our strategic business priorities.
Severance and Change in Control Benefits
Our Executive Severance and Change in Control Benefits Plan, which we refer to as the Severance Plan, which initially became effective following the closing of our initial public offering and was most recently amended in August 2022, provides severance benefits to certain of our executives, including our named executive officers, if their employment is terminated by us without “cause” or, only in connection with a “change in control” of our company, they terminate employment with us for “good reason” (as each of those terms is defined in the Severance Plan).
We believe that providing these benefits helps us compete for executive talent. These benefits are designed to promote stability and continuity of our executives and are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change in control of the company. We prefer to have certainty regarding the potential severance amounts payable to named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates.
Please refer to “—Executive Severance and Change in Control Benefits Plan” below for a more detailed discussion of severance and change in control benefits for our named executive officers. We also have provided estimates of the value of the severance payments made and other benefits provided to our named executive officers under specified termination circumstances under the caption “—Potential Payments Upon Termination or Change in Control” below.
Benefits and Other Compensation
Other compensation to our executives consists primarily of the broad-based benefits we provide to all full-time employees in the United States, including medical, dental and vision insurance, group life and disability insurance. We also maintain a defined contribution employee retirement plan for our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred contributions. Vesting in our discretionary matching contributions is based on years of service to us, with 25% vesting per year of service to us and 100% vesting at the end of the fourth year of service to us. Employee contributions are held and invested by the plan’s trustee as directed by participants. Our 401(k) plan provides that each participant can contribute up to 75% of such participant’s eligible compensation (pre-tax or post-tax Roth contributions), up to the statutory limit, which was $20,500 for 2022 and $22,500 for 2023. Participants who are at least 50 years old are also eligible to make “catch-up” contributions of up to an additional $6,500 above the statutory limit in 2022 and up to an additional $7,500 above the statutory limit in 2023. The 401(k) plan provides us with the discretion to match participant contributions up to certain specified amounts. Effective January 1, 2019, we began making discretionary matching contributions to participants under our 401(k) plan equal to 50% of the participant’s contribution to the 401(k) plan up to a maximum participant contribution of 8% of participant’s eligible compensation.
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our compensation committee.
Clawback Policy
Effective October 2, 2023, we adopted a compensation recovery policy, or a “clawback policy”, relating to our right to recover compensation previously paid to specified executive officers in certain circumstances, including the recovery of erroneously awarded incentive-based compensation (as defined in the policy) in accordance with Nasdaq Listing Rule 5608, which implements Rule 10D-1 under the Exchange Act. The policy is administered by the compensation committee.
The policy provides that, in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, we will attempt to recover, reasonably promptly from each covered executive, any erroneously awarded incentive-based compensation received by our covered executives during the recovery period under the policy. In addition, if the compensation committee determines that a covered executive’s acts or omissions that contributed to the circumstances requiring an accounting restatement subject to the policy involved either (i) intentional misconduct or an intentional violation of any of our rules or any applicable legal or regulatory requirements in the course of the covered executive’s employment by us or (ii) fraud in the course of the covered executive’s employment by us, then in each such case, we may attempt to recover from such covered executive up to 100% of the covered executive’s compensation other than base salary received by such covered executive since the beginning of the recovery period under the policy.
For purposes of this policy, covered executives means any executive officer (as defined in Rule 16a-1(f) under the Exchange Act) who served at any time during the performance period for the applicable incentive-based compensation. Incentive-based compensation means any compensation that is granted, earned or vested based wholly or in part upon the attainment of (i) any measures that are determined and presented in accordance with the accounting principles used in preparing our financial statements, and any measures that are derived wholly or in part from such measures, (ii) stock price and (iii) total stockholder return. Erroneously awarded incentive-based compensation means the amount of incentive-based compensation that was received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid by the covered executives (or by us on their behalf). If the incentive-based compensation is based on our stock price or total stockholder return and the amount of the erroneously awarded incentive-based compensation is not subject to recalculation directly from the information in an accounting restatement, the amount to be recovered shall be based on a reasonable estimate by the compensation committee of the effect of the accounting restatement on the stock price or total stockholder return upon which the incentive-based compensation was received. The policy does not apply to compensation received prior to October 2, 2023 or to compensation that was received by a covered executive before beginning service as an executive officer.

Equity Ownership Guidelines for Directors and Executives
In 2021, our board of directors adopted equity ownership guidelines applicable to our directors and executives who are required to make filings under Section 16 of the Exchange Act or have the title of executive vice president or senior vice president. To further align the interests of our directors and executive with the interests of our stockholders, our board of directors determined that such directors and executives should hold shares of our common stock and other equity rights that have a fair market value commensurate with their respective roles with us. The board or the compensation committee has the full power to administer and interpret the equity ownership guidelines.
The ownership requirement applicable to our directors and executives will be equal to the following multiple of the individual’s base salary or cash retainer, as applicable:

Title	Dollar value of equity
Chief Executive Officer	3.0x base salary
Executive Vice President	2.0x base salary
Senior Vice President	1.0x annual base salary
Non-employee directors	3.0x annual cash retainer
The ownership requirement will be measured as to each director and executive as of June 30 of each year. Our current directors and executives are required to achieve the applicable ownership requirement by June 30, 2026. However, each of our directors and executive officers, other than Drs. Porges and Dugan, whose employment commenced in August 2022 and July 2023, respectively, currently meets the applicable ownership requirement. Newly hired and newly promoted executives and newly elected directors, in each case, not previously subject to these guidelines are expected to achieve the applicable ownership requirement within five years from the date of hire, promotion, or initial election, as applicable.
In calculating equity ownership level, the following shares and equity rights shall be included: outstanding shares of common stock that are not pledged, vested RSUs and PRSUs, unvested RSUs and PRSUs that remain subject only to time-based vesting, unexercised, vested in-the-money stock options, and any other vested grants or account balances under share-based company compensation plans. Unvested RSUs and PRSUs subject to performance conditions, unvested stock options, and pledged shares of common stock shall not be included in calculating any individual’s equity ownership level. Following the conclusion of any applicable phase-in period applicable to a director or executive, in the event that such individual does not satisfy the ownership requirement as of any measurement date, then we may implement such conditions, restrictions or limitations on such individual as we determine to be necessary or appropriate in order to achieve the purposes of our equity ownership guidelines.
Tax and Accounting Considerations
Deductibility of Executive Compensation
We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers. However, section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid in any one year to each of certain of the company’s current and former executive officers. While the compensation committee generally considers the tax implications to us of its executive compensation decisions, such implications were not a material consideration in the compensation awarded to our named executive officers in 2023.

Accounting for Stock-Based Compensation
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Compensation Risk Assessment
We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation, particularly in connection with our pay-for-performance compensation philosophy. We believe this structure motivates our executives to produce short- and long-term results that are in the best interests of our company and our stockholders in order to attain our ultimate objective of increasing stockholder value, and we have established, and our compensation committee endorses, several controls to address and mitigate compensation-related risk. These include equity ownership guidelines for our executive officers and our directors and an anti-hedging policy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
This report of the compensation committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
Respectfully submitted,
The Compensation Committee of the Board of Directors
Gary Sender, Chair
Gary Ginsberg
Rosana Kapeller-Libermann

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the periods presented.

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Ramy Farid President and Chief Executive Officer	2023		677,000	—		—	(3)	2,067,787	365,580	13,798	(4)	3,124,165
	2022		651,000	—		—		2,877,355	374,976	12,701		3,916,032
	2021		620,000	—		—		7,470,776	390,600	12,101		8,493,477
Geoffrey Porges Chief Financial Officer	2023		603,000	—		—	(3)	763,594	271,350	13,798	(4)	1,651,742
	2022	(5)	213,474	230,000	(6)	—	(3)	2,698,806	102,970	8,625		3,253,875
Karen Akinsanya President of R&D, Therapeutics	2023		541,000	—		—	(3)	882,663	243,450	13,287	(7)	1,680,400
	2022		515,375	—		—		1,070,644	249,600	12,701		1,848,320
	2021		460,000	—		—		3,984,414	193,200	12,101		4,649,715
Robert Abel Chief Scientific Officer, Platform	2023		410,000	—		245,593	(8)	882,663	147,600	11,848	(9)	1,697,704
	2022		374,000	—		—		936,813	143,616	10,751		1,465,180
	2021		356,000	—		—		3,984,414	149,520	10,251		4,500,185
Margaret Dugan Chief Medical Officer(10)	2023		218,637	100,000	(11)	598,350	(8)	2,150,900	78,513	4,215	(12)	3,150,615
(1)The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock options awarded during the year computed in accordance with FASB ASC, Topic 718. See Note 10 to our consolidated financial statements in our annual report on Form 10-K, which was filed with the SEC on February 28, 2024, regarding assumptions underlying the valuation of stock options. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)The amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect annual cash incentive payments earned by our named executive officers for their performance in 2023, 2022 and 2021, respectively, under the Senior Executive Incentive Compensation Plan. For a description of the plan, see “—Annual Performance-based Cash Incentive” above.
(3)The amounts reflect the respective aggregate grant date fair values of the PRSUs granted calculated in accordance with FASB ASC Topic 718 based upon the probable outcome of the applicable performance conditions. As of the respective grant dates, the performance conditions for the PRSUs were considered not probable of occurring and, as a result, the fair value of those PRSUs, for purposes of this table, was $0. See Note 10 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 28, 2024 and Note 9 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 28, 2023. Assuming that the highest level of performance vesting conditions of the PRSUs were achieved as of the grant date, the grant date values of PRSUs granted to Drs. Farid, Porges and Akinsanya in 2023 would have been $796,518 for Dr. Farid, $307,777 for Dr. Porges, and $355,801 for Dr. Akinsanya. Assuming the highest level of performance vesting conditions of the PRSUs were achieved as of the grant date, the grant date fair value of PRSUs granted to Dr. Porges in 2022 would have been $2,569,500.
(4)Represents (i) premiums of $598 paid by us during 2023 with respect to group life, accidental death and dismemberment and long-term disability insurance policies consistent with those provided to all of our employees, and (ii) matching contributions of $13,200 made by us under our 401(k) plan.

(5)Dr. Porges was appointed as our chief financial officer, effective as of August 18, 2022. His annual base salary for 2022 was $580,000. The amounts reported in the “Salary” column and the “Non-Equity Incentive Plan Compensation” column for 2022 are prorated to reflect his start date.
(6)Reflects a sign-on bonus of $230,000 in connection with the commencement of his employment as our chief financial officer. If Dr. Porges is terminated by us for cause (as such term is defined in the Severance Plan) or resigns other than for good reason (as such term is defined in the Severance Plan), he will be obligated to repay, if such termination or resignation occurs between 12 months and 24 months following August 18, 2022, 50% of the gross amount of the sign-on bonus.
(7)Represents (i) premiums of $598 paid by us during 2023 with respect to group life, accidental death and dismemberment and long-term disability insurance policies consistent with those provided to all of our employees, and (ii) matching contributions of $12,689 made by us under our 401(k) plan.
(8)The amounts reflect the aggregate grant date fair value of the RSUs awarded during the year computed in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements in our annual report on Form 10-K, which was filed with the SEC on February 28, 2024, regarding assumptions underlying the valuation of the RSUs,
(9)Represents (i) premiums of $598 paid by us during 2023 with respect to group life, accidental death and dismemberment and long-term disability insurance policies consistent with those provided to all of our employees, and (ii) matching contributions of $11,250 made by us under our 401(k) plan.
(10)Dr. Dugan was appointed as our chief medical officer, effective as of July 31, 2023. Her annual base salary for 2023 was $520,000. The amounts reported in the “Salary” column and the “Non-Equity Incentive Plan Compensation” column for 2023 are prorated to reflect her start date.
(11)Reflects a sign-on bonus of $100,000 in connection with the commencement of her employment as chief medical officer. If Dr. Dugan is terminated by us for cause (as such term is defined in the Severance Plan) or resigns for any reason, she will be obligated to repay (i) if such termination or resignation occurs within 12 months following July 31, 2023, 100% of the gross amount of the sign-on bonus or (ii) if such termination or resignation occurs between 12 months and 24 months following July 31, 2023, 50% of the gross amount of the sign-on bonus.
(12)Represents (i) premiums of $315 paid by us during 2023 with respect to group life, accidental death and dismemberment and long-term disability insurance policies consistent with those provided to all of our employees, and (ii) matching contributions of $3,900 made by us under our 401(k) plan.
Chief Executive Officer Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure that the compensation of every Schrödinger employee reflects the level of their job impact and their responsibilities and is competitive within our peer group. Compensation rates are benchmarked and are generally set to be market-competitive in the country in which the jobs are performed. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop, and contribute.
Under rules adopted pursuant to the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the annual total compensation paid to our median employee, as well as the ratio of the total annual compensation paid to the median employee as compared to the total annual compensation paid to our chief executive officer, which we refer to as the CEO Pay Ratio. The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
Measurement Date
We previously identified our median employee as of October 10, 2022. There has been no change in our employee population or employee compensation arrangements during 2023 that we believe would significantly impact the pay ratio disclosure and require us to identify a new median employee for 2023. Accordingly, as permitted by SEC rules, we used the same median employee identified in 2022 for purposes of our 2023 pay ratio disclosure. The “consistently applied compensation measure” we used to identify our median employee is described in our definitive proxy statement filed with the SEC on April 27, 2023.
We then estimated the annual total compensation for that employee by applying the same rules as used for determining total compensation for our chief executive officer in the Summary Compensation Table. The total annual compensation for our median employee for 2023 was $159,737. The total annual compensation for our chief executive officer, Dr. Farid, as reported in the Summary Compensation Table above for 2023, was $3,124,165. Therefore, our CEO Pay Ratio is approximately 20:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. None of the board of directors, the compensation committee or our management used the CEO Pay Ratio measure in making compensation decisions.

Pay Versus Performance
The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer, or our PEO, and our other named executive officers, or the Non-PEO named executive officers, as presented in the Summary Compensation Table on page 70, (ii) the “compensation actually paid” to our PEO and to our Non-PEO named executive officers, as calculated pursuant to the SEC’s pay-versus-performance rules, (iii) certain financial performance measures, and (iv) the relationship of the compensation actually paid amounts to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance. For a discussion of our compensation philosophy and how our compensation committee seeks to align pay with performance when making compensation decisions, please see “Compensation Discussion and Analysis” beginning on page 50.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income (Loss) (in thousands) ($)(4)	Total Revenue (in thousands) ($)(5)
2023	3,124,165	5,226,790	2,045,115	2,615,714	112.16	230.04	40,720	216,666
2022	3,916,032	(3,046,539)	1,568,352	187,840	58.55	56.52	(149,189)	180,955
2021	8,493,477	(21,063,411)	4,057,728	(2,628,730)	109.12	66.02	(101,219)	137,931
2020	8,510,593	72,690,646	2,353,326	16,840,839	248.06	237.01	(26,637)	108,095

(1)Our PEO was Ramy Farid for all years in the table. Our Non-PEO named executive officers were: (i) for 2023, Geoffrey Porges, Karen Akinsanya, Robert Abel and Margaret Dugan; (ii) for 2022, Geoffrey Porges, Jenny Herman, Joel Lebowitz, Karen Akinsanya, Robert Abel, and Yvonne Tran; (iii) for 2021, Joel Lebowitz, Karen Akinsanya, Robert Abel, and Patrick Lorton; and (iv) for 2020, Karen Akinsanya and Yvonne Tran.
(2)The dollar amounts reported in this column represent the amount of “compensation actually paid” to Dr. Farid and average “compensation actually paid” to our Non-PEO named executive officers, computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following prescribed adjustments were made to Dr. Farid’s and to our Non-PEO named executive officers’ total compensation as reported in the Summary Compensation Table for each year, to determine the amount of compensation actually paid. The Summary Compensation Table amounts and the “compensation actually paid” amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act.

	2023		2022		2021		2020
	PEO	Average Non-PEO Named Executive Officers*	PEO	Average Non-PEO Named Executive Officers*	PEO	Average Non-PEO Named Executive Officers*	PEO	Average Non-PEO Named Executive Officers*
Total Compensation from Summary Compensation Table	$3,124,165	$2,045,115	$3,916,032	$1,568,352	$8,493,477	$4,057,728	$8,510,593	$2,353,326
Adjustments for Equity Awards
Subtract grant date fair value of equity awards reported in the Summary Compensation Table	(2,067,787)	(1,380,940)	(2,877,355)	(985,122)	(7,470,776)	(3,486,362)	(7,499,672)	(1,679,025)
Add year-end fair value of awards granted in the covered year that are outstanding and unvested at covered year-end	3,378,111	1,465,301	1,995,200	674,500	1,843,500	860,300	57,702,506	12,918,426
Add year-over-year change in year-end fair values for awards granted in prior years that were outstanding and unvested at covered year-end	2,160,032	707,069	(3,800,546)	(464,474)	(24,233,997)	(3,857,422)	11,068,483	2,646,935
Add fair value at vest date for awards granted and vested in covered year	—	—	—	—	—	—	—	—
Add change in fair values between prior year-end fair values and vest date fair values for awards granted in prior years for which vesting conditions were satisfied during covered year	(1,367,731)	(220,831)	(2,279,870)	(302,116)	304,385	(202,974)	2,908,736	601,177
Subtract fair value at end of the prior year of awards granted in any prior year that failed to meet applicable vesting conditions in covered year	—	—	—	(303,300)	—	—	—	—
Add dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	—	—	—	—	—	—	—	—
Total Adjustments for Equity Awards	$2,102,625	$570,599	$(6,962,571)	$(1,380,512)	$(29,556,888)	$(6,686,458)	$64,180,053	$14,487,513
Total “Compensation Actually Paid”	$5,226,790	$2,615,714	$(3,046,539)	$187,840	$(21,063,411)	$(2,628,730)	$72,690,646	$16,840,839
* Amounts presented are averages for the entire group of Non-PEO named executive officers.
For the stock options values included in the table above, the valuation assumptions used to calculate fair value were materially different from those used to calculate grant date fair value. The assumptions used in determining fair value of the stock options that vested during 2020, 2021, 2022 and 2023 or that were outstanding as of December 31, 2020, December 31, 2021, December 31, 2022 or December 31, 2023, as applicable, were as follows:

Options Vested During Year or Outstanding on December 31 of:
	2023	2022	2021	2020
Expected Volatility	56% - 74%	57% - 71%	56% - 62%	46% - 63%
Risk-Free Interest Rate	3.54% - 4.88%	0.81% - 4.56%	0.13% - 1.46%	0.11% - 1.51%
Expected Dividend Yield	—%	—%	—%	—%
Expected Term (in years)	2.21 - 7.39	2.07 - 7.88	1.99 - 7.89	1.82 - 6.26

(3)Reflects cumulative total shareholder return on the Nasdaq Biotechnology Index. The Nasdaq Biotechnology Index is used by us for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2023.
(4)The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

(5)In the Company’s assessment, total revenue is the financial performance measure that is the most important financial performance measure used by the Company for the most recently completed fiscal year, to link compensation actually paid to performance.
Tabular List of Most Important Financial and Non-Financial Performance Measures
The following table presents the financial and non-financial performance measures that we consider to have been the most important in linking compensation actually paid to our PEO and Non-PEO named executive officers for 2023 to company performance. The measures in this table are not ranked. Of these measures, as noted above, we have identified total revenue as the most important of our financial performance measures (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to our PEOs and Non-PEO named executive officers for 2023 to company performance.

Total revenue
Progress of our collaborative and proprietary drug discovery programs
Advancements in the science and technology underlying our platform
Relationship Between Most Important Financial Performance Measure and Executive Compensation
The following line chart presents a graphical comparison of executive compensation actually paid to our PEO and the average executive compensation actually paid to the Non-PEO named executive officers set forth in the Pay Versus Performance table above, as compared against the following performance measures: the Company's (1) cumulative total shareholder return, (2) peer group total shareholder return, (3) net income (loss), and (4) total revenue. For purposes of comparison, the Company’s cumulative total shareholder return and peer group total shareholder return in the following chart has been presented on a scaled basis, assuming an initial starting value of $100 in each instance.
When reviewing the relationship between pay versus performance in the chart below, it is important to note that a substantial portion of our PEO and non-PEO named executive officers’ compensation consisted of stock options and/or RSUs with time-based vesting and PRSUs with performance-based vesting. As the compensation actually paid as calculated pursuant to Item 402(v) of Regulation S-K is based on the accounting changes in the fair value of such options, the value varies significantly with the performance of our common stock. Therefore, notwithstanding the increase in the Company’s total revenue (our most important financial performance measure that is not otherwise required to be disclosed in the table), the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO named executive officers were heavily impacted by the Company’s total shareholder return.

Relationship Between Pay and Performance
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$-
$(50,000,000)
$(100,000,000)
$(150,000,000)
$(200,000,000)
$300
$250
$200
$150
$100
$50
$-
2020
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO Named Executive Officers
Net Income (Loss)
Revenue
Total Shareholder Return
Peer Group Total Shareholder Return

Grants of Plan-Based Awards for 2023
The following table sets forth information concerning each grant of an award made to a named executive officer during the fiscal year ended December 31, 2023 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received. The cash awards were made under our Senior Executive Incentive Compensation Plan and the equity awards were made under our 2022 Equity Incentive Plan, except for the equity awards made to Dr. Dugan, which were made under our 2021 Inducement Equity Incentive Plan, as amended. Each cash award or equity grant was authorized by our compensation committee, or board of directors, as applicable. For more information on equity acceleration benefits under specified circumstances, see “—Employment, Severance and Change in Control Arrangements.”

	Type of Award		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ramy Farid	Cash	—	—	406,200	—	—	—	—	—		—	—	—
	Options	2/9/2023	—	—	—	—	—	—	—		84,960	23.29	1,185,255	(5)
	Options	2/9/2023	—	—	—	—	—	—	—		65,525	25.62	882,532	(5)
	PRSUs	2/9/2023	—	—	—	11,400	22,800	34,200	—		—	—	—	(6)
Geoffrey Porges	Cash	—	—	301,500	—	—	—	—	—		—	—	—
	Options	2/9/2023	—	—	—	—	—	—	—		54,735	23.29	763,594	(5)
	PRSUs	2/9/2023	—	—	—	4,405	8,810	13,215	—		—	—	—	(6)
Karen Akinsanya	Cash	—	—	270,500	—	—	—	—	—		—	—	—
	Options	2/9/2023	—	—	—	—	—	—	—		63,270	23.29	882,663	(5)
	PRSUs	2/9/2023	—	—	—	5,093	10,185	15,278	—		—	—	—	(6)
Robert Abel	Cash	—	—	164,000	—	—	—	—	—		—	—	—
	Options	2/9/2023	—	—	—	—	—	—	—		63,270	23.29	882,663	(5)
	RSUS	2/9/2023	—	—	—	—	—	—	10,545	(7)		—	245,593	(5)
Margaret Dugan	Cash	—	—	208,000	—	—	—	—	—		—	—	—
	Options	8/9/2023	—	—	—	—	—	—	—		90,000	39.89	2,150,900	(5)
	RSUS	8/9/2023	—	—	—	—	—	—	15,000	(7)		—	598,350	(5)
(1)Amounts shown in the target column reflect the target amounts, payable under our Senior Executive Incentive Compensation Plan as described above under “Annual Performance-based Cash Incentives.” There is no threshold or maximum payout. Actual amounts paid are presented in the Summary Compensation Table above.
(2)Each PRSU represents a contingent right to receive one share of common stock upon the achievement of specified performance goals. The PRSUs vest as to the percentage assigned to each of three evenly weighted financial, business and software performance metrics, as measured at the end of the measurement period ending December 31, 2025, upon certification by our compensation committee of achievement of the applicable performance metrics. With respect to financial and software metrics, if the level of achievement falls between threshold and target or target and maximum, the payout factor shall be adjusted based on linear interpolation between threshold and target or target and maximum, respectively.
(3)Stock options subject to time-based vesting criteria established by the compensation committee and described in the footnotes to the “Outstanding Equity Awards at Fiscal Year End” table below.
(4)The exercise price per share of these stock options is equal to the closing price of our common stock on the grant date, except for the premium priced option granted to Dr. Farid on February 9, 2023, which has an exercise price per share equal to 110% of the closing price of our common stock on the date of grant.
(5)The amounts listed represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements in our annual report on Form 10-K, which was filed with the SEC on February 28, 2024, regarding assumptions underlying the valuation of the option awards and the RSUs.
(6)The amounts listed represents the aggregate grant date fair values of the PRSUs granted to each of Drs. Farid, Porges, and Akinsanya, respectively, calculated in accordance with FASB ASC Topic 718 based upon the probable outcome of the applicable performance conditions. As of the grant date, the performance conditions for the PRSUs granted to each of Drs. Farid, Porges, and Akinsanya were considered not probable of occurring and, as a result, the fair value of those PRSUs, for purposes of this table, was $0. See Note 10 to our consolidated financial statements in our annual report on Form 10-K, which was filed with the SEC on February 28, 2024, regarding assumptions underlying the valuation of the PRSUs.

(7)Each RSU represents a contingent right to receive one share of our common stock. The RSUs vest in equal annual installments over a period of four years, subject to continued service.
Outstanding Equity Awards at December 31, 2023
The following table sets forth information regarding all outstanding stock options, RSUs and PRSUs held by each of our named executive officers as of December 31, 2023. For more information on equity acceleration benefits under specified circumstances, see “—Employment, Severance and Change in Control Arrangements.”

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ramy Farid	160,527	—	(1)	3.07	5/10/2026	—		—		—		—
	334,432	—	(1)	4.34	11/29/2028	—		—		—		—
	858,935	37,345	(2)	17.00	2/5/2030	—		—		—		—
	106,250	43,750	(3)	102.48	2/27/2031	—		—		—		—
	98,541	116,459	(4)	27.76	2/9/2032	—		—		—		—
	—	84,960	(5)	23.29	2/9/2033	—		—		—		—
	—	65,525	(5)	25.62	2/9/2033					11,400	(10)	408,120	(12)
Geoffrey Porges	60,000	120,000	(6)	28.55	8/18/2032	—		—		90,000	(11)	3,222,000	(12)
	—	54,735	(5)	23.29	2/9/2033					4,405	(10)	157,699	(12)
Karen Akinsanya	3,345	—	(1)	2.92	10/10/2027	—		—		—		—
	13,378	—	(1)	3.22	8/3/2028	—		—		—		—
	43,198	—	(1)	4.34	11/29/2028	—		—		—		—
	172,117	8,361	(2)	17.00	2/5/2030	—		—		—		—
	56,666	23,334	(3)	102.48	2/27/2031	—		—		—		—
	36,666	43,334	(4)	27.76	2/9/2032	—		—		—		—
	—	63,270	(5)	23.29	2/9/2033					5,093	(10)	182,329	(12)
Robert Abel	11,148	—	(1)	4.34	11/29/2028	—		—		—		—
	89,182	5,574	(2)	17.00	2/5/2030	—		—		—		—
	56,666	23,334	(3)	102.48	2/27/2031	—		—		—		—
	32,083	37,917	(4)	27.76	2/9/2032	—		—		—		—
	—	63,270	(5)	23.29	2/9/2033	10,545	(8)	377,511	(12)	—
Margaret Dugan	—	90,000	(7)	39.89	8/9/2033	15,000	(9)	537,000	(12)	—		—
__________________________________
(1)This option is fully vested.
(2)This option vests over four years, with 25% of the original number of shares underlying such option having vested on February 5, 2021, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through February 5, 2024, subject to continued service.
(3)This option vests over four years, with 25% of the original number of shares underlying such option having vested on February 27, 2022, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through February 27, 2025, subject to continued service.
(4)This option vests over four years, with 25% of the original number of shares underlying such option having vested on February 9, 2023, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through February 9, 2026, subject to continued service.

(5)This option vests over four years, with 25% of the original number of shares underlying such option having vested on February 9, 2024, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through February 9, 2027, subject to continued service.
(6)This option vests over four years, with 25% of the original number of shares underlying such option having vested on August 18, 2023, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through August 18, 2026, subject to continued service.
(7)This option vests over four years, with 25% of the original number of shares underlying such option vesting on July 31, 2024, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through July 31, 2027, subject to continued service.
(8)Each RSU represents a contingent right to receive one share of common stock. These RSUs vest in equal annual installments over a period of four years from the vesting commencement date of February 9, 2023, subject to continued service.
(9)Each RSU represents a contingent right to receive one share of common stock. These RSUs vest in equal annual installments over a period of four years from the vesting commencement date of October 15, 2023, subject to continued service.
(10)Each PRSU represents a contingent right to receive one share of common stock upon the achievement of specified performance goals. The PRSUs vest as to the percentage assigned to each three evenly weighted financial, business and software performance metrics, as measured at the end of the measurement period ending on December 31, 2025, upon certification by our compensation committee of achievement of the applicable performance metrics. The number of PRSUs in the table is the threshold amount; the target number of PRSUs subject to the award for each of Dr. Farid, Dr. Porges and Dr. Akinsanya is 22,800, 8,810, and 10,185, respectively, and the maximum number of PRSUs subject to the award for each of Dr. Farid, Dr. Porges and Dr. Akinsanya is 34,200, 13,215 and 15,278, respectively. The measurement period for the PRSUs is ongoing. None of the performance goals have been certified by our compensation committee as achieved as of December 31, 2023.
(11)Each PRSU represents a contingent right to receive one share of common stock upon the achievement of specified performance goals related to financial performance, investor engagement and business development and subject to continued service, upon certification by our compensation committee of achievement of the applicable performance metrics. None of the performance goals have been certified by our compensation committee as achieved as of December 31, 2023. In March 2024, our compensation committee certified the level of achievement of certain performance goals underlying the PRSUs having a performance date of February 28, 2024. Of the 36,000 PRSUs that were eligible to vest, 9,000 PRSUs vested and 27,000 PRSUs were forfeited upon the compensation committee’s certification.
(12)For purposes of this table, we have calculated the market value of the RSUs and PRSUs using the closing price of our common stock on December 29, 2023, or $35.80 per share.
Option Exercises and Stock Vested in 2023
The following table sets forth information concerning option exercises and stock award vesting for each of our named executive officers during the fiscal year ended December 31, 2023:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ramy Farid	66,886	1,144,419	—	—
Geoffrey Porges	—	—	—	—
Karen Akinsanya	—	—	—	—
Robert Abel	—	—	—	—
Margaret Dugan	—	—	—	—
(1)The value realized when the stock options were exercised represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the stock options.

Employment, Severance and Change in Control Arrangements
Employment Agreements and Other Arrangements
We have entered into employment agreements with each of our named executive officers. These agreements set forth the terms of employment with us, including initial base salary and benefits.
Employment Agreement with Ramy Farid. We entered into an employment agreement with Ramy Farid, dated May 11, 2010. Under the employment agreement, Dr. Farid is an at-will employee and his employment may be terminated by us or by him at any time, for any reason, upon 30 days’ written or verbal notice. In the event we elect to terminate Dr. Farid’s employment immediately without 30 days’ notice, he is entitled to continued payment of his then-current base salary and continued benefit coverage for a period of 30 days following such termination. The employment agreement provides that Dr. Farid’s salary may be increased or decreased in our sole discretion. Dr. Farid’s current base salary is $704,080.
Employment Agreement with Geoffrey Porges. We entered into an employment agreement with Geoffrey Porges, dated August 16, 2022. Under the employment agreement, Dr. Porges is an at-will employee and his employment may be terminated by us or by him at any time, for any reason. The employment agreement provides that Dr. Porges’ salary may be increased or decreased in our sole discretion. Dr. Porges’ current base salary is $627,120. Pursuant to the terms of his employment agreement, Dr. Porges received a sign-on bonus of $230,000, the terms of which are more fully described above under “Summary Compensation Table.” For 2022, pursuant to his employment agreement, Dr. Porges was eligible for a target bonus of up to 50% of his annualized base salary, prorated for the period beginning on August 18, 2022 and ending on December 31, 2022. Pursuant to the terms of his employment agreement, upon the commencement of his employment, Dr. Porges was granted options and PRSUs under our 2021 Inducement Equity Incentive Plan, as amended, as an inducement material to Dr. Porges’ acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). Dr. Porges is also entitled to severance benefits under our Severance Plan and additional severance benefits pursuant to the terms of his employment agreement which are more fully described below under “Executive Severance and Change in Control Benefits Plan” and “Additional Severance Benefits.”
Employment Agreement with Margaret Dugan. We entered into an employment agreement with Margaret Dugan, dated July 27, 2023. Under the employment agreement, Dr. Dugan is an at-will employee and her employment may be terminated by us or by her at any time, for any reason. The employment agreement provides that Dr. Dugan’s salary may be increased or decreased in our sole discretion. Dr. Dugan’s current base salary is $540,800. Pursuant to the terms of her employment agreement, Dr. Dugan received a sign-on bonus of $100,000, the terms of which are more fully described above under “Summary Compensation Table.” For 2023, Dr. Dugan was eligible for a target bonus of up to 40% of her annualized base salary, prorated for the period beginning on July 31, 2023 and ending on December 31, 2023. Pursuant to the terms of her employment agreement, Dr. Dugan was granted options and RSUs under our 2021 Inducement Equity Incentive Plan, as amended, as an inducement material to Dr. Dugan’s acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). Such equity awards are more fully described above under “Executive and Director Compensation — Equity Incentives — New Hire Awards.” Dr. Dugan is also entitled to severance benefits under our Severance Plan which are more fully described below under “Executive Severance and Change in Control Benefits Plan.”
Employment Agreement with Karen Akinsanya. We entered into an employment agreement with Karen Akinsanya, dated May 14, 2018. Under the employment agreement, Dr. Akinsanya is an at-will employee and her employment may be terminated by us or by her at any time, for any reason, upon 30 days’ written or verbal notice. In the event we elect to terminate Dr. Akinsanya’s employment immediately without 30 days’ notice, she is entitled to continued payment of her then-current base salary for a period of 30 days following such termination. The employment agreement provides that Dr. Akinsanya’s salary may be increased or decreased thereafter in our sole discretion. Dr. Akinsanya’s current base salary is $562,640.
Employment Agreement with Robert Abel. We entered into an employment agreement with Robert Abel, dated March 9, 2009. Under the employment agreement, Dr. Abel is an at-will employee and his employment may be terminated by us or by him at any time, for any reason, upon 30 days’ written or verbal notice. In the event we elect to terminate Dr. Abel’s employment immediately without 30 days’ notice, he is entitled to continued payment of his then-current base salary and continued benefit coverage for a period of 30 days following such termination. The employment agreement provides that Dr. Abel’s salary may be increased or decreased in our sole discretion. Dr. Abel’s current base salary is $460,020.

Employee Non-Competition, Non-Solicitation, Confidentiality, and Assignment of Inventions
As part of their employment agreements, each of our named executive officers has agreed to certain standard non-competition, non-solicitation, confidential information, and assignment of invention restrictions. Pursuant to their employment agreements, each of our named executive officers has agreed that we own all developments that are made, created, developed, conceived or reduced to practice by such officer, alone or with others, (i) in the course of employment with us, whether during regular working hours or other hours, or (ii) during the period of employment with us, whether or not in the course of such employment, to the extent the same is related to our business or actual or demonstrably anticipated research or development or is made, created, developed, conceived or first reduced to practice with the time, private or proprietary information, or facilities of our company, our subsidiaries or our other affiliates, which we refer to collectively as the Schrödinger Companies. In addition, each of our named executive officers has agreed not to, during his or her employment and for a period of one year thereafter, (i) solicit or encourage any customers, prospective customers, vendors, strategic partners or business associates of the Schrödinger Companies to cease or reduce their relationship with the Schrödinger Companies or to refrain from establishing or expanding a relationship with Schrödinger Companies, (ii) solicit or induce any employees, consultants, sales agents, contract researchers, contract programmers or other independent agents of the Schrödinger Companies or of certain D. E. Shaw group entities (except in the case of our chief financial officer) to cease employment or retention with the Schrödinger Companies or such D. E. Shaw group entities (except in the case of our chief financial officer), or (iii) hire or engage any employee of the Schrödinger Companies or of certain D. E. Shaw group entities (except in the case of our chief financial officer). Each of our named executive officers has agreed not to, during the term of his or her employment, knowingly engage in any activity or business which is the same nature as, or substantively similar to, our business or an activity or business which a Schrödinger Company is developing and of which such named executive officer has knowledge, and to protect our confidential and proprietary information indefinitely.
Executive Severance and Change in Control Benefits Plan
The Amended and Restated Executive Severance and Change in Control Benefits Plan, as amended, which we refer to as the Severance Plan, initially became effective following the closing of our initial public offering and was amended and restated in April 2021 and was subsequently amended in August 2022. The Severance Plan provides severance benefits to certain of our executives, including our named executive officers, if their employment is terminated by us without “cause” or, only in connection with a “change in control” of our company, they terminate employment with us for “good reason” (as each of those terms is defined in the Severance Plan).
Under the Severance Plan, if we terminate an eligible executive’s employment without cause prior to or more than 12 months following the closing of a change in control of our company, the executive is entitled to (i) continue receiving his or her base salary for a specified period (in the case of Dr. Farid, for 12 months, and in the case of each of the other named executive officers, for nine months) following the date of termination, (ii) company contributions to the cost of health care continuation under COBRA for up to 12 months following the date of termination, and (iii) the amount of any unpaid annual bonus determined by our board of directors in its discretion to be payable to the executive for any completed bonus period which ended prior to the date of such executive’s termination.
The Severance Plan also provides that, if, within 12 months following the closing of a change in control of our company, we terminate an eligible executive’s employment without cause or such executive terminates his or her employment with us for good reason, the executive is entitled to (i) a single lump-sum payment equal to a percentage of his or her annual base salary (in the case of Dr. Farid, 150%, and in the case of each of the other named executive officers, 100%), (ii) a single lump sum payment in an amount equal to a percentage of his or her target annual bonus for the year in which the termination of employment occurs or for the year in which the change in control occurs, if greater (in the case of Dr. Farid, 150%, and in the case of each of the other named executive officers, 100%), (iii) company contributions to the cost of health care continuation under COBRA for up to 12 months following the date of termination of employment (18 months in the case of Dr. Farid), and (iv) the amount of any unpaid annual bonus determined by our board of directors to be payable to the executive for any completed bonus period which ended prior to the date of such executive’s termination. In addition, all of the executive’s outstanding unvested equity awards that vest solely based on the passage of time will vest and become fully exercisable or non-forfeitable on the date of such termination.
To the extent that any severance or other compensation payment to any of our executives pursuant to the Severance Plan, any employment agreement or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, then such executive will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999, whichever provides the executive with the highest amount on an after-tax basis.

All payments and benefits provided under the Severance Plan are contingent upon the execution and effectiveness of a release of claims by the executive in our favor and continued compliance by the executive with any proprietary information and inventions, nondisclosure, non-competition, non-solicitation (or similar) agreement to which we and the executive are party.
Additional Severance Benefits
In addition to being entitled to participate in the Severance Plan, Dr. Porges is also entitled to the following additional severance benefits pursuant to his employment agreement. If Dr. Porges resigns for good reason prior to or more than 12 months after the closing of a change in control (as such term is defined in the Severance Plan), he will be entitled to (i) continue receiving his base salary for nine months, (ii) company contributions to the cost of health care continuation under Consolidated Omnibus Budget Reconciliation Act, or COBRA, for up to 12 months following the date of resignation, and (iii) the amount of any unpaid annual bonus determined by the board of directors in its discretion to be payable to Dr. Porges for any completed bonus period which ended prior to the date of such resignation. If Dr. Porges is terminated by us without cause or resigns for good reason prior to or more than 12 months after the closing of a change in control, the option and the PRSUs granted to Dr. Porges on August 18, 2022 will vest and become fully exercisable and/or non-forfeitable as of the date of such termination or resignation. If Dr. Porges is terminated by us without cause or resigns for good reason within 12 months after the closing of a change in control, all of Dr. Porges’ equity awards that vest solely based on the passage of time and that are outstanding and unvested as of such termination or resignation and the PRSUs granted to Dr. Porges on August 18, 2022 will vest and become fully exercisable and/or non-forfeitable on the date of such termination or resignation.
Potential Payments Upon Termination or Change in Control
The following table sets forth potential payments upon termination and change in control that would be made to our named executive officers, assuming that such termination or change in control occurred on December 31, 2023, after giving effect to the Severance Plan, and in the case of Dr. Porges, the additional severance benefits he is entitled to under his employment agreement. In addition to the amounts shown in the table below, each named executive officer would be entitled to receive payments for base salary through the date of termination, payment for any reimbursable business expenses incurred, and the amount of any unpaid annual cash incentive payment determined by our board of directors in its discretion to be payable to the executive for any completed bonus period which ended prior to the date of such executive’s termination or resignation.

Name	Benefit	Change in Control (Without Termination of Employment) ($)	Resignation For Good Reason or Termination Without Cause Within 12 Months Following a Change in Control ($)		Termination Without Cause Prior to or More than 12 Months Following a Change in Control ($)		Termination for Good Reason Prior to or More than 12 Months Following a Change in Control ($)
Ramy Farid	Severance Payments	—	1,015,500	(1)	677,000	(2)	—
	Bonus Payment	—	609,300	(3)	—		—
	Continuation of Benefits	—	15,247	(4)	10,165	(5)	—
	Market Value of Stock Vesting	—	3,368,310	(6)	—		—
	Total	—	5,008,357		687,165		—
Geoffrey Porges(7)	Severance Payments	—	603,000	(7)	452,250	(8)	452,250	(8)
	Bonus Payment	—	301,500	(9)	—		—
	Continuation of Benefits	—	31,144	(5)	31,144	(5)	31,144	(5)
	Market Value of Stock Vesting	—	1,554,735	(6)	3,222,000	(10)	3,222,000	(10)
	Total	—	2,490,379		3,705,394		3,705,394
Karen Akinsanya	Severance Payments	—	541,000	(7)	405,750	(8)	—
	Bonus Payment	—	270,500	(9)	—		—
	Continuation of Benefits	—	31,144	(5)	31,144	(5)	—
	Market Value of Stock Vesting	—	1,297,100	(6)	—		—
	Total	—	2,139,744		436,894		—
Robert Abel	Severance Payments	—	410,000	(7)	307,500	(8)	—
	Bonus Payment	—	164,000	(9)	—		—
	Continuation of Benefits	—	18,083	(5)	18,083	(5)	—
	Market Value of Stock Vesting	—	1,578,663	(6)	—		—
	Total	—	2,170,746		325,583		—
Margaret Dugan(11)	Severance Payments	—	520,000	(7)	390,000	(8)	—
	Bonus Payment	—	208,000	(9)	—		—
	Continuation of Benefits	—	—		—		—
	Market Value of Stock Vesting	—	537,000	(6)	—		—
	Total	—	1,265,000		390,000		—
(1)Represents a lump sum payment equal to 150% of executive’s annual base salary.
(2)Represents 12 monthly payments of executive’s monthly base salary from the time of termination.
(3)Represents a lump sum payment equal to 150% of the executive’s target annual cash incentive bonus.
(4)Represents the cost of continued health and dental benefits under COBRA. These benefits are payable until 18 months following termination.
(5)Represents the cost of continued health and dental benefits under COBRA. These benefits are payable until 12 months following termination.
(6)Represents the acceleration of vesting of 100% of the unvested stock options and RSUs held by the named executive officer that vest solely based on the passage of time, and, for Dr. Porges only, also includes the acceleration of vesting of 100% of the unvested PRSUs that were granted to him on August 18, 2022. The value of accelerated unvested stock options is calculated by taking the difference between the closing price of our common stock on the last trading day of 2023 and the exercise price per share and multiplying it by the number of shares of common stock underlying the unvested stock options as of December 31, 2023. Any option with an exercise price per share of greater than $35.80 was assumed to be canceled for no consideration and, therefore, had no intrinsic value. The value of the accelerated unvested RSUs and PRSUs is equal to the number of unvested RSUs or PRSUs, as applicable, as of December 31, 2023, multiplied by the closing price of our common stock on the last trading day of 2023. The closing price of our common stock on December 29, 2023, the last trading day of the year, was $35.80 per share.
(7)Represents a lump sum payment equal to 100% of the executive’s annual base salary.
(8)Represents 9 monthly payments of executive’s monthly base salary from the time of termination.
(9)Represents a lump sum payment equal to 100% of the executive’s target annual cash incentive bonus.
(10)Represents the acceleration of vesting of 100% of the unvested options and PRSUs that were granted to Dr. Porges on August 18, 2022. The value of accelerated unvested stock options is calculated by taking the difference between the closing price of our common stock on the last trading day of 2023 and the exercise price per share and multiplying it by the number of shares common stock underlying the unvested stock options. The value of the accelerated unvested PRSUs is equal to the number of unvested PRSUs multiplied by the closing price of our common stock on the last trading day of 2023. The closing price of our common stock on December 29, 2023, the last trading day of the year, was $35.80 per share.
(11)Dr. Dugan was appointed our chief medical officer, effective July 31, 2023. The amounts included in the table above for Dr. Dugan reflect the amounts that would be payable to Dr. Dugan if she were employed by the company for the full year 2023.
Rule 10b5-1 Sales Plans
Our directors and executive officers have adopted and may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. A Rule 10b5-1 plan may be amended or terminated in some circumstances. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information or restricted under our insider trading policy.
Director Compensation
Non-Employee Director Compensation Policy
Our board of directors has adopted a non-employee director compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors.
Under our non-employee director compensation policy in effect as of January 1, 2024, the fees payable to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee	Chair Supplemental Annual Fee
Board of Directors	$45,000	$40,000
Audit Committee	$10,000	$10,000
Compensation Committee	$7,500	$7,500
Nominating and Corporate Governance Committee	$5,000	$5,000
Drug Discovery Committee	$7,500	$7,500
The foregoing fee structure was in effect during 2023, except that the chair supplemental annual fee for service on the board during 2023 was $35,000.
Under our director compensation policy in effect during 2023, each non-employee director was entitled to receive, upon his or her initial election or appointment to our board of directors, an option to purchase 25,000 shares of our common stock and RSUs for 12,500 shares of our common stock. Each of these options and RSUs will vest as to one-third of the shares of our common stock underlying such award on each of the first, second and third anniversaries of the grant, subject to the director’s continued service to the company through the applicable vesting date. Further, on the date of our annual meeting of stockholders held during 2023, each then-serving non-employee director was granted, automatically and without the need for any further action by the board, an option to purchase 12,500 shares of our common stock and RSUs for 6,250 shares of our common stock; provided, however, that for a non-employee director who was initially elected to our board of directors within the 12 months preceding the annual meeting of stockholders, the number of shares subject to such awards was pro-rated on a monthly basis for time in service. Each of these options and RSUs will vest on the twelve-month anniversary of the date of grant of the awards (or, if earlier, the date of the next annual meeting of stockholders following the date of grant of the awards), subject to the director’s continued service to the company through the applicable vesting dates. All options issued to our non-employee directors under our director compensation policy will be issued at exercise prices equal to the fair market value of our common stock on the date of grant. The options and RSUs will vest in full, and in the case of the options, become exercisable, upon specified change in control events.
The equity grants underlying the director compensation policy were modified in 2024. Effective January 1, 2024, each non-employee director will receive, upon his or her initial election or appointment to our board of directors, (i) an option to purchase a number of shares of our common stock having an aggregate value of $237,500 as of the grant date, determined using a Black-Scholes valuation model; provided that in no event shall the number of shares underlying such option exceed 17,050 shares and (ii) RSUs for a number of shares of our common stock having an aggregate value of $237,500 as of the grant date, determined using the closing price of our common stock on the Nasdaq Global Select Market on the grant date; provided that in no event shall the number of shares underlying such RSUs exceed 10,000 shares. Further, on the date of our annual meeting of stockholders, each then-serving non-employee director will be granted, automatically and without the need for any further action by the board, (i) an option to purchase a number of shares of our common stock having an aggregate value of $118,750 as of the date of such annual meeting of stockholders, determined using a Black-Scholes valuation model; provided that in no event shall the number of shares of common stock underlying such option exceed 8,550 shares and (ii) RSUs for a number of shares of our common stock having an aggregate value of $118,750 as of the date of such annual meeting of stockholders, determined using the closing price of our common stock on the Nasdaq Global Select Market on the date of such annual meeting; provided that in no event shall the number of shares underlying such RSUs exceed 5,000 shares. The vesting schedules and acceleration provisions underlying the awards were not modified.
Under our 2022 Equity Incentive Plan, the maximum aggregate amount of cash and value of equity awards (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any non-employee director cannot exceed $750,000 in the case of an incumbent director; except that such maximum aggregate amount cannot exceed $1,000,000 in any calendar year for such non-employee director’s initial year of election. The equity awards granted under our director compensation policy are subject to such limitations and no cash shall be paid nor awards shall be granted pursuant to our director compensation policy that would cause such limitations to be exceeded (with, as needed, the cash, and equity awards being proportionately reduced such that the aggregate cash and value of equity awards does not exceed such limit). The limitations do not apply to cash or equity awards granted to a non-employee director in his or her capacity as an advisor or consultant to the company.
We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.
Director Compensation Table
The table below shows all compensation awarded to, earned by or paid to our non-employee directors during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Stock Awards ($)(3)(4)	All Other Compensation ($)		Total ($)
Michael Lynton	100,000	344,173	282,875	—		727,048
Jeffrey Chodakewitz, M.D.	65,000	344,173	282,875	—		692,048
Richard A. Friesner, Ph.D.	45,000	344,173	282,875	420,000	(5)	1,092,048
Gary Ginsberg	62,500	344,173	282,875	—		689,548
Rosana Kapeller-Libermann, M.D., Ph.D.	60,000	344,173	282,875	—		687,048
Arun Oberoi	55,000	344,173	282,875	—		682,048
Gary Sender	80,000	344,173	282,875	—		707,048
Nancy A. Thornberry	57,500	344,173	282,875	—		684,548

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(1)The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of options awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. The amounts reported reflect the aggregate grant date fair value with respect to options to purchase 12,500 shares of our common stock granted to each of our non-employee directors on the date of the 2023 annual meeting of stockholders for their service on the board of directors.  See Note 10 to our consolidated financial statements appearing in our annual report on Form 10-K, which was filed with the SEC on February 28, 2024, regarding assumptions underlying the valuation of option awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)As of December 31, 2023, the aggregate number of shares of our common stock subject to outstanding option awards for each non-employee director serving during 2023 was as follows: Mr. Lynton, 104,315 shares; Dr. Chodakewitz, 61,359 shares; Dr. Friesner, 744,671 shares; Mr. Ginsberg, 61,359 shares; Dr. Kapeller-Libermann, 101,561 shares; Mr. Oberoi, 42,723 shares; Mr. Sender, 60,408 shares; and Ms. Thornberry, 76,072 shares.
(3)The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of RSUs awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. The amounts reported reflect the aggregate grant date fair value with respect to RSUs for 6,250 shares of our common stock granted to each of our non-employee directors on the date of the 2023 annual meeting of stockholders for their service on the board of directors.
(4)As of December 31, 2023, the aggregate number of shares of our common stock subject to unvested RSUs outstanding for each non-employee director serving during 2023 was as follows: Mr. Lynton, 6,250 shares; Dr. Chodakewitz, 6,250 shares; Dr. Friesner, 6,250 shares; Mr. Ginsberg, 6,250 shares; Dr. Kapeller-Libermann, 6,250 shares; Mr. Oberoi, 6,250 shares; Mr. Sender, 6,250 shares; and Ms. Thornberry, 6,250 shares.
(5)Represents consulting fees paid to Dr. Friesner in connection with his consulting agreement. For further information about our consulting agreement with Dr. Friesner, as well our transactions with Dr. Friesner and his employer, Columbia University, see “Transactions with Related Persons” below.
Dr. Farid, one of our directors who also serves as our president and chief executive officer, does not receive any additional compensation for his service as a director. Dr. Farid is one of our named executive officers and, accordingly, the compensation that we pay to Dr. Farid as our president and chief executive officer is discussed above under “—Summary Compensation Table” and “Executive and Director Compensation—Compensation Discussion and Analysis.”

Securities Authorized for Issuance Under Equity Compensation Plans
Equity Compensation Plan Information
The following table contains information about our 2010 Stock Plan, our 2020 Equity Incentive Plan, or 2020 Plan, our 2020 ESPP, our 2021 Inducement Equity Incentive Plan, as amended, and our 2022 Plan, as of December 31, 2023. Upon adoption of the 2022 Plan, we ceased making awards under the 2020 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders
2010 Stock Plan	1,762,906		$3.95		—
2020 Plan	7,041,442		$36.74	(6)	—
2020 ESPP(1)	—		—		586,845
2022 Plan(2)	2,337,285	(4)	$25.99	(7)	3,323,635
Equity compensation plans not approved by security holders
2021 Inducement Equity Incentive Plan, as amended(3)	1,023,403	(5)	$36.40	(8)	148,560

Total	12,165,036		$30.06	(6)(7)(8)	4,059,040
(1)As of December 31, 2023, 586,845 shares of our common stock were reserved for issuance under the 2020 ESPP.
(2)As of December 31, 2023, 3,323,635 shares of our common stock were available for issuance under the 2022 Plan. The number of shares of our common stock reserved for issuance under the 2022 Plan increases from time to time by the number of shares of common stock subject to awards granted under the 2020 Plan that are outstanding as of such date and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the registrant at their original issuance price pursuant to a contractual repurchase right.
(3)Under our 2021 Inducement Equity Incentive Plan, as amended, we may grant stock options, restricted stock, restricted stock units and other stock-based awards to persons who (a) were not previously an employee or director or (b) are commencing employment with us following a bona fide period of non-employment, in either case, as an inducement material to such person’s entry into employment with us and in accordance with the requirements of the Nasdaq Stock Market Rule 5635(c)(4). Neither consultants nor advisors shall be eligible to participate in the plan.  The maximum number of shares of common stock reserved for issuance under the plan is 1,200,000.  Such a plan was not adopted by our stockholders.  The plan is administered by our board of directors, with authority delegated by our board of directors to our compensation committee. As of December 31, 2023, 148,560 shares of our common stock were available for issuance under the 2021 Inducement Equity Incentive Plan, as amended.
(4)Includes 677,153 shares of common stock subject to outstanding RSUs and 62,693 shares of our common stock subject to outstanding PRSUs (assuming the highest level of performance conditions are achieved). Each PRSU represents a contingent right to receive one share of our common stock upon the achievement of specified performance goals related to finance, business and software, which are more fully described in “Executive and Director Compensation — Equity Incentives — 2023 Annual Equity Awards.”
(5)Includes (i) options to purchase 180,000 shares of our common stock, at an exercise price per share of $28.55, the closing price on the date of grant, and (ii) PRSUs for up to 90,000 shares of our common stock, in each case, granted to Dr. Porges in connection with the commencement of his employment on August 18, 2022 (assuming the highest level of performance conditions are achieved for the outstanding PRSUs). The option vested as to 25% of the shares underlying the option on August 18, 2023 and, as to the remaining shares, monthly thereafter until the August 18, 2026, subject to continued service. Each PRSU represents a contingent right to receive one share of our common stock upon the achievement of specified performance goals related to financial performance, investor engagement and business development and subject to continued service. Also includes (i) options to purchase 90,000 shares of our common stock, at an exercise price per share equal to $39.89, the closing price on the date of grant and (ii) RSUs with respect to 15,000 shares of our common stock, in each case, granted to Dr. Dugan in connection with the commencement of her employment on July 31, 2023. The option vests as to 25% of the shares underlying the option on July 31, 2024 and, as to the remaining shares, monthly thereafter until the July 31, 2027, subject to continued service. Each RSU represents a contingent right to receive one share of our common stock. The RSUs vest in equal annual installments over a period of four years from the vesting commencement date of October 15, 2023.
(6)Represents the weighted average exercise price of outstanding options under the 2020 Plan and does not take into account the 25,875 shares of common stock subject to outstanding RSUs under the 2020 Plan, since RSUs have no exercise price.
(7)Represents the weighted average exercise price of outstanding stock options under the 2022 Plan and does not take into account the 677,153 shares of common stock subject to outstanding RSUs and 62,693 shares of common stock subject to outstanding PRSUs under the 2022 Plan, since RSUs and PRSUs have no exercise price.
(8)Represents the weighted average exercise price of outstanding stock options under the 2021 Inducement Equity Incentive Plan, as amended and does not take into account the 70,786 shares of common stock subject to outstanding RSUs and the 90,000 shares of common stock subject to outstanding PRSUs, since RSUs and PRSUs have no exercise price.

TRANSACTIONS WITH RELATED PERSONS
Since January 1, 2023, we have engaged in the following transactions in which (i) the amounts involved exceeded $120,000 and (ii) any of our directors, executive officers or holders of more than 5% of our voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest, other than the compensation arrangements with our directors and named executive officers described elsewhere in this proxy statement.
Share Exchange Agreement with Bill & Melinda Gates Foundation Trust
On January 24, 2020, we entered into an amended and restated share exchange agreement, or the Share Exchange Agreement, with the Bill & Melinda Gates Foundation Trust, a holder of more than 5% of our voting securities, pursuant to which the Bill & Melinda Gates Foundation Trust has the right to exchange any of their shares of common stock for limited common stock. The Bill & Melinda Gates Foundation Trust has not exchanged any shares of common stock for limited common stock pursuant to the Share Exchange Agreement in 2023 or 2024.
Relationship with Richard Friesner
Consulting Agreement with Richard Friesner
We are party to a consulting agreement with Richard Friesner dated July 1, 1999, as amended, pursuant to which Dr. Friesner provides certain services related to enhancing, improving and further developing of our molecular modeling software. Dr. Friesner is one of our co-founders and has been a member of our board of directors since 1990. Under the consulting agreement, we paid Dr. Friesner $420,000 for consulting services during 2023. Under his consulting agreement, we have agreed to pay Dr. Friesner a monthly consulting fee of $35,000 from January 1, 2024 through June 30, 2024, of which $140,000 was paid as of the date hereof.
Columbia License Agreements and Royalty Payments to Columbia University and Richard Friesner
We have entered into various license agreements with the Trustees of Columbia University, or Columbia University, pursuant to which we license software and code from Columbia University in exchange for our obligation to make specified royalty payments to Columbia University. For a description of certain of our license agreements with Columbia University, see “Item 1. Business—License Agreements with Columbia University” in our annual report on Form 10-K for the year ended December 31, 2023. Dr. Friesner, the William P. Schweitzer Professor of Chemistry at Columbia University and the principal investigator of the Friesner Research Group, a research laboratory within the Department of Chemistry at Columbia University, and one of our co-founders and a member of our board of directors, was the inventor of certain of the technologies licensed to us pursuant to certain of our license agreements with Columbia University. Columbia University distributes a portion of the royalties we pay to it pursuant to such license agreements to Dr. Friesner and to Dr. Friesner’s laboratory at Columbia University. Columbia University distributed $324,265 to Dr. Friesner on account of royalties we paid to Columbia University in 2023. Columbia University distributed $635,466 to Dr. Friesner’s laboratory on account of royalties we paid to Columbia University in 2023.
Gift to Columbia University for Richard Friesner’s Laboratory
On May 31, 2019, we entered into a letter agreement with the Trustees of Columbia University in the City of New York, or the Trustees of Columbia University, pursuant to which we agreed to provide a gift of up to $1,500,000, in five annual installments of $300,000 beginning on June 30, 2019, to the Trustees of Columbia University to establish the Computational Chemistry & Pharmaceutical Sciences Research Fund at Columbia University. Such gift will be used to support Dr. Friesner’s laboratory at Columbia University. As of the date hereof, we have provided $1,500,000 of the $1,500,000 gift to the Trustees of Columbia University.
Relationship with Gates Ventures, LLC
We entered into an agreement with Gates Ventures, LLC, effective as of June 23, 2020, in connection with a research project to develop an atomistic simulation platform that is capable of modeling key chemical processes controlling the performance of active materials in an operating battery. As of the date hereof, we have received $3,000,000 pursuant to the agreement ($1,000,000 of which was received in 2021 upon entry into the agreement and $1,000,000 of which was received in each of 2022 and 2023 upon the second and third anniversaries of the agreement). The agreement initially covered the period from June 23, 2020 to June 22, 2023. In August 2023, we extended the agreement with Gates Ventures until August 2026 and the extended agreement provides for total additional consideration of up to $6,000,000. As of the date hereof, we have received $1,800,000 pursuant to the extended agreement. Gates Ventures, LLC is controlled by William H. Gates III, who may be deemed to be the beneficial owner of more than 5% of our voting securities.
Registration Rights
We are a party to an investor rights agreement with certain holders of our voting securities, including some of our 5% stockholders and their affiliates. This investor rights agreement provides these holders the right, subject to certain conditions, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.
Indemnification Agreements
Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director or executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.
Policies and Procedures for Related Person Transactions
Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement, or relationship in which our company is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees, or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement, or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief legal officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:
•the related person’s interest in the related person transaction;
•the approximate dollar value of the amount involved in the related person transaction;
•the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of our business;
•whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:
•interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and
•a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.
We did not have a written policy regarding the review and approval of related person transactions prior to our initial public offering in February 2020. Nevertheless, with respect to such transactions, it was the practice of our board of directors to consider the nature of and business reasons for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests.

PRINCIPAL STOCKHOLDERS
Unless otherwise provided below, the following table sets forth information with respect to the beneficial ownership of our capital stock as of April 1, 2024 by:
•each of our directors;
•each of our named executive officers;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known to us to be the beneficial owner of 5% or more of our capital stock.
The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 63,472,866 shares of our common stock and 9,164,193 shares of our limited common stock outstanding as of April 1, 2024.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock and limited common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days after April 1, 2024, are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock and limited common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Schrödinger, Inc., 1540 Broadway, 24th Floor, New York, New York 10036.

	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Name of Beneficial Owner	Common Stock	Limited Common Stock	Common Stock	Limited Common Stock
5% Stockholders
Blackrock, Inc.(1)	8,763,505	—	13.8%	—
Bill & Melinda Gates Foundation Trust (2)	6,981,664	9,164,193	11.0	100.0%
The Vanguard Group (3)	6,776,631	—	10.7	—
Directors and Named Executive Officers
Ramy Farid (4)	1,865,509	—	2.9%	—
Geoffrey Porges (5)	101,539	—	*	—
Karen Akinsanya(6)	370,170	—	*	—
Robert Abel(7)	231,481	—	*	—
Margaret Dugan	—	—	*	—
Michael Lynton(8)	91,815	—	*	—
Jeffrey Chodakewitz(9)	48,859	—	*	—
Richard A. Friesner (10)	1,959,874	—	3.1	—
Gary Ginsberg(11)	48,859	—	*	—
Rosana Kapeller-Libermann(12)	89,061	—	*	—
Arun Oberoi(13)	20,148	—	*	—
Gary Sender(14)	47,908	—	*	—
Nancy A. Thornberry(15)	63,572	—	*	—
All current executive officers and directors as a group (15 persons)(16)	5,460,881	—	8.6%	—

__________________________________
*Less than 1%
(1)Based solely on a Schedule 13G/A filed by Blackrock, Inc., or Blackrock, on January 23, 2024. Blackrock is deemed to be the beneficial owner of 8,763,505 shares of common stock, with respect to which it reported sole voting power over 8,655,249 shares, shared voting and dispositive power over no shares and sole dispositive power over 8,763,505 shares. The principal business address of Blackrock is 50 Hudson Yards, New York, New York 10001.
(2)Based solely on a Schedule 13G filed by the Bill & Melinda Gates Foundation Trust, or the Trust, on February 12, 2021. Consists of (i) 6,981,664 shares of common stock held by the Trust, and (ii) 9,164,193 shares of limited common stock held by the Trust. For purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, all shares beneficially owned by the Trust may be deemed to be beneficially owned by William H. Gates III and Melinda French Gates, as Co-Trustees of the Trust. The address of the Trust is 2365 Carillon Point, Kirkland, Washington 98033.
(3)Based solely on a Schedule 13G/A filed by The Vanguard Group, or Vanguard, on February 13, 2024. Vanguard is deemed to be the beneficial owner of 6,776,631 shares of common stock, with respect to which it reported sole voting power over no shares, shared voting power over 101,940 shares, sole dispositive power over 6,611,504 shares and shared dispositive power over 165,127 shares. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)Consists of (i) 184,432 shares of common stock held by Dr. Farid and (ii) 1,681,077 shares of common stock underlying options held by Dr. Farid that are exercisable as of April 1, 2024 or will become exercisable within 60 days after such date.
(5)Consists of (i) 5,685 shares of common stock held by Dr. Porges and (ii) 95,854 shares of common stock underlying options held by Dr. Porges that are exercisable as of April 1, 2024 or will become exercisable within 60 days after such date.
(6)Consists of 370,170 shares of common stock underlying options held by Dr. Akinsanya that are exercisable as of April 1, 2024 or will become exercisable within 60 days after such date.
(7)Consists of (i) 1,431 shares of common stock held by Dr. Abel and (ii) 230,050 shares of common stock underlying options held by Dr. Abel that are exercisable as of April 1, 2024 or will become exercisable within 60 days after such date.
(8)Consists of 91,815 shares of common stock underlying options held by Mr. Lynton that are exercisable as of April 1, 2024 or will become exercisable within 60 days after such date.
(9)Consists of 48,859 shares of common stock underlying options held by Dr. Chodakewitz that are exercisable as of April 1, 2024 or will become exercisable within 60 days after such date.
(10)Consists of (i) 504,450 shares of common stock held by Dr. Friesner, (ii) 694,925 shares of common stock held by RF 2018 GRAT, of which Dr. Friesner is trustee, (iii) 732,171 shares of common stock underlying options held by Dr. Friesner that are exercisable as of April 1, 2024 or will become exercisable within 60 days after such date, and (iv) 28,328 shares held by Dr. Friesner's spouse. Dr. Friesner has pledged 373,450 of the shares held by him as collateral for a loan.
(11)Consists of 48,859 shares of common stock underlying options held by Mr. Ginsberg that are exercisable as of April 1, 2024 or will become exercisable within 60 days after such date.
(12)Consists of 89,061 shares of common stock underlying options held by Dr. Kapeller-Libermann that are exercisable as of April 1, 2024 or will become exercisable within 60 days after such date.
(13)Consists of 20,148 shares of common stock underlying options held by Mr. Oberoi that are exercisable as of April 1, 2024 or will become exercisable within 60 days after such date.
(14)Consists of 47,908 shares of common stock underlying options held by Mr. Sender that are exercisable as of April 1, 2024 or will become exercisable within 60 days after such date.
(15)Consists of 63,572 shares of common stock underlying options held by Ms. Thornberry that are exercisable as of April 1, 2024 or will become exercisable within 60 days after such date.
(16)Consists of (i) 1,461,454 shares of common stock and (ii) 3,999,427 shares of common stock underlying options that are exercisable as of April 1, 2024 or will become exercisable within 60 days after such date.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2023 and our internal control over financial reporting as of December 31, 2023 and has discussed them with the Company’s management and KPMG LLP, the Company’s independent registered public accounting firm.
The audit committee has also received from, and discussed with, KPMG LLP various communications that KPMG LLP is required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
In addition, KPMG LLP provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and we have discussed with the Company’s independent registered public accounting firm their independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
By the audit committee of the board of directors of Schrödinger, Inc.
Gary Sender, Chair
Gary Ginsberg
Michael Lynton
Arun Oberoi

STOCKHOLDER PROPOSALS FOR OUR 2025 ANNUAL MEETING OF STOCKHOLDERS
A stockholder who would like to have a proposal considered for inclusion in our 2025 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December [__], 2024. However, if the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2025 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Schrödinger, Inc., 1540 Broadway, 24th Floor, New York, New York 10036.
If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting. The required notice must meet the requirements set forth in our amended and restated bylaws (including providing the information required by Rule 14a-19 under the Exchange Act if the stockholder intends to comply with the SEC's universal proxy rules and to solicit proxies in support of director nominees other than the company's nominees).
Under the advance notice provisions, the required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2025 annual meeting of stockholders in accordance with our advance notice provisions, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 18, 2025, and no later than March 20, 2025.

STOCKHOLDERS SHARING THE SAME ADDRESS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for notices and, if applicable, our annual report and other proxy materials, with respect to two or more stockholders sharing the same address by delivering a single notice and, if applicable, a single set of our annual report and proxy materials, addressed to those stockholders. This practice, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our Notice of Availability, and if applicable, our proxy materials. A single Notice of Availability and, if applicable, a single copy of our annual report and our proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Availability and, if applicable, a separate set of our annual report and proxy materials in the future, please notify your broker or contact us. If you wish to receive a separate set of our annual report and proxy materials for this year’s Annual Meeting, we will deliver them promptly upon written or oral request. Stockholders who currently receive multiple copies of the Notice of Availability, and, if applicable, our annual report and other proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers or us. To contact us, direct your written or oral request to: Schrödinger, Inc., 1540 Broadway, 24th Floor, New York, New York 10036, Attention: Corporate Secretary, (212) 295-5800 or contact Investor Relations at (212) 295-5800.

OTHER MATTERS
Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

Appendix A - Amendment to 2022 Equity Incentive Plan
Schrödinger, Inc.
AMENDMENT NO. 1 TO 2022 EQUITY INCENTIVE PLAN
This Amendment No. 1 (this “Amendment”) is made to the 2022 Equity Incentive Plan (the “Plan”) of Schrödinger, Inc. (the “Company”).
1. Section 4(a)(1)(A) of the Plan is replaced in its entirety with the following:
“10,000,000 shares of Common Stock; and”
Except as set forth above, all other terms of the Plan shall remain unchanged and in full force and effect. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Plan.
This Amendment was adopted by the Board of Directors of the Company on March 18, 2024 and was approved by the stockholders of the Company on [______], 2024.

A-1

Appendix B - 2022 Equity Incentive Plan, as amended

SCHRÖDINGER, INC.
2022 EQUITY INCENTIVE PLAN
1. Purpose
The purpose of this 2022 Equity Incentive Plan (the “Plan”) of Schrödinger, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2. Eligibility
All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8). Any type of Award may be granted as a Performance Award under Section 9. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
3. Administration and Delegation
(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
(c) Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(d) Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.
4. Stock Available for Awards
(a) Number of Shares; Share Counting.
(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to a number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), as is equal to the sum of:
(A) 10,000,000 shares of Common Stock; and
(B) such additional number of shares of Common Stock (up to 10,605,822 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) that remain available for grant under the 2020 Plan immediately prior to the date that the Plan is approved by the Company’s stockholders (the “Effective Date”) and (y) the number of shares of Common Stock subject to awards granted under the 2020 Plan and under the Company’s 2010 Stock Plan that are outstanding as of the Effective Date and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations under the Code).
Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a):
(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(B) to the extent that an RSU may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;
(C) if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR or an RSU that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;
(D) shares of Common Stock delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(E) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(b) Limit on Awards to Non-Employee Directors. The maximum aggregate amount of cash and value of Awards (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director shall not exceed $750,000 in the case of an incumbent director; provided, however, that such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment; and provided, further, however, that fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense shall not count against the foregoing limit. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limitation shall not apply to cash or Awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.
(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.
5. Stock Options
(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.
(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Schrödinger, Inc., any of Schrödinger, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:
(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or
(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or
(3) if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”), except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, use weighted averages either on a daily basis or such longer period, in each case to the extent permitted by Section 409A.
The Board shall determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participant’s agreement that the Board’s determination is conclusive and binding even though others might make a different determination.
(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1) in cash or by check, payable to the order of the Company;
(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company funds sufficient to pay the exercise price and any required tax withholding;
(3) to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined or approved by the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined or approved by the Board) on the date of exercise;
(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; or
(6) by any combination of the above permitted forms of payment.
(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option; (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current exercise price per share of the cancelled option; (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined or approved by the Board); or

(4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market or any other exchange or marketplace on which the Company’s stock is listed or traded (the “Exchange”).
(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.
(i) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.
6. Stock Appreciation Rights
(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined or approved by the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.
(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR; (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR; (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined or approved by the Board); or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.
(f) No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.
(g) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.
7. Restricted Stock; RSUs
(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Restricted Stock Units, entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests or on a deferred basis (“RSUs”).
(b) Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.
(1) Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.
(2) Stock Certificates/Issuance. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee) or, alternatively, that such shares be issued in book entry only, in the name of the Participant with appropriate transfer and forfeiture restrictions. At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions (or, to the extent the Restricted Stock was issued in book entry, remove the restrictions) to the Participant or if the Participant has died, to his or her Designated Beneficiary (as defined below).
(d) Additional Provisions Relating to RSUs.
(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions with respect to each RSU, the Participant shall be entitled to receive from the Company (i.e., settlement) the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined or approved by the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A.
(2) Voting Rights. A Participant shall have no voting rights with respect to any RSUs.
(3) Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the applicable Award agreement. Dividend Equivalents with respect to RSUs will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.
8. Other Stock-Based and Cash-Based Awards
(a) General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).
(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.
(c) Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the applicable Award agreement. Dividend Equivalents with respect to Other-Stock Based Awards will be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.
9. Performance Awards.

(a) Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).
(b) Performance Measures. The Board may specify that the degree of granting, vesting and/or payout of any Performance Award shall be subject to the achievement of one or more performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (ix) improvement of financial ratings; (x) achievement of balance sheet or income statement objectives; (xi) total stockholder return or stock price; (xii) other comparable measures of financial and operational performance; and/ or (xiii) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures shall be adjusted to exclude any one or more of: (I) extraordinary items; (II) gains or losses on the dispositions of discontinued operations; (III) the cumulative effects of changes in accounting principles; (IV) the writedown of any asset; (V) fluctuation in foreign currency exchange rates; (VI) charges for restructuring and rationalization programs; (VII) non-cash, mark-to-market adjustments on derivative instruments; (VIII) amortization of purchased intangibles; (IX) the net impact of tax rate changes; (X) non-cash asset impairment charges; (XI) gains on extinguishment of the tax receivable agreement; and (XII) any other factors as the Board may determine. Such performance measures: (A) may vary by Participant and may be different for different Awards; (B) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Board; and (C) may cover such period as may be specified by the Board. The Board shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
(c) Adjustments. The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures.
(d) Dividends; Dividend Equivalents. Notwithstanding its designation as a Performance Award, no Option or SAR shall provide for the payment or accrual of dividend equivalents in accordance with Sections 5(i) and 6(g), as applicable, any dividends declared and paid by the Company with respect to shares of Restricted Stock shall be subject to Section 7(c)(i), and any right to receive Dividend Equivalents on an award of RSUs and Other Stock-Based Awards shall be subject to Sections 7(d)(1) and 8(c), as applicable.
10. Adjustments for Changes in Common Stock and Certain Other Events
(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b) Reorganization Events.
(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.
(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant):
(i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
(ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/ or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice;
(iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event;
(iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, provided, that if the Acquisition Price per share (as determined by the Board) does not exceed the exercise price of such Award, then the Award shall be canceled without any payment of consideration therefor;
(v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and
(vi) any combination of the foregoing.
In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
(B) Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a

“change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(C) For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(D) The Board may impose a limitation on the ability of Participants holding Options and/or SARs to exercise their Awards for the minimum number of days prior to the closing of the Reorganization Event as is reasonably necessary to facilitate the orderly closing of the Reorganization Event. The Company shall provide reasonable notice to Participants of any such limitation on exercise.
(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
11. General Provisions Applicable to Awards
(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A and Incentive Stock Options, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.
(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
(d) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined or approved by the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined or approved by the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined or approved by, the Company)) as the Company shall determine to be necessary to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(e) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings and Section 12(d) with respect to amendments to the Plan, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.
(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(g) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
12. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b) No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.
(c) Effective Date and Term of Plan. The Plan shall become effective on the Effective Date. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.
(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) neither Section 5(g) nor Section 6(e) requiring stockholder approval of any Option or SAR repricing may be amended without stockholder approval; (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing will be effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f) Compliance with Section 409A. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that to be bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.
(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument such individual executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Appendix C - Amendment to 2020 Employee Stock Purchase Plan
Schrödinger, Inc.
AMENDMENT NO. 1 TO 2020 EMPLOYEE STOCK PURCHASE PLAN
This Amendment No. 1 (this “Amendment”) is made to the 2020 Employee Stock Purchase Plan (the “Plan”) of Schrödinger, Inc. (the “Company”).
1.The second sentence of the first paragraph of the Plan is replaced in its entirety with the following:
“Subject to adjustment under Section 15 of the Plan, the number of shares of Common Stock that have been approved for issuance under the Plan is 1,000,000 shares of Common Stock.”
Except as set forth above, all other terms of the Plan shall remain unchanged and in full force and effect. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Plan.
This Amendment was adopted by the Board of Directors of the Company on March 18, 2024 and was approved by the stockholders of the Company on [_____], 2024.

C-1

Appendix D - 2020 Employee Stock Purchase Plan, as amended

Schrödinger, Inc.
2020 EMPLOYEE STOCK PURCHASE PLAN
The purpose of this 2020 Employee Stock Purchase Plan (this “Plan”) is to provide eligible employees of Schrödinger, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), commencing at such time and on such dates as the Board of Directors of the Company (the “Board”) shall determine. Subject to adjustment under Section 15 hereof, the number of shares of Common Stock that have been approved for issuance under the Plan is 1,000,000 shares of Common Stock. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder, and shall be interpreted consistent therewith.
1. Administration. The Plan will be administered by the Board or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.
2. Eligibility. All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:
(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year;
(b) they have been employed by the Company or a Designated Subsidiary for at least three (3) months prior to the first day of the applicable Plan Period (as defined below); and
(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).
No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase shall be treated as stock owned by the employee.
The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).
3. Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin at such time and on such dates as the Board shall determine, or the first business day thereafter (such dates, the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six (6) month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. However, the Board or the Committee may, at its discretion, choose a different Plan Period of not more than twenty-seven (27) months for Offerings.
4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding either a written or electronic payroll deduction authorization form to the employee’s appropriate payroll office at least 15 days (or such other number of days as is determined by the Company) prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement (or analogous non-U.S. statement), excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee’s Federal Income Tax Withholding Statement (or analogous non-U.S. statement), but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.
5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any percentage amount (in whole percentages) up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.
6. Deduction Changes. An employee may decrease or discontinue his or her payroll deduction once during any Plan Period, by filing either a written or electronic new payroll deduction authorization form, as determined by the Company. However, an employee may not increase his or her payroll deduction during a Plan Period. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).
7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine.
8. Withdrawal of Funds. An employee may at any time prior to the close of business on the fifteenth business day (or such other number of days as is determined by the Company) prior to the end of a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.
9. Purchase of Shares.
(a) Number of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to a whole number of shares of Common Stock determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as determined below) on the Offering Commencement Date; provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time; and, provided, further, however, that the Committee may, in its discretion, set a fixed maximum number of shares of Common Stock that each eligible employee may purchase per Plan Period which number may not be greater than the number of shares of Common Stock determined by using the formula in the first clause of this Section 9(a) and which number shall be subject to the second clause of this Section 9(a).
(b) Option Price. The Board or the Committee shall determine the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 85% of the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date. The closing price shall be (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Board or the Committee. If no sales of Common Stock were made on such a day, the price of the Common Stock shall be the reported price for the next preceding day on which sales were made.

(c) Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum numbers determined in the manner set forth above.
(d) Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance that is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.
10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.
11. Rights on Retirement, Death or Termination of Employment. If a participating employee’s employment ends before the last business day of a Plan Period, no payroll deduction shall be taken from any pay then due and owing to the employee and the balance in the employee’s account shall be paid to the employee. In the event of the employee’s death before the last business day of a Plan Period, the Company shall, upon notification of such death, pay the balance of the employee’s account (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, before the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.
12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall make such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until he or she has purchased and received such shares.
13. Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.
14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.
15. Adjustment for Changes in Common Stock and Certain Other Events.
(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Board or the Committee.
(b) Reorganization Events.
(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2) Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Plan Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (1) the Acquisition Price times (2) the number of shares of Common Stock that the employee’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Option Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Option Price under Section 9(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Section 9(a), minus (B) the result of multiplying such number of shares by such Option Price, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.
For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
16. Amendment of the Plan. The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.
17. Insufficient Shares. If the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.
18. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.
19. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.
20. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.
21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
22. Notification upon Sale of Shares. Each employee agrees, by participating in the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.
23. Grants to Employees in Foreign Jurisdictions. The Company may, to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.
24. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.
25. Withholding. If applicable tax laws impose a tax withholding obligation, each affected employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.
26. Effective Date and Approval of Shareholders. The Plan shall take effect as of immediately prior to the effectiveness of the Company’s registration statement with respect to its initial public offering, subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Appendix E - Amendment to Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
SCHRÖDINGER, INC.
(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)
Schrödinger, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:
A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law setting forth a proposed amendment to the Corporation’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law. Accordingly, to effect such proposed amendment, it is
RESOLVED: That Article SEVENTH of the Certificate of Incorporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:
“SEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, no director or officer of the Corporation shall be personally liable to the Corporation (in the case of directors) or its stockholders (in the case of directors and officers) for monetary damages for any breach of fiduciary duty as a director or officer. No amendment, repeal or elimination of this provision shall apply to or have any effect on its application with respect to any acts or omissions of a director or officer occurring prior to such amendment, repeal or elimination. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.”

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this ____ day of ____, 2024.
SCHRÖDINGER, INC.

By:____________________________________
Name: Ramy Farid, Ph.D.
Title: President and Chief Executive Officer
E-1

Schrödinger

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SDGR2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V40020-P06712 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SCHRÖDINGER, INC.

The Board of Directors recommends you vote FOR the election of each of the following Class I directors to serve until the 2027 Annual Meeting of Stockholders:

1. Election of Class I Directors to serve until the 2027 Annual Meeting of Stockholders.

Nominees:	**For**	**Against**	**Abstain**
1a. Ramy Farid	☐	☐	☐
1b. Gary Ginsberg	☐	☐	☐
1c. Arun Oberoi	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	**Against**	**Abstain**
2. Approval of an advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V40023-P06712

SCHRÖDINGER, INC.
Annual Meeting of Stockholders
June 18, 2024 11:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ramy Farid, Geoffrey Porges and Yvonne Tran, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of capital stock of SCHRÖDINGER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Eastern Time on June 18, 2024, virtually at www.virtualshareholdermeeting.com/SDGR2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxyholders on any other matter that properly comes before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side

Schrödinger

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SDGR2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V40022-P06712

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCHRÖDINGER, INC.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V40021-P06712

SCHRÖDINGER, INC.
Annual Meeting of Stockholders
June 18, 2024 11:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ramy Farid, Geoffrey Porges and Yvonne Tran, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SCHRÖDINGER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Eastern Time on June 18, 2024, virtually at www.virtualshareholdermeeting.com/SDGR2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxyholders on any other matter that properly comes before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side